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As filed with the Securities and Exchange Commission on June 27, 2005

Registration No. 333-125738

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

HOVNANIAN ENTERPRISES, INC.	K. HOVNANIAN ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware	California
(State or Other Jurisdiction of Incorporation or Organization)
22-1851059	22-2423583
(I.R.S. Employer Identification Number)
10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 (732) 747-7800	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 (732) 747-7800
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

J. Larry Sorsby
Hovnanian Enterprises, Inc.
10 Highway 35
P.O. Box 500
Red Bank, New Jersey 07701
(732) 747-7800

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:
Vincent Pagano, Jr., Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Debt Securities, Class A Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts and Stock Purchase Units(1)(4)	$500,000,000	100%(2)	$500,000,000(2)	*

Guarantees of Hovnanian Enterprises, Inc. of Debt Securities and Warrants of K. Hovnanian Enterprises, Inc. and Guarantees of Subsidiary Guarantors of Debt Securities and Warrants of Hovnanian Enterprises, Inc. and K. Hovnanian Enterprises, Inc.(4)	(3)(4)	(3)(4)	(3)(4)	None
Class A Common Stock of Hovnanian Enterprises, Inc.(5)	15,286,624(5)	$4.90625	$75,000,000	*

Total	(2)(4)(5)	100%(2)(4)(5)	(2)(4)(5)	*

*
Previously paid.

(1)
The Debt Securities registered hereby (Registration No. 333-125738) include such additional amount as may be necessary so that, if Debt Securities are issued with an original issue discount, the aggregate initial offering prices of all Debt Securities will equal no more than $338,000,000. There are also being registered hereunder (Registration No. 333-125738) an indeterminate number of shares of Class A Common Stock and Preferred Stock as shall be issuable upon conversion or redemption of Preferred Stock or Debt Securities or in connection with Depositary Shares registered hereby.

(2)
Estimated solely for the purpose of calculating the registration fee.

(3)
No separate consideration will be received for the Guarantees. Any securities registered hereunder (Registration No. 333-125738) may be sold separately or as units with other securities registered hereunder (Registration No. 333-125738).

(4)
Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus herein also relates to the remaining $162,000,000 of Debt Securities (and any guarantees thereof as described therein), Warrants (and any guarantees thereof as described therein), Preferred Stock, Class A Common Stock, Stock Purchase Contracts and Stock Purchase Units registered on Form S-3 (Registration No. 333-106761), Form S-3 (Registration No. 333-68528), Form S-3 (Registration No. 333-75939) and Form S-3 (Registration No. 333-51991) of Hovnanian Enterprises, Inc. and K. Hovnanian Enterprises, Inc. and $162,000,000 of Depositary Shares added hereby.

(5)
Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus herein also relates to the 15,286,624 allocated shares of Class A Common Stock of Hovnanian Enterprises, Inc. (as adjusted in accordance with Rule 416 under the Securities Act of 1933 for the 2-for-1 stock split on the Class A Common Stock which was distributed on March 26, 2004) registered on Form S-3 (Registration No. 333-51991) of Hovnanian Enterprises, Inc. and K. Hovnanian Enterprises, Inc.

        This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-106761, Post-Effective Amendment No. 2 to Registration Statement No. 333-68528, Post-Effective Amendment No. 3 to Registration Statement No. 333-75939 and Post-Effective Amendment No. 4 to Registration Statement No. 333-51991 and upon the effectiveness of such Post-Effective Amendments, this Registration Statement and Registration Statements No. 333-106761, No. 333-68528, No. 333-75939 and No. 333-51991 will add $162,000,000 of Depositary Shares to such Registration Statements and will relate to an aggregate of $500,000,000 of Class A Common Stock, Preferred Stock, Depositary Shares, Debt Securities (and any guarantees thereof as described herein), Warrants (and any guarantees thereof as described herein) and Stock Purchase Contracts and Stock Purchase Units, and 15,286,624 shares of Class A Common Stock of Hovnanian Enterprises, Inc., which may be offered and sold by the selling shareholders.

        All share information in this Registration Statement reflects the 2-for-1 stock split in the form of a 100% stock dividend of Class A Common Stock and Class B Common Stock which was distributed on March 26, 2004.

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant As Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant's Principal Executive Offices
Arrow Properties, Inc.	NJ	22-1945442	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Hovnanian Developments of Florida, Inc.	FL	22-2416624	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 747-7800
K. Hov International, Inc.	NJ	22-3188610	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hov IP, II, Inc.	CA	57-1135061	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hov IP, Inc.	CA	95-4892009	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Acquisitions, Inc.	NJ	22-3406671	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Ballantrae, Inc.	FL	22-3309139	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Bernards IV, Inc.	NJ	22-3292171	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Branchburg III, Inc.	NJ	22-2961099	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Bridgeport, Inc.	CA	22-3547807	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Bridgewater VI, Inc.	NJ	22-3243298	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Burlington III, Inc.	NJ	22-3412130	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Burlington, Inc.	NJ	22-2949611	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Calabria, Inc.	CA	22-3324654	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Carmel Del Mar, Inc.	CA	22-3320550	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Castile, Inc.	CA	22-3356308	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Chaparral, Inc.	CA	22-3565730	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Clarkstown, Inc.	NJ	22-2618176	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Crestline, Inc.	CA	22-3493450	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Dominguez Hills, Inc.	CA	22-3602177	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at East Whiteland I, Inc.	PA	22-3483220	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Freehold Township I, Inc.	NJ	22-2459186	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hackettstown, Inc.	NJ	22-2765936	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hershey's Mill, Inc.	PA	22-3445102	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Highland Vineyards, Inc.	CA	22-3309241	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hopewell IV, Inc.	NJ	22-3345622	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hopewell VI, Inc.	NJ	22-3465709	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Howell Township, Inc.	NJ	22-2859308	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Kings Grant I, Inc.	NJ	22-2601064	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Klockner Farms, Inc.	NJ	22-2572442	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at La Terraza, Inc.	CA	22-3303807	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at La Trovata, Inc.	CA	22-3369099	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lakewood, Inc.	NJ	22-2618178	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lower Saucon, Inc.	PA	22-2961090	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mahwah II, Inc.	NJ	22-2859315	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mahwah V, Inc.	NJ	22-2868663	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Mahwah VI, Inc.	NJ	22-3188612	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mahwah VII, Inc.	NJ	22-2592139	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Manalapan, Inc.	NJ	22-2442998	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro II, Inc.	NJ	22-2748659	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro Township IV, Inc.	NJ	22-3301196	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Metro DC South, Inc.	VA	22-3583847	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Monroe II, Inc.	NY	22-2718071	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Montclair NJ, Inc.	NJ	22-2759221	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Montgomery I, Inc.	PA	22-3165601	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Northern Westchester, Inc.	NJ	22-2814372	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Northlake, Inc.	CA	22-3336696	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Ocean Township, Inc.	NJ	22-3094742	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Ocean Walk, Inc.	CA	22-3565732	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Perkiomen I, Inc.	PA	22-3094743	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Perkiomen II, Inc.	PA	22-3301197	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Plainsboro III, Inc.	NJ	22-3027955	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Princeton, Inc.	NJ	22-3322125	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Rancho Cristianitos, Inc.	CA	22-3369102	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Reservoir Ridge, Inc.	NJ	22-2510587	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at San Sevaine, Inc.	CA	22-3493454	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Saratoga, Inc.	CA	22-3547806	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Sawmill, Inc.	PA	22-3602924	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Scotch Plains, Inc.	NJ	22-3464496	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Scotch Plains II, Inc.	NJ	22-3464496	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Skye Isle, Inc.	CA	31-1820095	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Smithville, Inc.	NJ	22-1732674	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at South Brunswick III, Inc.	NJ	22-2652530	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at South Brunswick V, Inc.	NJ	22-2937570	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Stone Canyon, Inc.	CA	22-3512641	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Stony Point, Inc.	NJ	22-2758195	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Sycamore, Inc.	CA	22-3493456	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Tannery Hill, Inc.	NJ	22-3396608	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at The Bluff, Inc.	NJ	22-1841019	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at The Cedars, Inc.	NJ	22-3406664	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Thornbury, Inc.	PA	22-3462983	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Tierrasanta, Inc.	CA	22-3351875	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Tuxedo, Inc.	NJ	22-3516266	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Union Township I, Inc.	NJ	22-3027952	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Upper Freehold Township I, Inc.	NJ	22-3415873	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Upper Makefield I, Inc.	PA	22-3302321	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Vail Ranch, Inc.	CA	22-3320537	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wall Township VI, Inc.	NJ	22-2859303	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wall Township VIII, Inc.	NJ	22-3434643	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Washingtonville, Inc.	NY	22-2717887	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wayne III, Inc.	NJ	22-2607669	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Wayne V, Inc.	NJ	22-2790299	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wildrose, Inc.	CA	22-3312525	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies Northeast, Inc.	NJ	22-2445216	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of California, Inc.	CA	22-3301757	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of Maryland, Inc.	MD	22-3331050	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of Metro Washington, Inc.	VA	22-3169584	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of New York, Inc.	NY	22-2618171	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of North Carolina, Inc.	NC	22-2765939	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of Pennsylvania, Inc.	PA	22-2390174	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Companies of Southern California, Inc.	CA	22-3493449	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Construction II, Inc.	NJ	22-2246316	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Construction III, Inc.	NJ	22-1945444	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Construction Management, Inc.	NJ	22-3406668	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Arizona, Inc.	AZ	31-1825442	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of California, Inc.	CA	22-3303806	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of D.C., Inc.	DC	20-2377106	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Delaware, Inc.	DE	20-1528466	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Illinois, Inc.	IL	20-24221053	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of Maryland, Inc.	MD	22-3331045	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Metro Washington, Inc.	VA	22-3188615	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Michigan, Inc.	MI	31-1826348	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Minnesota, Inc.	MN	20-1073868	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of New Jersey II, Inc.	CA	59-3762294	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of New Jersey, Inc.	CA	22-2664563	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of New York, Inc.	NY	22-2626492	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Ohio, Inc.	OH	32-0069376	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Pennsylvania, Inc.	PA	22-1097670	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of South Carolina, Inc.	SC	58-2659968	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Texas, Inc.	TX	22-3685786	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of West Virginia, Inc.	WV	31-1826831	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Equities, Inc.	NJ	21-0736206	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Forecast Homes, Inc.	CA	95-4892007	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of North Carolina, Inc.	NC	56-1458833	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of Virginia, Inc.	VA	52-0898765	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Investment Properties of New Jersey, Inc.	NJ	22-2541361	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian PA Real Estate, Inc.	PA	22-3188608	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Port Imperial Urban Renewal, Inc.	NJ	22-3027956	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Properties of Newark Urban Renewal Corporation, Inc.	NJ	22-3017267	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Properties of North Brunswick V, Inc.	NJ	22-2057907	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Properties of Wall, Inc.	NJ	22-3244134	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
KHC Acquisition, Inc.	CA	22-3303802	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Landarama, Inc.	NJ	22-1978612	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Long Branch, Inc.	NJ	22-3359254	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford of Delaware, Inc.	DE	22-3686728	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
MCNJ, Inc.	NJ	22-2722906	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Pine Brook Company, Inc.	NJ	22-1762833	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Reflections of You Interiors, Inc.	TX	75-1967894	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Seabrook Accumulation Corporation	CA	33-0989615	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Stonebrook Homes, Inc.	CA	33-0553884	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
The Matzel & Mumford Organization, Inc.	NJ	22-3670677	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Washington Homes, Inc.	DE	22-3774737	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Westminster Homes of Tennessee, Inc.	TN	52-1973363	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Westminster Homes, Inc.	NC	52-1874680	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
WH Land I, Inc.	MD	52-2073468	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

WH Properties, Inc.	MD	52-1662973	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Dulles Coppermine, L.L.C.	VA	31-1820770	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Edison Contract Services, L.L.C.	NJ	20-1131408	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Hovnanian Land Investment Group, L.L.C.	MD	20-0581911	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Hovnanian Land Investment Group of California, L.L.C.	CA	20-1471139	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Hovnanian Land Investment Group of Florida, L.L.C.	FL	20-1379037	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Hovnanian Land Investment Group of Maryland, L.L.C.	MD	20-1446859	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Hovnanian Land Investment Group of North Carolina, L.L.C.	NC	20-1309025	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Hovnanian Land Investment Group of Texas, L.L.C.	TX	20-1442111	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Hovnanian Land Investment Group of Virginia, L.L.C.	VA	20-1020023	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at 4S II, L.L.C.	CA	20-1618392	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at 4S, L.L.C.	CA	73-1638455	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Acqua Vista, L.L.C.	CA	20-0464161	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Aliso, L.L.C.	CA	20-1218567	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Arbor Heights, LLC	CA	33-0890775	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Barnegat I, L.L.C.	NJ	22-3804316	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Bella Lago, L.L.C.	CA	20-1218576	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Berkeley, L.L.C.	NJ	22-3644632	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Bernards V, L.L.C.	DE	22-3618587	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Blue Heron Pines, L.L.C.	NJ	22-3630449	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Bridgewater I, L.L.C.	NJ	31-1820703	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Bridlewood, L.L.C.	CA	20-1454077	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Camden I, L.L.C.	NJ	22-3845575	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Capistrano, L.L.C.	CA	20-1618465	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Carmel Village, L.L.C.	CA	52-2147831	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Cedar Grove III, L.L.C.	NJ	22-3818491	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Cedar Grove IV, L.L.C.	NJ	20-1185029	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Chester I, L.L.C.	DE	22-3618347	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Chesterfield, L.L.C.	NJ	20-0916310	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at City in the Hills, L.L.C.	CA	20-1786974	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Clifton II, L.L.C.	NJ	22-3862906	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Clifton, L.L.C.	NJ	22-3655976	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Cortez Hill, L.L.C.	CA	31-1822959	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Cranbury, L.L.C.	NJ	22-3814347	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Curries Woods, L.L.C.	NJ	22-3776466	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Denville, L.L.C.	NJ	03-0436512	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Deptford Township, L.L.C.	NJ	20-1254802	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Eastlake, LLC	CA	31-1820096	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Edgewater II, L.L.C.	NJ	20-0374534	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Edgewater, L.L.C.	NJ	31-1825623	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Egg Harbor Township, L.L.C.	NJ	31-1826606	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Encinitas Ranch, L.L.C.	CA	33-0890770	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Florence I, L.L.C.	NJ	20-0982613	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Florence II, L.L.C.	NJ	20-0982631	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Forest Meadows, L.L.C.	NJ	16-1639755	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Franklin, L.L.C.	NJ	20-1822595	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Freehold Township, L.L.C.	NJ	22-2500651	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Gaslamp Square, L.L.C.	CA	20-1454058	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Great Notch, L.L.C.	NJ	22-3330582	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Guttenberg, L.L.C.	NJ	22-3653007	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hackettstown II, L.L.C.	NJ	20-0412492	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hamburg Contractors, L.L.C.	NJ	22-3814175	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hamburg, L.L.C.	NJ	22-3795544	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hawthorne, L.L.C.	NJ	20-0946954	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Highland Shores, L.L.C.	MN	20-2705991	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Highwater, L.L.C.	CA	20-1454037	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Jackson I, L.L.C.	NJ	56-2290802	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Jackson, L.L.C.	NJ	22-3630450	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Jersey City IV, L.L.C.	NJ	22-3655974	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Jersey City V Urban Renewal Company, L.L.C.	NJ	31-1818646	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at King Farm, L.L.C.	MD	22-3647924	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at La Costa, L.L.C.	CA	31-1820094	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at La Habra Knolls, LLC	CA	31-1819908	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lafayette Estates, L.L.C.	NJ	22-3658926	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lake Ridge Crossing, L.L.C.	VA	22-3778537	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lake Terrapin, L.L.C.	VA	22-3647920	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lawrence V, L.L.C.	NJ	22-3638073	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Linwood, L.L.C.	NJ	22-3663731	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Little Egg Harbor Township II, L.L.C.	NJ	20-2689884	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Little Egg Harbor Contractors, L.L.C.	NJ	22-3832077	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Little Egg Harbor, L.L.C.	NJ	22-3795535	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Long Branch I, L.L.C.	NJ	56-2308030	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lower Macungie Township I, L.L.C.	PA	51-0427582	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lower Macungie Township II, L.L.C.	PA	65-1161803	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lower Makefield Township I, L.L.C.	PA	22-3887471	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lower Moreland I, L.L.C.	PA	22-3785544	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lower Moreland II, L.L.C.	PA	22-3785539	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Manalapan III, L.L.C.	NJ	22-3337896	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mansfield I, LLC	NJ	22-3556345	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mansfield II, LLC	NJ	22-3556346	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mansfield III, L.L.C.	NJ	22-3683839	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Marlboro Township IX, L.L.C.	NJ	20-1005879	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro Township V, L.L.C.	NJ	22-2741139	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro Township VIII, L.L.C.	NJ	22-3802594	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro VI, L.L.C.	NJ	22-3791976	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro VII, L.L.C.	NJ	22-3791977	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mendham Township, L.L.C.	NJ	20-2033800	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Menifee, L.L.C.	CA	52-2147832	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Menifee Valley Condominiums, L.L.C.	CA	20-1618446	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Middle Township, L.L.C.	NJ	03-0473330	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Middletown II, L.L.C.	NJ	04-3695371	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Middletown, L.L.C.	NJ	22-3630452	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Millville I, L.L.C.	NJ	20-1562308	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Millville II, L.L.C.	NJ	20-2221380	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Monroe III, L.L.C.	NJ	20-0876393	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Monroe IV, L.L.C.	NJ	20-2364423	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Montvale, L.L.C.	NJ	20-1584680	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mosaic, LLC	CA	55-0820915	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mt. Olive Township, L.L.C.	NJ	22-3813043	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at North Bergen II, L.L.C.	NJ	34-1997435	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at North Bergen, L.L.C.	NJ	22-2935352	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at North Brunswick VI, L.L.C.	NJ	22-3627814	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at North Caldwell II, L.L.C.	NJ	20-1185057	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at North Caldwell, L.L.C.	NJ	20-0412508	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at North Haledon, L.L.C.	NJ	22-3770598	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at North Wildwood, L.L.C.	NJ	5-3769684	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Northampton. L.L.C.	PA	22-3785527	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Northfield, L.L.C.	NJ	22-3665826	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Old Bridge, L.L.C.	NJ	55-0787042	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Olde Orchard, LLC	CA	51-0453906	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Pacific Bluffs, L.L.C.	CA	33-0890774	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Paramus, L.L.C.	NJ	22-3687884	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Park Lane, L.L.C.	CA	33-0896285	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Parsippany-Troy Hills, L.L.C.	NJ	20-2769490	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Pittsgrove, L.L.C.	NJ	20-1562254	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Rancho Santa Margarita, L.L.C.	CA	33-0890773	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Randolph I, L.L.C.	NJ	01-0712196	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Rapho, L.L.C.	PA	20-2293515	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Readington II, L.L.C.	NJ	22-3085521	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Red Bank, L.L.C.	NJ	20-2489028	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Riverbend II, L.L.C.	CA	65-1161801	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Riverbend, L.L.C.	CA	33-0890777	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Roderuck. L.L.C.	MD	22-3756336	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Rowland Heights, L.L.C.	CA	22-2147833	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Sayreville, L.L.C.	NJ	22-3815459	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Scotch Plains, L.L.C.	NJ	20-1149329	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Shelf Company, L.L.C.	CA	20-1906844	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Smithville III, L.L.C.	NJ	22-2776387	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Somers Point, LLC	NJ	16-1639761	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at South Brunswick, L.L.C.	NJ	01-0618098	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Springco, L.L.C.	NJ	Applied for	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Springfield, L.L.C.	NJ	20-2892866	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Sunsets, L.L.C.	CA	33-0890768	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Teaneck, L.L.C.	NJ	20-1584240	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at the Crosby, L.L.C.	CA	20-0936364	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at the Gables, L.L.C.	CA	33-0890769	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at The Preserve, L.L.C.	CA	20-1337079	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Thompson Ranch, L.L.C.	CA	20-1599518	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Trail Ridge, L.L.C.	CA	33-0990615	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Union Township II, L.L.C.	NJ	Applied for	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Upper Freehold Township II, L.L.C.	NJ	22-3655975	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Upper Freehold Township III, L.L.C.	NJ	22-3666680	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Upper Uwchlan II, L.L.C.	PA	31-1820731	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Upper Uwchlan, L.L.C.	PA	59-3763798	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Wanaque, L.L.C.	NJ	22-3626037	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Warren Township, L.L.C.	NJ	20-2594932	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Washington, L.L.C.	NJ	22-3743403	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wayne IX, L.L.C.	NJ	22-3828775	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wayne VIII, L.L.C.	NJ	22-3618348	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at West Bradford, L.L.C.	PA	20-2560211	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at West Milford, L.L.C.	NJ	22-3740951	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at West Windsor, L.L.C.	NJ	22-3618242	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Willow Brook, L.L.C.	MD	22-3709105	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Winchester, L.L.C.	CA	52-2147836	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Woodhill Estates, L.L.C.	NJ	01-0550781	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Woolwich I, L.L.C.	NJ	22-3828777	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Yonkers I, L.L.C.	NY	20-1399287	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Yonkers II, L.L.C.	NY	20-1399310	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Yonkers III, L.L.C.	NY	20-1399330	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Cambridge Homes, L.L.C.	FL	20-2387077	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Central Acquisitions, L.L.C.	DE	22-3556343	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of Metro D.C. North, L.L.C.	MD	22-3683159	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Companies, LLC	CA	59-3762298	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Eastern Pennsylvania, L.L.C.	PA	04-3630089	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Four Seasons at Historic Virginia, L.L.C.	VA	22-3647925	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Four Seasons at Gold Hill, L.L.C.	SC	31-1820161	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Great Western Building Company, L.L.C.	AZ	31-1825443	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Great Western Homes, L.L.C.	AZ	31-1825441	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Holdings NJ, L.L.C.	NJ	02-0651173	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Cameron Station, L.L.C.	VA	20-1169628	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Camp Springs, L.L.C.	MD	20-0812020	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Fairwood, L.L.C.	MD	47-0880125	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Forest Run, L.L.C.	MD	20-0812109	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Laurel Highlands, L.L.C.	VA	20-1034880	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Maxwell Place, L.L.C.	MD	37-1493190	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Renaissance Plaza, L.L.C.	MD	20-0364144	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Russett, L.L.C.	MD	20-1526150	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of D.C., L.L.C.	DC	20-2377153	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of Delaware, L.L.C.	DE	20-1528482	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of Maryland, L.L.C.	MD	01-0737098	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes of Minnesota, L.L.C.	MN	20-1200484	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of Pennsylvania, L.L.C.	PA	20-0310776	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of South Carolina, L.L.C.	SC	20-1906844	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of West Virginia, L.L.C.	WV	20-2828654	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Investments, L.L.C.	NJ	20-0412455	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian North Central Acquisitions, L.L.C.	DE	22-3554986	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian North Jersey Acquisitions, L.L.C.	DE	22-3556344	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Northeast Services, L.L.C.	NJ	16-1639452	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Ohio Realty, L.L.C.	OH	32-0069376	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Pennsylvania Acquisitions, L.L.C.	PA	54-2064618	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Shore Acquisitions, L.L.C.	DE	22-3556342	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian South Jersey Acquisitions, L.L.C.	DE	22-3556341	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Southern New Jersey, L.L.C.	NJ	01-0648280	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Summit Holdings, L.L.C.	VA	31-1818027	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Summit Homes of Michigan, L.L.C.	MI	31-1826351	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Summit Homes of Pennsylvania, L.L.C.	PA	20-0310776	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Summit Homes of West Virginia, L.L.C.	WV	31-1826832	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Summit Homes, L.L.C.	OH	32-0069379	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian T & C Investment, L.L.C.	NJ	20-2364394	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian T & C Management Co., L.L.C.	CA	20-2393546	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Windward Homes, L.L.C.	FL	20-0301995	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at Ashburn Village, L.L.C.	VA	20-0385213	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at Bakersfield, L.L.C.	CA	20-1454116	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at Dulles Discovery Condominium, L.L.C.	VA	20-1442155	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at Dulles Discovery, L.L.C.	VA	20-1169675	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at Hemet, L.L.C.	CA	47-0884181	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at Kent Island, L.L.C.	MD	22-3668315	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian's Four Seasons at Kent Island Condominiums, L.L.C.	MD	20-1727101	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at Menifee Valley, L.L.C.	CA	20-1454143	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at Palm Springs, L.L.C.	CA	57-1145579	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at St. Margarets Landing, L.L.C.	MD	22-3688864	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at Vint Hill, L.L.C.	VA	31-1828049	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons, L.L.C.	CA	52-2147837	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Private Home Portfolio, L.L.C.	NJ	22-3766856	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
KHIP, LLC	NJ	01-0752776	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Kings Court at Montgomery, L.L.C.	NJ	22-3825046	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

M&M at Apple Ridge, L.L.C.	NJ	22-3824654	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Brookhill, L.L.C.	NJ	22-3824652	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Chesterfield, LLC	NJ	56-2290506	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at East Mill, L.L.C.	NJ	80-0036068	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Heritage Woods, L.L.C.	NJ	22-3824650	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Kensington Woods, LLC	NJ	31-1819907	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Morristown, L.L.C.	NJ	22-3834775	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Robert Morris, L.L.C.	NJ	22-0514216	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Sheridan, L.L.C.	NJ	22-3825357	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

M&M at Sparta, L.L.C.	NJ	22-3825057	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Spinnaker Pointe, L.L.C.	NJ	22-3825041	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Spruce Hollow, L.L.C.	NJ	22-3825064	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Spruce Meadows, L.L.C.	NJ	22-3825036	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Spruce Run, L.L.C.	NJ	22-3825037	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Tamarack Hollow, L.L.C.	NJ	20-2033836	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at The Highlands, L.L.C.	NJ	22-3824649	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at West Orange, L.L.C.	NJ	55-0820919	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Wheatena Urban Renewal, L.L.C.	NJ	20-1516521	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Matzel & Mumford at Cranbury Knoll, L.L.C.	NJ	22-3569945	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at Egg Harbor, L.L.C.	NJ	20-1706817	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at Freehold, L.L.C.	NJ	22-3468991	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at Heritage Landing, L.L.C.	NJ	22-3575932	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at Montgomery, L.L.C.	NJ	22-3500542	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at Phillipsburg, L.L.C.	NJ	22-3619267	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at South Bound Brook Urban Renewal, L.L.C.	NJ	20-0489677	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at South Brunswick, L.L.C.	NJ	22-3445834	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at Woodland Crest, L.L.C.	NJ	22-3575934	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Midwest Building Products & Contractor Services, L.L.C	OH	Applied for	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
MMIP, L.L.C.	NJ	02-0651174	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
North Manatee, L.L.C.	FL	20-2751668	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Paddocks, L.L.C.	MD	20-0027663	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Pine Ayr, L.L.C.	MD	20-2229495	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Ridgemore Utility, L.L.C.	MD	31-1820672	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Maxwell Place, L.L.C.	MD	37-1493190	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
The Landings at Spinnaker Pointe, L.L.C.	NJ	22-3825040	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Washington Homes at Columbia Town Center, LLC	MD	22-3757772	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Westminster Homes of Alabama, L.L.C.	MD	63-1222540	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Westminster Homes of Mississippi, L.L.C.	MD	64-0907820	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Woodland Lakes Condos at Bowie Newtown, L.L.C.	MD	06-1643401	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Goodman Family of Builders, L.P.	TX	75-2653675	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian of Houston II, L.P.	TX	01-0750780	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian of Houston, L.P.	TX	01-0750780	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M Investments, L.P.	NJ	22-3685183	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to completion dated June 27, 2005

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-106761

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE    , 2005

4,000,000 Shares

Hovnanian Enterprises, Inc.

Depositary Shares
Each Representing 1/1,000th of a Share of
       % Series A Preferred Stock
(Non-Cumulative, Liquidation Preference $25.00 Per Depositary Share)

        Dividends, in arrears, on the Series A Preferred Stock will be payable on January    , April    , July     and October     of each year, when, as, and if declared by us, beginning on October     , 2005 at an annual rate of       % of the $25,000.00 liquidation preference (equivalent to $25.00 per depositary share), or $             per Series A Preferred Stock per year. Dividends on the Series A Preferred Stock are not cumulative and, accordingly, if for any reason we do not declare a dividend on the Series A Preferred Stock for a quarterly dividend period, holders of the Series A Preferred Stock will have no right to receive a dividend for that period, and we will have no obligation to pay a dividend for that period, whether or not we pay dividends in full or have sufficient funds to pay dividends in the future.

        We may not redeem the Series A Preferred Stock prior to June     , 2010. On or after June     , 2010, we may, at our option, redeem the Series A Preferred Stock, in whole or, from time to time, in part, for $25,000.00 per Series A Preferred Stock (equivalent to $25.00 per depositary share), payable in cash, plus any accrued and unpaid dividends through the date of redemption for the then-current quarterly dividend period. The Series A Preferred Stock has no stated maturity, is not subject to any sinking fund provisions and will remain outstanding indefinitely unless we redeem it.

        The Series A Preferred Stock will not have any voting rights, except as set forth under the "Description of the Series A Preferred Stock—Voting Rights."

        We have applied to have the depositary shares quoted on The Nasdaq National Market under the symbol "HOVNP." If approved for quotation, we expect that trading on The Nasdaq National Market will commence within 30 days after the initial delivery of the depositary shares. We do not expect that there will be any public trading market for the Series A Preferred Stock except as represented by the depositary shares.

        The underwriters have an option to purchase a maximum of 600,000 additional depositary shares to cover over-allotments.

        Investing in the depositary shares involves risks. See "Risk Factors" on page S-5 of this prospectus supplement and page 6 of the accompanying prospectus.

	Price to Public(1)	Underwriting Discounts and Commissions	Proceeds to Hovnanian(1)
Per Depositary Share	$	$	$
Total	$	$	$
(1)
Plus accrued dividends, if any, from                  , 2005.

        Delivery of the depositary shares in book-entry form only will be made on or about                  , 2005.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Lead and Book Running Managers
Credit Suisse First Boston	UBS Investment Bank	Wachovia Securities
Joint Lead Manager
JMP Securities

Citigroup	RBC Capital Markets
BB&T Capital Markets	JPMorgan	KeyBanc Capital Markets	Piper Jaffray
BNP PARIBAS	Calyon Securities (USA) Inc.	Comerica Securities	RBS Greenwich Capital

The date of this prospectus supplement is June    , 2005

PROSPECTUS SUPPLEMENT

PROSPECTUS

        You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this shelf process, we are offering to sell depositary shares, each representing 1/1,000th of a share of    % Series A Preferred Stock, using this prospectus supplement and the accompanying prospectus. This prospectus supplement describes the specific terms of this offering. The accompanying prospectus and the information incorporated by reference therein describes our business and gives more general information, some of which may not apply to this offering. Generally, when we refer only to the "prospectus," we are referring to both parts combined. You should read this prospectus supplement together with the accompanying prospectus before making a decision to invest in the depositary shares. If the information in this prospectus supplement or the information incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus, the information in this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

        Except as the context otherwise requires, all references in this prospectus supplement to "Hovnanian," "us," "we," "our" or "Company" are to Hovnanian Enterprises, Inc., a Delaware corporation, together with its consolidated subsidiaries.

INDUSTRY AND MARKET DATA

        We obtained the market and competitive position data used throughout the prospectus and the documents incorporated by reference in this prospectus from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, neither we nor the underwriters have independently verified such data and neither we nor the underwriters make any representation as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources.

ii

PROSPECTUS SUPPLEMENT SUMMARY

        The following summary contains information about Hovnanian and the offering of the depositary shares. It does not contain all of the information that may be important to you in making a decision to purchase the depositary shares. For a more complete understanding of Hovnanian and the offering of the depositary shares, we urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the "Risk Factors" sections and our financial statements and the notes to those statements incorporated by reference herein. Unless indicated otherwise, the information contained in this prospectus assumes that the underwriters' over-allotment option is not exercised.

The Company

        We design, construct, market and sell single-family detached homes, attached townhomes and condominiums, mid-rise and high-rise condominiums, urban infill and active adult homes in planned residential developments and are one of the nation's largest builders of residential homes. Originally founded in 1959 by Kevork Hovnanian, Hovnanian Enterprises, Inc. was incorporated in New Jersey in 1967 and reincorporated in Delaware in 1983. Since the incorporation of our predecessor company, we have delivered in excess of 185,000 homes, including 14,586 homes in fiscal 2004. The Company consists of two operating groups: homebuilding and financial services. Our financial services group provides mortgage loans and title services to our homebuilding customers.

        We are currently offering homes for sale in 308 communities in 33 markets in 17 states throughout the United States. We primarily market and build homes for first-time buyers, first-time and second-time move-up buyers, luxury buyers, active adult buyers and empty nesters. We offer a variety of home styles at base prices ranging from $46,000 to $1,350,000 with an average sales price, including options, of $280,000 in fiscal 2004.

        Our operations span all significant aspects of the home-buying process—from design, construction and sale, to mortgage origination and title services.

        The following is a summary of our growth history:

        1959—Founded by Kevork Hovnanian as a New Jersey homebuilder.

        1983—Completed initial public offering.

        1986—Entered the North Carolina market through the investment in New Fortis Homes.

        1992—Entered the greater Washington D.C. market.

        1994—Entered the Coastal Southern California market.

        1998—Expanded in the greater Washington D.C. market through the acquisition of P.C. Homes.

        1999—Entered the Dallas, Texas market through our acquisition of Goodman Homes. Further diversified and strengthened our position as New Jersey's largest homebuilder through the acquisition of Matzel & Mumford.

        2001—Continued expansion in the greater Washington D.C. and North Carolina markets through the acquisition of Washington Homes. This acquisition further strengthened our operations in each of these markets.

        2002—Entered the Central Valley market in Northern California and Inland Empire region of Southern California through the acquisition of Forecast Homes.

        2003—Expanded operations in Texas and entered the Houston market through the acquisition of Parkside Homes and Brighton Homes. Entered the greater Ohio market through our acquisition of

Summit Homes and entered the greater metro Phoenix market through our acquisition of Great Western Homes.

        2004—In November 2003, we entered the greater Tampa, Florida market through the acquisition of Windward Homes, and in March 2004, we started a new division in the Minneapolis/St. Paul, Minnesota market.

        Hovnanian markets and builds homes that are constructed on-site in four regions which include 23 of the nation's top 50 housing markets. These four regions are the Northeast, Southeast, Southwest, and West.

        Our geographic breakdown of markets by region is:

        Northeast: New Jersey, Southern New York, Pennsylvania, Ohio, Michigan, Illinois and Minnesota

  Southeast: Delaware, Maryland, North Carolina, South Carolina, Virginia, Washington D.C., West Virginia and Florida

        Southwest: Arizona and Texas

        West: California

        We employed approximately 3,837 full-time associates as of October 31, 2004.

        Our Corporate offices are located at 10 Highway 35, P. O. Box 500, Red Bank, New Jersey 07701, our telephone number is (732) 747-7800, and our Internet website address is www.khov.com. Information on our website is not a part of, or incorporated by reference in, this prospectus.

Recent Developments

        On March 1, 2005, we announced the purchase of Cambridge Homes, a privately held Orlando homebuilder and provider of related financial services, headquartered in Altamonte Springs, Florida. On March 2, 2005, we announced the acquisition of the operations of Town & Country Homes, a privately held homebuilder and land developer headquartered in Lombard, Illinois, which occurred concurrently with our entering into a joint venture to own and develop Town & Country's existing residential communities. Cambridge Homes operates in Florida and Town & Country operates in Illinois, Minnesota and Florida.

        On June 14, 2005, we entered into an amended and restated revolving credit agreement, which replaced our prior revolving credit agreement, increased the revolving credit line from $900 million to $1.2 billion and extended the maturity through July 2009. The terms of the amended and restated facility are substantially similar to the terms of the facility it replaced.

The Offering

Issuer	Hovnanian Enterprises, Inc.
Securities Offered
4,000,000 depositary shares, each representing 1/1,000th of a share of % Series A Preferred Stock (plus up to 600,000 depositary shares issuable upon exercise of the underwriters' over-allotment option).
Dividend Rate and Payment Dates
Dividends will be payable quarterly in arrears on the day of January, April, July and October of each year, when, as, and if declared by us, beginning on October , 2005 at the fixed rate of $ per share of Series A Preferred Stock each year, which is equivalent to % of the $25,000.00 liquidation preference ($25.00 per depositary share). Dividends on the Series A Preferred Stock are not cumulative and, accordingly, if for any reason we do not declare a dividend on the Series A Preferred Stock for a quarterly dividend period, holders of the Series A Preferred Stock will have no right to receive a dividend for that period, and we will have no obligation to pay a dividend for that period, whether or not we pay dividends in full or have sufficient funds to pay dividends in the future.
Our debt instruments limit our ability to pay dividends.
Liquidation Preference
The liquidation preference of each Series A Preferred Stock is $25,000.00 (equivalent to $25.00 per depositary share). Upon liquidation, holders of Series A Preferred Stock will be entitled to receive the liquidation preference with respect to their Series A Preferred Stock plus an amount equal to accrued but unpaid dividends for the then-current quarterly dividend period, if any.
Optional Redemption
The Series A Preferred Stock is not redeemable prior to June , 2010. On and after June , 2010, we may, at our option, redeem the Series A Preferred Stock, in whole, or from time to time, in part, for $25,000.00 per share of Series A Preferred Stock (equivalent to $25.00 per depositary share), payable in cash, plus accrued and unpaid dividends through the date of redemption for the then-current quarterly dividend period, if any.
Maturity	The Series A Preferred Stock does not have any maturity date. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem it.
Ranking
The Series A Preferred Stock will rank senior to our common stock, and will be of equal rank with any parity securities that we may issue in the future, in each case with respect to the payment of dividends and amounts upon liquidation, dissolution or winding up.
Voting Rights
Holders of the Series A Preferred Stock generally will have no voting rights. However, if dividends on the Series A Preferred Stock and any other class or series of preferred stock ranking on a parity with the Series A Preferred Stock which are entitled to similar voting rights have not been paid in an aggregate amount equal to at least six full quarterly dividend payments (whether or not consecutive), holders of the Series A Preferred Stock and any such other class or series of preferred stock (voting as a single class) will be entitled to nominate two persons as Advisory Directors to attend, but not to vote at, certain Board of Directors' meetings until full dividends have been paid for at least four consecutive quarterly dividend periods. In addition, certain materially adverse changes to the terms of the Series A Preferred Stock cannot be made without the affirmative vote of at least a majority of the shares of Series A Preferred Stock.

Listing
We have applied to list the depositary shares quoted on The Nasdaq National Market under the symbol "HOVNP." If approved for quotation, we expect that trading on The Nasdaq National Market will commence within 30 days after the initial delivery of the depositary shares. We do not expect that there will be any public trading market for the Series A Preferred Stock except as represented by the depositary shares.
Form	The depositary shares will be issued and maintained in book-entry form registered in the name of the nominee of The Depositary Trust Company except under the limited circumstances described herein.
Conversion	The Series A Preferred Stock is not convertible into, or exchangeable for, any of our other property or securities.
Use of Proceeds	We intend to use the net proceeds from the offering to repay amounts outstanding under our revolving credit facility.

RISK FACTORS

        Before making a decision to invest in the depositary shares, you should carefully consider the following:

  •
  the risk factors described below, those beginning on page 6 of the accompanying prospectus and those contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus; and

  •
  the other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Related to the Depositary Shares

Even though we have applied to have the depositary shares quoted on The Nasdaq National Market, we cannot assure you that they will be quoted.

        We have applied to have the depositary shares quoted on The Nasdaq National Market, which we refer to as Nasdaq, under the symbol "HOVNP." Prior to this offering there has been no market for the depositary shares. If the depositary shares are not quoted on Nasdaq, there may be little or no secondary market for them. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the depositary shares easily, which may affect the price you receive upon any such sale.

Holders of the Series A Preferred Stock have limited voting rights.

        Holders of the Series A Preferred Stock generally will have no voting rights. Accordingly, the Series A Preferred Stock may have no voting rights with respect to certain matters upon which a holder of our common stock may be entitled to vote. See "Description of the Series A Preferred Stock-Voting Rights." However, if dividends on the Series A Preferred Stock and any other class or series of preferred stock ranking on a parity with the Series A Preferred Stock which are entitled to similar voting rights have not been paid for six full quarterly dividend periods (whether or not consecutive), holders of the Series A Preferred Stock and any such other class or series (voting as a single class) will be entitled to nominate two persons as Advisory Directors to attend, but not to vote at, certain Board of Directors' meetings until full dividends have been paid for at least four consecutive quarterly dividend periods.

The Series A Preferred Stock is subordinated to our indebtedness.

        Holders of our indebtedness will have prior rights to be paid in full with respect to any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of us. This may have the effect of reducing the amount of proceeds paid to you as a holder of depositary shares in such event if our assets are insufficient to pay our debt obligations at that time.

Our ability to pay dividends on the Series A Preferred Stock will be limited, and any dividends that are not paid will not cumulate.

        Our debt instruments limit our ability to pay dividends. Generally, our indentures and our revolving credit facility prohibit the payment of dividends on our equity, including the preferred stock, any repurchase of equity or certain other "restricted payments" unless we satisfy certain financial tests. Although we currently have the ability to pay dividends under these debt instruments, if our financial performance declines, our debt instruments could prohibit the payment of dividends.

        If we do not pay a quarterly dividend, as a result of the prohibitions set forth in the prior paragraph or otherwise, the dividend will not cumulate and you will have no right to receive any payments in respect of that dividend in any future period.

USE OF PROCEEDS

        The net proceeds to us from the sale of the depositary shares are estimated to be approximately $         million (approximately $         million if the underwriters' over-allotment option is exercised in full). We intend to use the net proceeds of this offering to repay amounts outstanding under our revolving credit facility. Our revolving credit facility provides a revolving credit line through July 2009 and has an interest rate equal to an applicable margin that varies based on our leverage, plus a floating rate set, at our option, at either a rate equal to (1) the higher of the prime rate, or the federal funds rate plus 0.50%, or (2) LIBOR for one, two, three or six months. At June 15, 2005, the outstanding balance of $156.2 million under the revolving credit facility was bearing interest at 6.00%. Affiliates of certain of the underwriters are lenders under the revolving credit facility.

CAPITALIZATION

        The following table sets forth our capitalization as of April 30, 2005 and on an as adjusted basis to give effect to the sale of the depositary shares assuming no exercise of the underwriters' over-allotment option, and the application of the estimated net proceeds of the offering.

	As of April 30, 2005
	Actual	As Adjusted
	(unaudited) (In thousands)
Debt (1):
Revolving Credit Facility (2)	$105,100	$
Nonrecourse Land Mortgages	33,419		33,419
Nonrecourse Mortgages Secured by Operating Property	24,650		24,650
10 1/2% Senior Notes due 2007	138,703		138,703
8% Senior Notes due 2012	99,343		99,343
6 1/2% Senior Notes due 2014	215,000		215,000
6 3/8% Senior Notes due 2014	150,000		150,000
6 1/4% Senior Notes due 2015	200,000		200,000
6% Senior Subordinated Notes due 2010	100,000		100,000
8 7/8% Senior Subordinated Notes due 2012	150,000		150,000
7 3/4% Senior Subordinated Notes due 2013	150,000		150,000

Total Debt	$1,366,215	$

Stockholders' Equity:
Preferred Stock, $.01 par value; 100,000 Shares Authorized; Actual None Issued and as Adjusted 4,000 Issued	$—		$—
Common Stock, Class A, $.01 par value; 200,000,000 Shares Authorized; 57,421,990 Issued (Including 10,695,656 Held in Treasury)	574		574
Common Stock, Class B, $.01 par value (Convertible to Class A at Time of Sale); 30,000,000 Shares Authorized; 15,373,497 Issued (Including 691,748 Held in Treasury)	154		154
Paid in Capital	205,197
Retained Earnings	1,241,481		1,241,481
Deferred Compensation	(9,093)		(9,093)
Treasury Stock — at Cost	(65,984)		(65,984)

Total Stockholders' Equity	$1,372,329	$

Total Capitalization	$2,738,544	$

(1)
References to our consolidated debt in this prospectus exclude debt under our mortgage warehouse line and bonds collateralized by mortgages receivable.

(2)
On June 14, 2005, we entered into an amended and restated revolving credit agreement, which provides for $1.2 billion of borrowings, subject to customary borrowing conditions. As of June 15, 2005, we had approximately $156.2 million outstanding under our revolving credit facility.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

        The following selected historical consolidated financial and other data for each of the fiscal years ended October 31, 2004, 2003 and 2002 have been derived from the audited consolidated financial statements of Hovnanian Enterprises, Inc.

        The following selected historical consolidated financial and other data for the 6-month periods ended April 30, 2005 and 2004 have been derived from the unaudited condensed consolidated financial statements of Hovnanian Enterprises, Inc. The unaudited condensed consolidated financial statements include all adjustments, consisting of normal recurring accruals and deferrals, which management considers necessary for a fair presentation of the consolidated financial position and the results of operations for these periods. Operating results for the 6-month period ended April 30, 2005 are not necessarily indicative of the results that may be expected for the entire year ending October 31, 2005.

        You should read the following data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2004 and our Quarterly Reports on Form 10-Q for the quarters ended January 31, 2005 and April 30, 2005, which are incorporated by reference herein, and with the consolidated financial statements, related notes, and other financial information incorporated by reference herein. We have made various acquisitions during the relevant periods and include results for acquired businesses from the date of acquisition.

	Six Months Ended April 30,		Year Ended October 31,
	2005	2004	2004	2003	2002
	(unaudited)
	(Dollars in thousands, except per share data)
Income Statement Data:
Revenues:
Homebuilding:
Sale of homes	$2,205,641	$1,658,216	$4,082,263	$3,129,830	$2,462,095
Land sales and other revenues	36,502	7,564	17,852	20,742	48,241

Total homebuilding	2,242,143	1,665,780	4,100,115	3,150,572	2,510,336
Financial Services	30,462	28,243	60,288	51,285	40,770

Total revenues	2,272,605	1,694,023	4,160,403	3,201,857	2,551,106
Expenses:
Homebuilding:
Cost of sales, excluding interest	1,648,083	1,238,041	3,044,274	2,342,324	1,955,838
Cost of sales interest	27,832	25,790	54,985	44,069	49,424

Total cost of sales	1,675,915	1,263,831	3,099,259	2,386,393	2,005,262
Selling, general and administrative	203,292	152,305	332,305	253,724	194,903
Inventory impairment loss	1,998	792	6,990	5,150	8,199

Total homebuilding	1,881,205	1,416,928	3,438,554	2,645,267	2,208,364
Financial Services	21,387	16,697	34,782	28,415	22,543
Corporate General and Administration	30,794	29,218	63,423	66,008	51,974
Other Interest	9,093	10,249	20,057	19,589	10,947
Expenses Related to Extinguishment of Debt	—	934	9,597	1,619	895
Other Operations	3,219	5,746	15,295	21,061	30,653
Intangible Amortization	20,474	9,399	28,923	8,380	—

Total expenses	1,966,172	1,489,171	3,610,631	2,790,339	2,325,376
Income Before Income Taxes	306,433	204,852	549,772	411,518	225,730

State and Federal Income Taxes:
State	15,764	12,656	21,595	17,458	8,993
Federal	103,051	64,013	179,496	136,680	79,041

Total taxes	118,815	76,669	201,091	154,138	88,034

Net Income	$187,618	$128,183	$348,681	$257,380	$137,696

Per Share Data:
Basic:
Income per common share	$3.01	$2.05	$5.63	$4.16	$2.26
Weighted average number of common shares outstanding	62,237	62,473	61,892	61,920	60,810
Assuming dilution:
Income per common share	$2.87	$1.93	$5.35	$3.93	$2.14
Weighted average number of common shares outstanding	65,459	66,393	65,133	65,538	64,310
Balance Sheet Data:
Total Inventories	$2,785,542	$2,176,865	$2,467,309	$1,660,044	$1,081,582
Total Assets	$3,574,539	$2,835,304	$3,156,267	$2,332,371	$1,678,128
Nonrecourse Mortgages	$58,069	$34,797	$50,638	$44,505	$14,867
Mortgage Warehouse Line of Credit	$124,326	$107,167	$188,417	$166,711	$85,498
Total Notes Payable	$1,329,262	$1,074,641	$1,033,259	$817,841	$670,945
Stockholders' Equity	$1,372,329	$970,185	$1,192,394	$819,712	$562,549

	Six Months Ended April 30,		Year Ended October 31,
	2005	2004	2004	2003	2002
	(unaudited)
	(Dollars in thousands)
Other Data:
Homebuilding Gross Margin
Sale of homes	$2,205,641	$1,658,216	$4,082,263	$3,129,830	$2,462,095
Cost of sales, excluding interest	1,632,101	1,236,678	3,042,057	2,331,393	1,919,941

Homebuilding Gross Margin, Excluding Interest	$573,540	$421,538	$1,040,206	$798,437	$542,154
Cost of sales interest	27,832	25,790	54,985	44,069	49,424

Homebuilding Gross Margin, Including Interest	$545,708	$395,748	$985,221	$754,368	$492,730

Gross Margin Percentage, Excluding Interest	26.0%	25.4%	25.5%	25.5%	22.0%
Gross Margin Percentage, Including Interest	24.7%	23.9%	24.1%	24.1%	20.0%
Land Sales Gross Margin
Land and lot sales	$24,177	$1,585	$2,664	$14,205	$42,312
Cost of sales	15,982	1,363	2,217	10,931	35,897

Land Sales Gross Margin	$8,195	$222	$447	$3,274	$6,415

SELECTED HOMEBUILDING OPERATIONS DATA

        The following tables set forth (1) net contracts by market area, which are new contracts signed during the period for the purchase of homes, less cancellations of prior contracts, (2) homes delivered by market area and (3) homes in contract backlog using base sales prices by market area.

	Six Months Ended April 30,		Year Ended October 31,
Net Contracts
	2005	2004	2004	2003	2002
	(Dollars in thousands, except average price) (unaudited)
NorthEast Region
Homes	1,256	1,550	3,282	2,695	1,972
Dollars	$443,341	$510,609	$1,112,264	$801,117	$577,851
Average Price	$352,979	$329,425	$338,898	$297,260	$293,028
SouthEast Region
Homes	2,367	2,143	4,038	3,241	2,714
Dollars	$823,167	$592,990	$1,161,514	$867,984	$679,569
Average Price	$347,768	$276,710	$287,646	$267,814	$250,394
SouthWest Region
Homes	2,119	1,873	3,810	2,525	1,047
Dollars	$400,535	$323,925	$674,115	$480,609	$227,302
Average Price	$189,021	$172,944	$176,933	$190,340	$217,098
West Region
Homes	2,122	2,340	4,671	3,822	3,468
Dollars	$860,487	$832,706	$1,766,829	$1,144,582	$917,615
Average Price	$405,507	$355,857	$378,255	$299,472	$264,595
Other
Homes	N/A	N/A	N/A	2	193
Dollars	N/A	N/A	N/A	$313	$30,067
Average Price	N/A	N/A	N/A	$156,500	$155,790
Consolidated Total
Homes	7,864	7,906	15,801	12,285	9,394
Dollars	$2,527,530	$2,260,230	$4,714,722	$3,294,605	$2,432,404
Average Price	$321,405	$285,888	$298,381	$268,181	$258,932
Unconsolidated Joint Ventures
Homes	704	230	347	67	35
Dollars	$361,784	$135,786	$204,897	$22,272	$7,626
Average Price	$513,898	$590,372	$590,482	$332,418	$217,886
Total
Homes	8,568	8,136	16,148	12,352	9,429
Dollars	$2,889,314	$2,396,016	$4,919,619	$3,316,877	$2,440,030
Average Price	$337,222	$294,496	$304,658	$268,530	$258,779

        During May 2005, we signed an additional 1,518 net contracts amounting to $514.2 million in consolidated communities and 220 net contracts amounting to $96.6 million in unconsolidated joint ventures compared to 1,454 net contracts amounting to $431.1 million in consolidated communities and 33 net contracts amounting to $23.8 million in unconsolidated joint ventures in the same month last year.

	Six Months Ended April 30,		Year Ended October 31,
Deliveries
	2005	2004	2004	2003	2002
	(Dollars in thousands, except average price) (unaudited)
NorthEast Region
Homes	1,412	1,309	3,188	2,387	2,144
Dollars	$505,706	$400,528	$1,027,356	$774,209	$660,250
Average Price	$358,149	$305,980	$322,257	$324,344	$307,952
SouthEast Region
Homes	2,020	1,774	3,976	2,720	2,806
Dollars	$598,734	$444,547	$1,066,474	$682,210	$660,328
Average Price	$296,403	$250,590	$268,228	$250,813	$235,327
SouthWest Region
Homes	1,615	1,608	3,875	2,431	1,033
Dollars	$300,044	$282,378	$681,083	$481,634	$240,181
Average Price	$185,786	$175,608	$175,763	$198,122	$232,508
West Region
Homes	1,967	1,563	3,547	3,984	3,220
Dollars	$801,157	$530,763	$1,307,350	$1,190,516	$852,373
Average Price	$407,299	$339,580	$368,579	$298,824	$264,712
Other
Homes	N/A	N/A	N/A	9	311
Dollars	N/A	N/A	N/A	$1,261	$48,963
Average Price	N/A	N/A	N/A	$140,111	$157,437
Consolidated Total
Homes	7,014	6,254	14,586	11,531	9,514
Dollars	$2,205,641	$1,658,216	$4,082,263	$3,129,830	$2,462,095
Average Price	$314,463	$265,145	$279,875	$271,427	$258,787
Unconsolidated Joint Ventures
Homes	373	29	84	54	43
Dollars	$135,317	$11,310	$36,555	$11,034	$9,384
Average Price	$362,780	$389,998	$435,179	$204,340	$218,233
Total
Homes	7,387	6,283	14,670	11,585	9,557
Dollars	$2,340,958	$1,669,526	$4,118,818	$3,140,864	$2,471,479
Average Price	$316,902	$265,721	$280,765	$271,115	$258,604

	April 30,		October 31,
Contract Backlog
	2005	2004	2004	2003	2002
	(Dollars in thousands, except average price) (unaudited)
NorthEast Region
Homes	2,100	2,440	2,312	2,218	1,397
Dollars	$732,039	$733,520	$774,016	$581,865	$416,264
Average Price	$348,590	$300,623	$334,782	$262,338	$297,970
SouthEast Region
Homes	3,236	2,592	2,399	1,761	1,221
Dollars	$1,144,365	$750,663	$770,804	$526,348	$331,682
Average Price	$353,636	$289,608	$321,302	$298,892	$271,648
SouthWest Region
Homes	1,428	1,254	924	989	277
Dollars	$272,554	$204,621	$164,655	$157,655	$60,532
Average Price	$190,864	$163,174	$178,198	$159,408	$218,528
West Region
Homes	2,072	1,570	1,917	793	955
Dollars	$862,048	$587,174	$775,295	$264,536	$267,305
Average Price	$416,046	$373,996	$404,431	$333,589	$279,900
Other
Homes	N/A	N/A	N/A	N/A	7
Dollars	N/A	N/A	N/A	N/A	$945
Average Price	N/A	N/A	N/A	N/A	$134,986
Consolidated Total
Homes	8,836	7,856	7,552	5,761	3,857
Dollars	$3,011,006	$2,275,978	$2,484,770	$1,530,404	$1,076,728
Average Price	$340,766	$289,712	$329,021	$265,649	$279,162
Unconsolidated Joint Ventures
Homes	2,150	237	299	36	23
Dollars	$879,482	$140,353	$184,220	$15,878	$4,640
Average Price	$409,061	$592,208	$616,121	$441,046	$201,739
Total
Homes	10,986	8,093	7,851	5,797	3,880
Dollars	$3,890,488	$2,416,331	$2,668,990	$1,546,282	$1,081,368
Average Price	$354,131	$298,571	$339,955	$266,739	$278,703

DESCRIPTION OF THE SERIES A PREFERRED STOCK

        The following description of the material terms of the Series A Preferred Stock is intended to supplement the more general terms and provisions of our preferred stock set forth in the attached prospectus. The following summary is not intended to be complete.

        The shares of Series A Preferred Stock represented by the depositary shares constitute a single series of preferred stock. The Series A Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities or property of ours. Shares of Series A Preferred Stock have no preemptive rights. Any shares of Series A Preferred Stock that are surrendered for redemption will be returned to the status of authorized and unissued preferred stock.

        We will initially issue 4,000 shares of Series A Preferred Stock in connection with this offering, or 4,600 shares if the underwriters' over-allotment option is exercised in full. Under the certificate of designations for the Series A Preferred Stock, we will designate            shares of our preferred stock as authorized shares of Series A Preferred Stock. We will be permitted, without the consent of any holders, to issue additional shares of Series A Preferred Stock from time to time up to the maximum number of authorized shares of Series A Preferred Stock. Such additional shares, together with the shares issued in this offering, will vote together and be part of the same series for all purposes under our certificate of incorporation.

        Wachovia Corporate Trust is the registrar, transfer agent and dividend disbursing agent for the shares of Series A Preferred Stock and also will serve as the depositary.

Dividends

        Holders of Series A Preferred Stock will receive when, as, and if declared by us, out of funds legally available for payment of dividends under Delaware law, cash dividends at an annual rate of    % of the liquidation preference of each share.

        We will pay dividends on the Series A Preferred Stock quarterly in arrears on January     , April     , July     and October     of each year, beginning on October     , 2005, when, as, and if declared by us out of legally available funds to the holders of record on the       ,      ,      and      prior to such date. If any of those dates is not a New York business day, then the dividend payment date will be the next succeeding New York business day. "New York business day" means any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed. The amount of dividends payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period. See "Description of the Depositary Shares—Dividends and Other Distributions" about the deferral of distribution of amounts that are fractions of one cent.

        Dividends on the Series A Preferred Stock are not cumulative and, accordingly, if for any reason we do not declare a dividend on the Series A Preferred Stock for a quarterly dividend period, holders of the Series A Preferred Stock will have no right to receive a dividend for that period, and we will have no obligation to pay a dividend for that period, whether or not we pay dividends in full or have sufficient funds to pay dividends in the future.

        The Series A Preferred Stock will rank senior to our common stock with respect to the payment of dividends to the extent provided in the certificate of designation. As a result, unless dividends have been declared and paid or set apart on the Series A Preferred Stock for the then current quarterly dividend period, no dividend may be declared or paid or set apart for payment on our common stock for that period (or on any of our other equity securities that we may issue in the future ranking, as to the payment of dividends, junior to the Series A Preferred Stock), other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, our common stock or any of our other stock ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon our dissolution, liquidation or winding up.

        We, may, in our discretion, choose to pay dividends on the Series A Preferred Stock without the payment of any dividends on our common stock (or any of our other stock ranking, as to the payment of dividends, junior to the Series A Preferred Stock).

Ranking

        The Series A Preferred Stock will rank senior to our common stock, and to any other of our equity securities that we may issue in the future that by their terms rank junior to the Series A Preferred Stock, with respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up.

        The Series A Preferred Stock will rank equally with any other shares of preference stock and with any of our other equity securities that we may issue in the future, the terms of which provide that such shares or securities will rank equally with respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up.

Optional Redemption

        We may not redeem the Series A Preferred Stock prior to June     , 2010. On or after June     , 2010, we may, at our option, redeem the Series A Preferred Stock, in whole or, from time to time, in part, upon not less than 30 nor more than 60 days' notice, at a price per share equal to the liquidation preference plus accrued and unpaid dividends for the then-current quarterly dividend period to the redemption date (but without accumulation of any undeclared dividends from prior dividend periods), if any, provided, however, that any redemption that would reduce the aggregate liquidation preference of the Series A Preferred Stock outstanding to $       million or less in the aggregate would be restricted to a redemption in whole only. If we choose to redeem less than all the Series A Preferred Stock, we will either determine the Series A Preferred Stock to be redeemed by lot or pro rata. Once proper notice has been given, from and after the redemption date, dividends on the Series A Preferred Stock called for redemption will cease to accrue and such Series A Preferred Stock called for redemption will no longer be deemed outstanding, and all rights of the holders thereof will cease.

        There will be no sinking fund for the redemption or purchase of the Series A Preferred Stock. Holders of the Series A Preferred Stock will have no right to require the redemption of the Series A Preferred Stock.

        It is our intention that, if we redeem shares of the Series A Preferred Stock, we will do so only in an amount that is no more than the net proceeds we have received from the issuance, after the date of issuance of the Series A Preferred Stock, of our common stock or any other preferred stock on a parity with or junior to the Series A Preferred Stock and with the same or more equity-like characteristics as the Series A Preferred Stock.

Voting Rights

        The Series A Preferred Stock will have no voting rights except as provided below or as otherwise from time to time required by law.

        The holders of our Series A Preferred Stock and any other classes or series of preferred stock we may issue (if the terms of any such class or series of preferred stock so provide), by majority vote (based on liquidation preference), voting together as a single class regardless of class or series, will be entitled to nominate two persons as Advisory Directors to attend meetings of the Board of Directors if dividends on the Series A Preferred Stock or any other classes or series of preferred stock we issue are not paid in an aggregate amount equal to at least six full quarterly dividend payments (whether or not consecutive). Promptly after the dividend payment date when such threshold is reached, we will call a meeting of the holders of Series A Preferred Stock and of any other classes or series of preferred stock entitled to vote with the holders of Series A Preferred Stock on the nomination of Advisory Directors, for the purpose of nominating Advisory Directors. Under the terms of the Series A Preferred Stock, we will appoint as Advisory Directors persons from time-to-time nominated as Advisory Directors by holders of Series A Preferred Stock and other classes or series of preferred stock as described in this section.

        During such time as Advisory Directors are appointed, an agenda item relating to the Series A Preferred Stock will be included for all meetings of the Board of Directors. The Advisory Directors will only have the right to receive notices of, and information distributed to members of the Board in connection with, participate in and address the Board during, that portion of meetings of the Board of Directors consisting of the Board's discussion of the agenda item relating to the Series A Preferred Stock. The Advisory Directors will not be members of the Board of Directors and will not have the right to vote with members of the Board on matters considered by the Board of Directors. The term of each Advisory Director, once appointed, will continue until the earliest of (1) the first date as of which full dividends on the Series A Preferred Stock and any such other classes or series of preferred stock entitled to vote with the holders of the Series A Preferred Stock on the nomination of Advisory Directors have been paid for at least four consecutive quarterly dividend periods, (2) the date on which such Advisory Director resigns, dies or is removed either by the holders of Series A Preferred Stock and the holders of any such other classes or series of preferred stock entitled to vote with the holders of Series A Preferred Stock on the nomination of Advisory Directors, by majority vote (based on liquidation preference), voting together as a single class regardless of classes or series, either in writing or at a meeting duly called for such purpose, or by the Board if such Advisory Director fails to comply with his or her obligations under the agreement referred to in the next paragraph, or (3) the redemption of all of the shares of the Series A Preferred Stock. The holders of shares of Series A Preferred Stock and the holders of any other classes or series of preferred stock entitled to vote with the holders of Series A Preferred Stock on the nomination of Advisory Directors, by majority vote (based on liquidation preference), voting together as a single class, regardless of class or series will have the right, if the terms of such class or series of preferred stock so provide, to remove Advisory Directors and to fill vacancies.

        The right of each person appointed as an Advisory Director to attend meetings of the Board of Directors is subject to such person entering into an agreement under which:

          (1)   the parties agree that, as an Advisory Director, such person will be subject to the duty to act in good faith in accordance with the provisions of the Delaware General Corporation Law ("DGCL") applicable to directors and to our by-laws and policies applicable to directors in the same manner as if such person were a director of the Company; and accordingly, such person will be subject to the same duty to treat confidentially information such person receives concerning the Company and its affiliates in such person's capacity as an Advisory Director that such person would be subject to if such person were a director of the Company;

          (2)   the parties acknowledge that, as an Advisory Director, such person is not a director of the Company, and such person does not share with the members of the Board the power, authority and responsibility to direct the operations of the Company; and

          (3)   the parties agree that (a) the DGCL will not preclude such person from attending meetings of the Board, addressing the Board and receiving related materials in connection with an agenda item relating to the Series A Preferred Stock and (b) such person will not receive the compensation paid to directors of the Company.

        So long as any shares of Series A Preferred Stock remain outstanding, we will not, without the vote of the holders of at least a majority of the shares of the Series A Preferred Stock:

  •
  authorize, create or issue any capital stock ranking, as to dividends or upon liquidation, dissolution or winding up, senior to the Series A Preferred Stock, or reclassify any authorized capital stock into any such shares of such capital stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

  •
  amend, alter or repeal the certificate of designations for the Series A Preferred Stock, or our certificate of incorporation, whether by merger, consolidation or otherwise, in a way that adversely affects the powers, preferences or special rights of the Series A Preferred Stock.

        Any

  •
  increase in the amount of authorized common or preferred stock; or

  •
  increase or decrease in the number of shares of any series of preferred stock; or

  •
  authorization and issuance of other classes or series of stock;

in each case ranking equally with or junior to the Series A Preferred Stock will not be deemed to adversely affect such powers, preferences or special rights.

        If we redeem or call for redemption all of the outstanding shares of Series A Preferred Stock and deposit in trust sufficient funds to effect such redemption, the above voting provisions will not apply.

        We may create and issue a new series of preferred stock without the consent of the holders of the Series A Preferred Stock except to the extent such new series ranks senior to the Series A Preferred Stock.

Maturity

        The Series A Preferred Stock does not have a maturity date, and we are not required to redeem the Series A Preferred Stock. In addition, we are not required to set aside funds to redeem the Series A Preferred Stock. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem them.

Liquidation Preference

        Upon any liquidation, dissolution or winding up of our company, the holders of the Series A Preferred Stock will be entitled to receive out of our assets available for distribution to stockholders, $25,000.00 per share (equivalent to $25.00 per depositary share) plus all accrued and unpaid dividends before any payment or distribution out of our assets may be made to or set apart for the holders of our common stock or other junior equity. If, upon any liquidation, dissolution or winding up of our company, our assets, or proceeds thereof, distributable among the holders of shares of Series A Preferred Stock or any stock ranking equally with the Series A Preferred Stock shall be insufficient to pay in full the preferential amounts to which such stock would be entitled, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

        Neither a consolidation nor merger of our company, nor a sale, lease, exchange or transfer of all or substantially all of our assets, will be deemed to be a liquidation, dissolution or winding up under the above provisions.

DESCRIPTION OF THE DEPOSITARY SHARES

        The following description of the material terms of the depositary shares being offered is intended to supplement the more general terms and provisions of the depositary shares set forth in the attached prospectus. The following summary is not intended to be complete.

        Each depositary share will represent 1/1,000th of a share of Series A Preferred Stock. We will issue depositary receipts evidencing the depositary shares. We will deposit the underlying shares of Series A Preferred Stock pursuant to a deposit agreement among us, Wachovia Corporate Trust, as depositary, and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, the depositary shares will be entitled to all the rights and preferences of the Series A Preferred Stock in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

Dividends and Other Distributions

        The depositary will distribute all cash dividends and other cash distributions received on the Series A Preferred Stock to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder. In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, adopt a method of distribution that it deems practicable, including sale of the property and distribution of the net proceeds from such sale to the holders of depositary receipts. The obligation of the depositary to distribute dividends and distributions is subject to paying certain charges and expenses of the depositary.

        The depositary will distribute dividends and other distributions only in an amount that can be distributed without attributing to any holder of depositary receipts a fraction of one cent. Any balance not so distributable will be held by the depositary and will be added to the next sum received by the depositary for distribution. The depositary will not be liable for interest on amounts held for later distribution.

Taxes and Other Governmental Charges

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the deposit of Series A Preferred Stock and any redemption of Series A Preferred Stock. The amount paid as dividends or otherwise distributable by the depositary with respect to the depositary shares or the underlying Series A Preferred Stock will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of Series A Preferred Stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts. The depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any depositary shares or shares of Series A Preferred Stock, until such taxes or other governmental charges are paid.

Redemption of Depositary Shares

        If we redeem the Series A Preferred Stock, in whole or in part, the corresponding depositary shares will also be redeemed. The redemption price per depositary share will be equal to 1/1,000th of the redemption price per share of Series A Preferred Stock. If less than all the depositary shares will be redeemed, we will select either by lot or pro rata those depositary shares to be redeemed. Any shares redeemed will be subject to rounding to prevent fractional depositary shares. The depositary will mail notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series A Preferred Stock and depositary shares.

Withdrawal of Series A Preferred Stock

        Underlying shares of Series A Preferred Stock may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the principal office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement. Subject to the terms of the deposit agreement, the holder of depositary receipts will receive the appropriate number of shares of Series A Preferred Stock and any money or property represented by such depositary shares. Only whole shares of Series A Preferred Stock may be withdrawn; if a holder holds an amount other than a whole multiple of 1,000 depositary shares, the depositary will deliver along with the withdrawn shares of Series A Preferred Stock a new depositary receipt evidencing the excess number of depositary shares. Except as described in the deposit agreement, holders of withdrawn shares of Series A Preferred Stock will not be entitled to redeposit such shares or to receive depositary shares. See "—Quotation" below.

Voting the Series A Preferred Stock

        Because each depositary share represents ownership of 1/1,000th of a share of Series A Preferred Stock, and each share of Series A Preferred Stock is entitled to a vote per share based on liquidation preference under the limited circumstances described above, holders of depositary receipts will be entitled to 1/1,000th of such vote per depositary share under such limited circumstances.

Quotation

        We have applied to have the depositary shares quoted on The Nasdaq National Market under the symbol "HOVNP." We expect, if the application is approved, that trading will begin within 30 days after initial delivery of the depositary shares. We do not expect that there will be any separate public trading market for the shares of Series A Preferred Stock except as represented by the depositary shares.

BOOK ENTRY ISSUANCE

        The depositary shares will be issued in book-entry form. The transfer agent will electronically register the depositary shares on the date of original issuance with, or on behalf of, The Depository Trust Company ("DTC") and the depositary shares will be registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the "Nominee").

        DTC is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participant" or "DTC's Participants") and to facilitate the clearance and settlement of transactions in securities between Participants through electronic book-entry changes in accounts of its Participants. DTC's Participants include securities brokers and dealers (including the underwriters), banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as other banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or "DTC's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through DTC's Participants or DTC's Indirect Participants.

        We expect that under procedures established by DTC (i) upon issuance and registration of the depositary shares, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the global certificate and (ii) ownership of the depositary shares will be shown on, and the transfer of ownership of the depositary shares will be effected only through, records maintained by DTC (with respect to the interests of DTC's Participants), DTC's Participants and DTC's Indirect Participants. Prospective purchasers of the depositary shares are advised that the laws of some states require that certain persons, such as insurance companies, take physical delivery in definitive form of securities that they own. Consequently, these laws may limit your ability to transfer depositary shares to these persons, such as insurance companies.

        As long as the Nominee is the registered owner of any depositary shares, the Nominee will be considered the sole owner or holder of such depositary shares. Owners of depositary shares will not be entitled to have depositary shares registered in their names and will not receive or be entitled to receive physical delivery of depositary shares in certificated form. As a result, the ability of a person having a beneficial interest in any depositary shares to pledge such interest to persons or entities that do not participate in DTC's system or to otherwise take actions in respect of such interest may be affected by the lack of a physical certificate evidencing such interest.

        Neither we nor the transfer agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of depositary shares by DTC or any of DTC's Participants, or for maintaining, supervising or reviewing any records of DTC or any of DTC's Participants relating to the depositary shares. Distributions of dividends in respect of any depositary shares registered in the name of the Nominee on the applicable record date will be payable to or at the direction of the Nominee. Neither we nor the transfer agent will have any responsibility or liability for the payment of such amounts to beneficial owners of the depositary shares. We believe, however, that it is the policy of DTC to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on DTC's records. Payments by DTC's Participants and DTC's Indirect Participants to the beneficial owner of depositary shares will be governed by standing instructions and customary practice and will be the responsibility of DTC's Participants or DTC's Indirect Participants.

        If (i) we notify the transfer agent in writing that DTC is no longer willing or able to act as a depositary and we are unable to locate a qualified successor within 90 days or (ii) we, at our option, notify the transfer agent in writing that we elect to cause the issuance of the depositary shares in certificated form, then depositary shares in certificated form will be issued to each person that the Nominee and DTC identify as the beneficial owner of depositary shares. Neither we nor the transfer agent will be liable for any delay by the Nominee or DTC in identifying the beneficial owners of depositary shares, and we and the transfer agent may conclusively rely on, and will be protected in relying on, instructions from the Nominee or DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of any depositary shares to be certificated.

CERTAIN UNITED STATES FEDERAL INCOME
TAX CONSEQUENCES

        The following is a summary of certain United States federal income tax consequences as of the date hereof related to the ownership of the depositary shares and Series A Preferred Stock by United States holders (as defined below). This discussion does not address the United States federal income tax treatment of non-United States holders. Except where noted, this summary deals only with depositary shares and Series A Preferred Stock held as capital assets, and does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

  •
  a dealer in securities or currencies;

  •
  a financial institution;

  •
  a regulated investment company;

  •
  a real estate investment trust;

  •
  a tax-exempt organization;

  •
  an insurance company;

  •
  a person holding the depositary shares or Series A Preferred Stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

  •
  a trader in securities that has elected the mark-to-market method of accounting for your securities;

  •
  a person liable for alternative minimum tax;

  •
  a person who is an investor in a pass-through entity; or

  •
  a person whose "functional currency" is not the U.S. dollar.

        This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address taxes imposed by any state, local or foreign taxing jurisdiction. In addition, this summary assumes that the deposit agreement, and all other related agreements, will be performed in accordance with their terms.

        As used herein, a "United States holder" means a beneficial owner of depositary shares or Series A Preferred Stock that is for United States federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        If a partnership holds depositary shares or Series A Preferred Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding depositary shares or Series A Preferred Stock, you should consult your tax advisors.

        If you are considering the purchase of depositary shares, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the ownership of the depositary shares and Series A Preferred Stock, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

        If you hold depositary shares, for United States federal income tax purposes, you generally will be treated as the owner of the underlying Series A Preferred Stock that is represented by such depositary shares. Accordingly, withdrawals of Series A Preferred Stock for depositary shares will not be subject to United States federal income tax.

  Dividends

        Dividends on the depositary shares or Series A Preferred Stock will be dividends for United States federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined for United States federal income tax purposes, and will be taxable as ordinary income. Although we expect that our current and accumulated earnings and profits will be such that all dividends paid with respect to the depositary shares or Series A Preferred Stock will qualify as dividends for United States federal income tax purposes, we cannot guarantee that result. Our accumulated earnings and profits and our current earnings and profits in future years will depend in significant part on our future profits or losses, which we cannot accurately predict. To the extent that the amount of any dividend paid on depositary shares or shares of Series A Preferred Stock exceeds our current and accumulated earnings and profits attributable to those shares, the dividend will be treated first as a return of capital and will be applied against and reduce your adjusted tax basis (but not below zero) in the depositary shares or Series A Preferred Stock. This reduction in basis would increase any gain, or reduce any loss, realized by you on the subsequent sale, redemption or other disposition of your depositary shares or Series A Preferred Stock. The amount of any such dividend in excess of your adjusted tax basis will then be taxed as capital gain. For purposes of the remainder of this discussion, it is assumed that dividends paid on the depositary shares or Series A Preferred Stock will constitute dividends for United States federal income tax purposes.

        If you are a corporation, dividends that are received by you will generally be eligible for a 70% dividends-received deduction under the Code. However, the Code disallows this dividends-received deduction in its entirety if the depositary shares or Series A Preferred Stock with respect to which the dividend is paid are held by you for less than 46 days during the 91-day period beginning on the date which is 45 days before the date on which the depositary shares or shares of Series A Preferred Stock become ex-dividend with respect to such dividend.

        Under current law, if you are an individual, dividends received by you generally will be subject to a reduced maximum tax rate of 15% through December 31, 2008, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. The rate reduction will not apply to dividends received to the extent that you elect to treat the dividends as "investment income," which may be offset by investment expense. Furthermore, the rate reduction will also not apply to dividends that are paid to you with respect to depositary shares or shares of Series A Preferred Stock that are held by you for less than 61 days during the 121-day period beginning on the date which is 60 days before the date on which the depositary shares or shares of Series A Preferred Stock becomes ex-dividend with respect to such dividend.

        In general, for purposes of meeting the holding period requirements for both the dividends-received deduction and the reduced maximum tax rate on dividends described above, you may not count towards your holding period any period in which you (a) have the option to sell, are under a contractual obligation to sell, or have made (and not closed) a short sale of depositary shares or Series A Preferred Stock or substantially identical stock or securities, (b) are the grantor of an option to buy depositary shares or Series A Preferred Stock or substantially identical stock or securities or (c) otherwise have diminished your risk of loss by holding one or more other positions with respect to substantially similar or related property. The United States Treasury regulations provide that a taxpayer has diminished its risk of loss on stock by holding a position in substantially similar or related property if the taxpayer is the beneficiary of a guarantee, surety agreement, or similar arrangement that provides for payments that will substantially offset decreases in the fair market value of the stock. In addition, the Code disallows the dividends-received deduction as well as the reduced maximum tax rate on dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. You are advised to consult your own tax advisor regarding the implications of these rules in light of your particular circumstances.

        If you are a corporation, you should consider the effect of Section 246A of the Code, which reduces the dividends-received deduction allowed with respect to "debt-financed portfolio stock." The Code also imposes a 20% alternative minimum tax on corporations. In some circumstances, the portion of dividends subject to the dividends-received deduction will serve to increase a corporation's minimum tax base for purposes of the determination of the alternative minimum tax. In addition, a corporate shareholder may be required to reduce its basis in stock with respect to certain "extraordinary dividends", as provided under Section 1059 of the Code. You should consult your own tax advisor in determining the application of these rules in light of your particular circumstances.

  Dispositions

        A sale, exchange, redemption or other disposition of depositary shares or Series A Preferred Stock will generally result in gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis in the depositary shares or Series A Preferred Stock. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if your holding period for the depositary shares or Series A Preferred Stock exceeds one year. Under current law, if you are an individual, net long-term capital gain realized by you is subject to a reduced maximum tax rate of 15%. After December 31, 2008, the maximum rate is scheduled to return to the previously effective 20% rate. The deduction of capital losses is subject to limitations.

  Information Reporting and Backup Withholding

        In general, information reporting requirements will apply to dividends on the depositary shares or Series A Preferred Stock, and the proceeds of sale of depositary shares or Series A Preferred Stock, that are paid to United States holders other than certain exempt recipients (such as corporations). A backup withholding tax may apply to such payments if the United States holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend income.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated June     , 2005, we have agreed to sell to the underwriters named below, for whom Credit Suisse First Boston LLC, UBS Securities LLC and Wachovia Capital Markets, LLC are acting as representatives, the following respective numbers of depositary shares, each representing 1/1,000th of a share of    % Series A Preferred Stock:

Underwriter	Number of Shares
Credit Suisse First Boston LLC
UBS Securities LLC
Wachovia Capital Markets, LLC
JMP Securities LLC
Citigroup Global Markets Inc.
RBC Dain Rauscher Inc.
BB&T Capital Markets, a Division of Scott & Stringfellow, Inc.
J.P. Morgan Securities Inc.
KeyBanc Capital Markets, a Division of McDonald Investments Inc.
Piper Jaffray & Co.
BNP Paribas
Calyon Securities (USA) Inc.
Comerica Securities Inc.
Greenwich Capital Markets, Inc.

Total	4,000,000

        The underwriting agreement provides that the underwriters are obligated to purchase all of the depositary shares if any are purchased, other than those depositary shares covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering of the depositary shares may be terminated.

        We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to 600,000 additional depositary shares at the initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments in the sale of the depositary shares.

        The underwriters propose to offer the depositary shares initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of $        per depositary share. The underwriters and selling group members may allow a discount of $        per share on sales to other broker/dealers. After the initial public offering the underwriters may change the public offering price and concession and discount to broker/dealers.

        The following table summarizes the compensation and estimated expenses we will pay.

	Per Share		Total
	Without Over-allotment	With Over-allotment	Without Over-allotment	With Over-allotment
Underwriting Discounts and Commissions paid by us	$	$	$	$
Expenses payable by us	$	$	$	$

        We intend to use more than 10% of the net proceeds from the sale of the depositary shares to repay indebtedness owed by us to certain affiliates of the underwriters who are lenders under our revolving credit facility. Accordingly, the offering is being made in compliance with the requirements of Rule 2710(h) of the Conduct Rules of the National Association of Securities Dealers, Inc. This rule provides generally that if more than 10% of the net proceeds from the sale of depositary shares, not including underwriting compensation, is paid to the underwriters of such depositary shares or their affiliates, the dividend rate on the depositary shares may not be lower than that recommended by a "qualified independent underwriter" meeting certain standards. Accordingly, Credit Suisse First Boston LLC is assuming the responsibilities of acting as the qualified independent underwriter in pricing the offering and conducting due diligence. The dividend rate on the depositary shares, when sold to the public at the public offering price set forth on the cover page of this prospectus, is no lower than that recommended by Credit Suisse First Boston LLC.

        We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of any of our preferred securities substantially similar to the Series A Preferred Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, any such substantially similar securities, without the prior written consent of the Representatives for a period of 30 days after the delivery date of depositary shares.

        In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act").

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by the underwriters of depositary shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by either exercising their over-allotment option and/or purchasing depositary shares in the open market.

  •
  Syndicate covering transactions involve purchases of the depositary shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of depositary shares to close out the short position, the underwriters will consider, among other things, the price of depositary shares available for purchase in the open market as compared to the price at which they may purchase depositary shares through the over-allotment option. If the underwriters sell more depositary shares than could be covered by the over-allotment option, a naked short position, that position can only be closed out by buying depositary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the depositary shares sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

  •
  In passive market making, market makers in the depositary shares who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchases of the depositary shares until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the depositary shares or preventing or retarding a decline in the market price of the depositary shares. As a result the price of the depositary shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The Nasdaq National Market if the depositary shares are accepted for listing, or otherwise and, if commenced, may be discontinued at any time.

        The underwriters have, from time to time, performed, and may in the future perform, various investment banking, financial advisory and other services for us for which they have been paid, or will be paid, customary fees. Affiliates of certain of the underwriters are lenders under our revolving credit facility.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

        The distribution of the depositary shares in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of the depositary shares are made. Any resale of the depositary shares in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the depositary shares.

Representations of Purchasers

        By purchasing depositary shares in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

  •
  the purchaser is entitled under applicable provincial securities laws to purchase the depositary shares without the benefit of a prospectus qualified under those securities laws,

  •
  where required by law, that the purchaser is purchasing as principal and not as agent, and

  •
  the purchaser has reviewed the text above under Resale Restrictions.

Rights of Action—Ontario Purchasers Only

        Under Ontario securities legislation, a purchaser who purchases a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the depositary shares, for rescission against us in the event that this circular contains a misrepresentation. A purchaser will be deemed to have relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the depositary shares. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the depositary shares. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the depositary shares were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the depositary shares as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

        All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

        Canadian purchasers of the depositary shares should consult their own legal and tax advisors with respect to the tax consequences of an investment in the depositary shares in their particular circumstances and about the eligibility of the depositary shares for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

        Certain legal matters related to the depositary shares being offered hereby are being passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York, and for the underwriters by Davis Polk & Wardwell, New York, New York.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to completion, dated June 27, 2005

PROSPECTUS

$500,000,000

Hovnanian Enterprises, Inc.

Preferred Stock
Class A Common Stock
Depositary Shares
Warrants to Purchase Preferred Stock
Warrants to Purchase Class A Common Stock
Warrants to Purchase Depositary Shares
Debt Securities
Warrants to Purchase Debt Securities
Stock Purchase Contracts
Stock Purchase Units

K. Hovnanian Enterprises, Inc.

Guaranteed Debt Securities
Guaranteed Warrants to Purchase Debt Securities

Selling Shareholders

15,286,624 Shares
Hovnanian Enterprises, Inc.
Class A Common Stock

        We, Hovnanian Enterprises, Inc., may offer and sell from time to time, in one or more series:

  •
  our Preferred Stock,

  •
  our Class A Common Stock,

  •
  our Depositary Shares,

  •
  our unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be our senior debt securities, senior subordinated debt securities or subordinated debt securities,

  •
  warrants to purchase our Preferred Stock, our Class A Common Stock, our Depositary Shares or our debt securities,

  •
  our Stock Purchase Contracts, and

  •
  our Stock Purchase Units,

or any combination of the these securities.

        Our wholly-owned subsidiary, K. Hovnanian Enterprises, Inc., may offer and sell from time to time, in one or more series:

  •
  its unsecured senior debt securities, senior subordinated debt securities or subordinated debt securities, which in each case will be fully and unconditionally guaranteed by us, and

  •
  warrants to purchase K. Hovnanian debt securities, which will be fully and unconditionally guaranteed by us,

or any combination of these securities.

        Our debt securities or warrants or the debt securities or warrants issued by K. Hovnanian Enterprises may be guaranteed by substantially all of our wholly-owned subsidiaries.

        Certain of our shareholders may offer and sell from time to time an aggregate of 15,286,624 shares of Class A Common Stock.

        The Preferred Stock, Class A Common Stock, other than any sold by any selling shareholders, Depositary Shares, stock purchase contracts, stock purchase units, debt securities and warrants of Hovnanian or K. Hovnanian, as applicable, may be offered at an aggregate initial offering price not to exceed $500,000,000 at prices and on terms to be determined at or prior to the time of sale.

        We will provide more specific information about the terms of an offering of any of these securities in supplements to this prospectus. The securities may be sold directly by us, K. Hovnanian or selling shareholders to investors, through agents designated from time to time or to or through underwriters or dealers. If any agents of Hovnanian, K. Hovnanian or selling shareholders or any underwriters are involved in the sale of any securities, the names of such agents or underwriters and any applicable commissions or discounts will be described in a supplement to this prospectus.

        This investment involves risk. See "Risk Factors" beginning on page 6.

        These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor have those organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is            , 2005

Forward-Looking Statements	3
Available Information	3
Incorporation of Certain Documents By Reference	4
The Company	5
Risk Factors	6
Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends	12
Use of Proceeds	12
Selling Shareholders	12
Description of Debt Securities	14
Description of Capital Stock	29
Description of Depositary Shares	30
Description of Stock Purchase Contracts and Stock Purchase Units	34
Description of Warrants	34
Plan of Distribution	35
Legal Matters	36
Experts	36

2

        In this document, "Company", "we", "us" or "our" refers to both Hovnanian and K. Hovnanian.

FORWARD-LOOKING STATEMENTS

        This prospectus includes "forward-looking statements" including, in particular, the statements about our plans, strategies and prospects. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and business conditions, (2) weather conditions, (3) changes in market conditions, (4) changes in home prices and sales activities in the markets where we build homes, (5) government regulation, including regulations concerning development of land, the homebuilding process and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in and price fluctuations of raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) geopolitical risks, terrorist acts and other acts of war and (13) other factors described in detail in Hovnanian's Form 10-K for the year ended October 31, 2004. All forward-looking statements attributable to the Company or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements and risk factors contained throughout this prospectus.

AVAILABLE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). We have also filed a registration statement on Form S-3 with the Commission. This prospectus, which forms part of the registration statement, does not have all the information contained in the registration statement. You may read, free of charge, and copy, at the prescribed rates, any reports, proxy statements and other information, including the registration statement, at the Commission's public reference room at 100 F Street, N.E., Washington, D.C. 20549. The Commission also maintains a website that contains reports, proxy statements and other information, including the registration statement. The website address is: http://www.sec.gov. Hovnanian's Class A Common Stock is listed on the New York Stock Exchange, and reports, proxy statements and other information also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        This prospectus is part of a registration statement filed with the Commission. The Commission allows us to "incorporate by reference" selected documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below filed under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

        Hovnanian has filed the following documents with the Commission and these documents are incorporated herein by reference:

  •
  Annual Report on Form 10-K for the fiscal year ended October 31, 2004, Registration File No. 1-8551 (including information specifically incorporated by reference into the Annual Report on Form 10-K from Hovnanian's definitive proxy statement filed on February 7, 2004, Registration File No. 1-8551);

  •
  Quarterly Report on Form 10-Q, as amended, for the quarter ended January 31, 2005, and Quarterly Report on Form 10-Q for the quarter ended April 30, 2005, Registration File Nos. 1-8551;

  •
  Current Reports on Form 8-K filed on January 19, 2005 and June 20, 2005, Registration File Nos. 1-8551; and

  •
  The description of the Company's Class A Common Stock, which is contained in the Registration Statement on Form 8-A filed on November 24, 1992, Registration File No. 1-8551.

        All documents filed by Hovnanian pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offerings made by this prospectus are to be incorporated herein by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        Hovnanian will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated by reference in this prospectus, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for such copies should be directed to Paul W. Buchanan, Senior Vice President--Corporate Controller, Hovnanian Enterprises, Inc., 10 Highway 35, P.O. Box 500, Red Bank, New Jersey 07701 (telephone: (732) 747-7800).

4

THE COMPANY

        We design, construct, market and sell single-family detached homes, attached townhomes and condominiums, mid-rise and high-rise condominiums, urban infill and active adult homes in planned residential developments and are one of the nation's largest builders of residential homes. Originally founded in 1959 by Kevork Hovnanian, Hovnanian Enterprises, Inc. was incorporated in New Jersey in 1967 and reincorporated in Delaware in 1983. Since the incorporation of our predecessor company, we have delivered in excess of 185,000 homes, including 14,586 homes in fiscal 2004. The Company consists of two operating groups: homebuilding and financial services. Our financial services group provides mortgage loans and title services to our homebuilding customers.

        We are currently offering homes for sale in 308 communities in 33 markets in 17 states throughout the United States. We primarily market and build homes for first-time buyers, first-time and second-time move-up buyers, luxury buyers, active adult buyers and empty nesters. We offer a variety of home styles at base prices ranging from $46,000 to $1,350,000 with an average sales price, including options, of $280,000 in fiscal 2004.

        Our operations span all significant aspects of the home-buying process—from design, construction and sale, to mortgage origination and title services.

        The following is a summary of our growth history:

        1959—Founded by Kevork Hovnanian as a New Jersey homebuilder.

        1983—Completed initial public offering.

        1986—Entered the North Carolina market through the investment in New Fortis Homes.

        1992—Entered the greater Washington D.C. market.

        1994—Entered the Coastal Southern California market.

        1998—Expanded in the greater Washington D.C. market through the acquisition of P.C. Homes.

        1999—Entered the Dallas, Texas market through our acquisition of Goodman Homes. Further diversified and strengthened our position as New Jersey's largest homebuilder through the acquisition of Matzel & Mumford.

        2001—Continued expansion in the greater Washington D.C. and North Carolina markets through the acquisition of Washington Homes. This acquisition further strengthened our operations in each of these markets.

        2002—Entered the Central Valley market in Northern California and Inland Empire region of Southern California through the acquisition of Forecast Homes.

        2003—Expanded operations in Texas and entered the Houston market through the acquisition of Parkside Homes and Brighton Homes. Entered the greater Ohio market through our acquisition of Summit Homes and entered the greater metro Phoenix market through our acquisition of Great Western Homes.

        2004—In November 2003, we entered the greater Tampa, Florida market through the acquisition of Windward Homes, and in March 2004, we started a new division in the Minneapolis/St. Paul, Minnesota market.

        Hovnanian markets and builds homes that are constructed on-site in four regions which include 23 of the nation's top 50 housing markets. These four regions are the Northeast, Southeast, Southwest, and West.

        Our geographic breakdown of markets by region is:

        Northeast: New Jersey, Southern New York, Pennsylvania, Ohio, Michigan, Illinois and Minnesota

  Southeast: Delaware, Maryland, North Carolina, South Carolina, Virginia, Washington D.C., West Virginia and Florida

5

        Southwest: Arizona and Texas

        West: California

        We employed approximately 3,837 full-time associates as of October 31, 2004.

        Our Corporate offices are located at 10 Highway 35, P. O. Box 500, Red Bank, New Jersey 07701, our telephone number is (732)747-7800, and our Internet website address is www.khov.com. We make available through our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports as soon as reasonably practicable after they are filed with the Commission. Copies of the Company's Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports are available free of charge upon request.

Recent Developments

        On March 1, 2005, we announced the purchase of Cambridge Homes, a privately held Orlando homebuilder and provider of related financial services, headquartered in Altamonte Springs, Florida. On March 2, 2005, we announced the acquisition of the operations of Town & Country Homes, a privately held homebuilder and land developer headquartered in Lombard, Illinois, which occurred concurrently with our entering into a joint venture to own and develop Town & Country's existing residential communities. Cambridge Homes operates in Florida and Town & Country operates in Illinois, Minnesota and Florida.

RISK FACTORS

        In addition to the other matters described in this prospectus, you should carefully consider the following risk factors.

Leverage places burdens on our ability to comply with the terms of our indebtedness, may restrict our ability to operate, may prevent us from fulfilling our obligations and may adversely affect our financial condition.

        We have a significant amount of debt:

  •
  our debt, as of April 30, 2005, including the debt of the guarantors, was $1,368.5 million ($1,366.2 million net of discount);

  •
  as of April 30, 2005, under the terms of our amended and restated $1.2 billion revolving credit agreement dated June 14, 2005, we would have had approximately $822.4 million of borrowings available (net of approximately $272.5 million in letters of credit outstanding under the facility), subject to borrowing conditions, including a borrowing base and covenants;

  •
  our debt service payments for the 12-month period ended April 30, 2005, which include interest incurred and mandatory principal payments on our corporate debt under the terms of our indentures (but which do not include principal and interest on non-recourse secured debt and debt of our financial subsidiaries), were $87.8 million; and

  •
  an increase of 1.0% in short-term interest rates (one-month LIBOR) would have increased our annual debt service at April 30, 2005 by approximately $0.9 million.

        In addition, we have substantial contractual commitments and contingent obligations, including $272.5 million of performance letters of credit and $843.8 million of performance bonds as of April 30, 2005. See "Contractual Obligations" in our Annual Report on Form 10-K incorporated by reference herein.

        Our amount of debt could have important consequences to you. For example, it could:

  •
  limit our ability to obtain future financing for working capital, capital expenditures, acquisitions, debt service requirements or other requirements;

6

  •
  require us to dedicate a substantial portion of our cash flow from operations to the payment on our debt and reduce our ability to use our cash flow for other purposes;

  •
  limit our flexibility in planning for, or reacting to, changes in our business;

  •
  place us at a competitive disadvantage because we have more debt than some of our competitors; and

  •
  make us more vulnerable in the event of a downturn in our business or in general economic conditions.

        Our ability to meet our debt service and other obligations will depend upon our future performance. We are engaged in businesses that are substantially affected by changes in economic cycles. Our revenues and earnings vary with the level of general economic activity in the markets we serve. Our businesses are also affected by financial, political, business and other factors, many of which are beyond our control. The factors that affect our ability to generate cash can also affect our ability to raise additional funds for these purposes through the sale of equity securities, the refinancing of debt, or the sale of assets. Changes in prevailing interest rates may affect our ability to meet our debt service obligations, because borrowings under our revolving credit facilities bear interest at floating rates. A higher interest rate on our debt service obligations could result in lower earnings.

        Our business may not generate sufficient cash flow from operations and borrowings may not be available to us under our revolving credit facility in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity, which we may not be able to do on favorable terms or at all.

        The indentures governing the debt securities offered hereby, and our other outstanding debt and our revolving credit facility impose restrictions on our operations and activities. The most significant restrictions relate to debt incurrence, sales of assets and cash distributions by us and require us to comply with certain financial covenants listed in those indentures and our revolving credit facility. If we fail to comply with any of these restrictions or covenants, the trustees or the banks, as appropriate, could cause our debt to become due and payable prior to maturity.

The terms of our indentures allow us to incur additional indebtedness.

        Under the terms of our indebtedness under our existing indentures, we have the ability, subject to our debt covenants, to incur additional amounts of debt. Additional indebtedness issued under the indentures governing the debt securities offered hereby can be issued in more than one series, and some series may have characteristics that provide that series with rights that are superior to those of our outstanding debt securities or to those that may be issued under the indentures governing the securities offered hereby. Additionally, the incurrence of additional indebtedness could magnify the risks described above.

The homebuilding industry is significantly affected by changes in general and local economic conditions, real estate markets and weather conditions, which could affect our ability to build homes at prices our customers are willing or able to pay, could reduce profits that may not be recaptured and could result in cancellation of sales contracts.

        Market conditions in the housing industry have been strong in recent years. However, the homebuilding industry is cyclical, has from time to time experienced significant difficulties and is significantly affected by changes in general and local economic conditions such as:

  •
  employment levels and job growth;

  •
  availability of financing for home buyers;

  •
  interest rates;

7

  •
  consumer confidence; and

  •
  housing demand.

        An oversupply of alternatives to new homes, such as rental properties and used homes, could depress prices and reduce margins for the sale of new homes. We have substantially increased our inventory in 2003, 2004 and 2005, which requires significant cash outlays and could increase our exposure to this risk as the cycle turns.

        Weather conditions, such as the severe wet weather in California, and natural disasters such as hurricanes, tornadoes, earthquakes, floods and fires can harm the local homebuilding business.

        The difficulties described above could cause us to take longer and incur more costs to build our homes. We may not be able to recapture increased costs by raising prices in many cases because we fix our prices up to twelve months in advance of delivery by signing home sales contracts. In addition, some home buyers may cancel or not honor their home sales contracts altogether.

Our success depends on the availability of suitable undeveloped land and improved lots at acceptable prices.

        Our success in developing land and in building and selling homes depends in part upon the continued availability of suitable undeveloped land and improved lots at acceptable prices. The availability of undeveloped land and improved lots for purchase at favorable prices depends on a number of factors outside of our control, including the risk of competitive over-bidding on land on lots and governmental regulation. Should suitable land opportunities become less available, the number of homes we may be able to build and sell would be reduced, which would reduce revenue and profits.

Raw material and labor shortages and price fluctuations could delay or increase the cost of home construction and adversely affect our operating results.

        The homebuilding industry has from time to time experienced raw material and labor shortages. In particular, shortages and fluctuations in the price of lumber or in other important raw materials could result in delays in the start or completion of, or increase the cost of, developing one or more of our residential communities. In addition, we contract with subcontractors to construct our homes. Therefore, the timing and quality of our construction depends on the availability, skill and cost of our subcontractors. Delays or cost increases caused by shortages and price fluctuations could harm our operating results, the impact of which may be further affected by our ability to raise sales prices.

Changes in economic and market conditions could result in the sale of homes at a loss or holding land in inventory longer than planned, the cost of which can be significant.

        Land inventory risk can be substantial for homebuilders. We must continuously seek and make acquisitions of land for expansion into new markets and for replacement and expansion of land inventory within our current markets. The market value of undeveloped land, buildable lots and housing inventories can fluctuate significantly as a result of changing economic and market conditions. In the event of significant changes in economic or market conditions, we may have to sell homes at a loss or hold land in inventory longer than planned. In the case of land options, we could choose not to exercise them, in which case we would write off the value of these options. Inventory carrying costs can be significant and can result in losses in a poorly performing project or market.

Home prices and sales activities in the California, New Jersey, Texas, North Carolina, Virginia, Maryland, Florida and Illinois markets have a large impact on our profitability because we conduct a significant portion of our business in these markets.

        We conduct a significant portion of our business in the California, New Jersey, Texas, North Carolina, Virginia, Maryland, Florida and Illinois markets. Home prices and sales activities in these markets, including in some of the markets in which we operate, have declined from time to time,

8

particularly as a result of slow economic growth. Furthermore, precarious economic and budget situations at the state government level may adversely affect the market for our homes in those affected areas. If home prices and sales activity decline in one or more of the markets in which we operate, our costs may not decline at all or at the same rate and profits may be reduced.

Because almost all of our customers require mortgage financing, increases in interest rates or the availability of mortgage financing could impair the affordability of our homes, lower demand for our products, limit our marketing effectiveness, and limit our ability to fully realize our backlog.

        Virtually all our customers finance their acquisitions through lenders providing mortgage financing. Increases in interest rates or decreases in availability of mortgage financing could lower demand for new homes because of the increased monthly mortgage costs to potential home buyers. Even if potential customers do not need financing, changes in interest rates and mortgage availability could make it harder for them to sell their existing homes to potential buyers who need financing. This could prevent or limit our ability to attract new customers as well as our ability to fully realize our backlog because our sales contracts generally include a financing contingency. Financing contingencies permit the customer to cancel his obligation in the event mortgage financing at prevailing interest rates, including financing arranged or provided by us, is unobtainable within the period specified in the contract. This contingency period is typically four to eight weeks following the date of execution.

        In addition, we believe that the availability of FNMA, FHLMC, FHA and VA mortgage financing is an important factor in marketing many of our homes. Any limitations or restrictions on the availability of those types of financing could reduce our sales.

Homebuilders are subject to a number of federal, local, state and foreign laws and regulations concerning the development of land, the home building and sale process and protection of the environment, which can cause us to incur delays and costs associated with compliance and which can prohibit or restrict our activity in some regions or areas.

        We are subject to extensive and complex regulations that affect the development and home building and sale process, including zoning, density and building standards. These regulations often provide broad discretion to the administering governmental authorities. This can delay or increase the cost of development or homebuilding.

        We also are subject to a variety of local, state, federal and foreign laws and regulations concerning protection of health and the environment. The particular environmental laws which apply to any given community vary greatly according to the community site, the site's environmental conditions and the present and former uses of the site. These environmental laws may result in delays, may cause us to incur substantial compliance, remediation, and/or other costs, and can prohibit or severely restrict development and homebuilding activity in certain environmentally sensitive regions or areas.

        It can be anticipated that increasingly stringent requirements will be imposed on developers and homebuilders in the future. Although we cannot predict the effect of these requirements, they could result in time-consuming and expensive compliance programs and in substantial expenditures, which could cause delays and increase our cost of operations. In addition, the continued effectiveness of permits already granted or approvals already obtained is dependent upon many factors, some of which are beyond our control, such as changes in policies, rules and regulations and their interpretation and application.

        Our sale process is subject to the jurisdiction of the U.S. Department of Housing and Urban Development ("HUD"). In connection with the Real Estate Settlement Procedures Act, HUD has recently inquired about our process of referring business to our affiliated mortgage company. We are currently in the process of responding to HUD's inquiry.

9

We compete on several levels with homebuilders that may have greater sales and financial resources, which could hurt future earnings.

        We compete not only for home buyers, but also for desirable properties, financing, raw materials and skilled labor often within larger subdivisions designed, planned and developed by other homebuilders. Our competitors include other local regional and national homebuilders, some of which have greater sales and financial resources.

        The competitive conditions in the homebuilding industry could result in:

  •
  difficulty in acquiring suitable land at acceptable prices;

  •
  increased selling incentives;

  •
  lower sales; or

  •
  delays in construction.

        Any of these problems could increase costs and/or lower profit margins.

We may have difficulty in obtaining the additional financing required to operate and develop our business.

        Our operations require significant amounts of cash, and we will be required to seek additional capital, whether from sales of equity or borrowing more money, for the future growth and development of our business. The terms or availability of additional capital is uncertain. Moreover, the indentures governing the debt securities offered hereby and the indentures for our outstanding debt contain provisions that may restrict the debt we may incur in the future. If we are not successful in obtaining sufficient capital, it could reduce our sales and may hinder our future growth and results of operations.

Our future growth may include additional acquisitions that may not be successfully integrated and may not achieve expected benefits.

        Acquisitions have contributed to our growth and are a component of our growth strategy. In March 2005, we announced the Cambridge Homes and Town & Country Homes acquisitions. Consistent with this strategy, we continue to engage in discussions with and evaluate potential acquisition targets, some of which may be significant, although we currently have no binding definitive agreements for any significant acquisitions. In the future, we may acquire other businesses. As a result of these acquisitions, we may need to seek additional financing and integrate product lines, dispersed operations and distinct corporate cultures. These integration efforts may not succeed or may distract our management from operating our existing business. Additionally, we may not be able to enhance our earnings as a result of acquisitions. Our failure to successfully manage future acquisitions could harm our operating results.

Utility shortages and outages or rate fluctuations could have an adverse effect on our operations.

        In prior years, the areas in which we operate in California have experienced power shortages, including periods without electrical power, as well as significant fluctuations in utility costs. We may incur additional costs and may not be able to complete construction on a timely basis if such power shortages/outages and utility rate fluctuations continue. Furthermore, power shortages and outages, such as the blackout that occurred in 2003 in the Northeast, and rate fluctuations may adversely affect the regional economies in which we operate, which may reduce demand for our homes. Our operations may be adversely affected if further rate fluctuations and/or power shortages and outages occur in California, the Northeast or in our other markets.

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Geopolitical risks and market disruption could adversely affect our operating results and financial condition.

        Geopolitical events, such as the aftermath of the war with Iraq and the continuing involvement in Iraq, may have a substantial impact on the economy and the housing market. Terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 had an impact on our business and the occurrence of similar events in the future cannot be ruled out. The war and continuing involvement, terrorism and related geopolitical risks have created many economic and political uncertainties, some of which may have additional material adverse effects on the U.S. economy, our customers and, in turn, our results of operations and financial condition.

An active trading market may not develop for the securities offered hereby.

        The securities offered hereby, other than the Class A Common Stock which is already traded on the New York Stock Exchange, will be a new issue of securities and when offered, there may not be an active public trading market for them. Unless otherwise specified in a prospectus supplement, we do not intend to apply for listing of any of the other securities offered hereby on a securities exchange. The liquidity of the trading market in the securities offered hereby, and the market prices quoted for these securities, may be adversely affected by changes in the overall market for these types of securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a consequence, when issued, an active trading market may not develop for the securities offered hereby, other than the Class A Common Stock, you might not be able to sell your securities, other than the Class A Common Stock, or, even if you can sell your securities, you might not be able to sell them at an acceptable price.

Federal and state laws allow courts, under specific circumstances, to void guarantees and to require you to return payments received from guarantors.

        The debt securities of Hovnanian and K. Hovnanian offered hereby may be guaranteed by the subsidiaries of Hovnanian. Although you may be direct creditors of any guarantors by virtue of any guarantee, existing or future creditors of any guarantor could avoid or subordinate that guarantor's guarantee under the fraudulent conveyance laws if they were successful in establishing that:

  •
  the guarantee was incurred with fraudulent intent; or

  •
  the guarantor did not receive fair consideration or reasonably equivalent value for issuing its guarantee and

  •
  was insolvent at the time of the guarantee;

  •
  was rendered insolvent by reason of the guarantee;

  •
  was engaged in a business or transaction for which its assets constituted unreasonably small capital to carry on its business; or

  •
  intended to incur, or believed that it would incur, debt beyond its ability to pay such debt as it matured.

        The measures of insolvency for purposes of determining whether a fraudulent conveyance occurred vary depending upon the laws of the relevant jurisdiction and upon the valuation assumptions and methodology applied by the court. Generally, however, a company would be considered insolvent for purposes of the above if:

  •
  the sum of the company's debts, including contingent, unliquidated and unmatured liabilities, is greater than all of that company's property at a fair valuation, or

  •
  if the present fair saleable value of the company's asssets is less than the amount that will be required to pay the probable liability on its existing debts as they become absolute and matured.

        We cannot assure you as to what standard a court would apply in order to determine whether a guarantor was "insolvent" as of the date its guarantee was issued, and we cannot assure you that, regardless of the method of valuation, a court would not determine that any guarantors were insolvent on that date.

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RATIOS OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        For purposes of computing the ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred stock dividends, earnings consist of earnings from continuing operations before income taxes, plus fixed charges, less interest capitalized. Fixed charges consist of all interest incurred plus the amortization of debt issuance costs and bond discount. Combined fixed charges and preferred stock dividends consist of fixed charges and preferred stock dividends.

        The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for Hovnanian for each of the periods indicated.

	Six Months Ended April 30, 2005	Year Ended October 31,
		2004	2003	2002	2001	2000
Ratio of earnings to fixed charges	7.3	6.3	6.7	4.7	3.1	2.1
Ratio of earnings to combined fixed charges and preferred stock dividends	7.3	6.3	6.7	4.7	3.1	2.1

USE OF PROCEEDS

        Unless otherwise provided in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus and each prospectus supplement, the "offered securities", will be used for general corporate purposes, which may include working capital needs, the refinancing of existing indebtedness, expansion of the business and acquisitions. If any of the net proceeds from the offered securities will be used for acquisitions, we will identify the acquisition in the applicable prospectus supplement. Hovnanian will not receive any net proceeds from the sale of any shares of Class A Common Stock offered by the Selling Shareholders.

SELLING SHAREHOLDERS

        Some or all of the shares of Class A Common Stock of Hovnanian being offered pursuant to this prospectus may be offered by selling shareholders. Identification of any selling shareholders will be made in the applicable prospectus supplement. The potential selling shareholders include Kevork S. Hovnanian, Chairman of the Board and Director of Hovnanian and, until July 1997, Chief Executive Officer of Hovnanian, Ara K. Hovnanian, President and Director of Hovnanian and, since July 1997, Chief Executive Officer of Hovnanian, Geaton A. DeCesaris, Jr., until January 2001, Chairman of the Board of Directors, President and Chief Executive Officer of Washington Homes, Inc., a corporation that merged with and into a wholly owned subsidiary of Hovnanian in January 2001, and until July 2003, Director of Hovnanian and Chief Operating Officer and President of Homebuilding Operations of K. Hovnanian, and since July 2003, Director of Hovnanian and President of the Hovnanian Land Investment Group, Geaton A. DeCesaris, Sr., until January 2001 Director and Chairman Emeritus of the Board of Directors of Washington Homes, and Anthony Hugo DeCesaris, until January 2001, Vice President and Maryland Division President for Washington Homes and, since January 2001, Vice President and Maryland Division President of Hovnanian. A selling shareholder may be deemed to be an underwriter in an offering by such selling shareholder.

        The following table sets forth (1) as of June 1, 2005, the Class A Common Stock and Class B Common Stock of Hovnanian beneficially owned by each potential selling shareholder and (2) the number of shares of Class A Common Stock to be offered by each potential selling shareholder and

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the amount and percentage of Class A Common Stock and Class B Common Stock to be owned after completion of the offering by such potential selling shareholder.

	Class A Common Stock		Class B Common Stock		Class A Common Stock				Class B Common Stock
	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)	Number of Shares to be Offered		Number of Shares Owned After Offering	Percent of Class After Offering	Number of Shares Owned After Offering of Class A Common Stock	Percent of Class After Offering of Class A Common Stock
Kevork S. Hovnanian(4)(6)	7,620,424	16.19%	11,687,674	79.61%	9,163,892	(11)	0	0%	10,144,206	69.09%
Ara K. Hovnanian(5)	4,787,200	9.97%	2,106,688	14.35%	5,065,416	(12)	0	0%	1,828,472	12.45%
Geaton A. DeCesaris, Jr.(7)(8)(9)	841,248	1.78%	—	—	841,248		0	0%	—	—
Geaton A. DeCesaris, Sr.(10)	60,000	0.13%	—	—	60,000		0	0%	—	—
A. Hugo DeCesaris(7)	156,068	0.33%	—	—	156,068		0	0%	—	—
Total	13,464,940	27.95%	13,794,362	93.96%	15,286,624		0	0%	11,972,678	81.54%
(1)
Beneficial ownership is determined in accordance with the rules of the Commission and generally attributes ownership to persons who have voting or investment power with respect to the relevant securities. Shares of Common Stock subject to options either currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by these footnotes, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all Class A Common Stock shown as beneficially owned by them.

(2)
The figures in the table in respect of Class A Common Stock do not include the shares of Class B Common Stock beneficially owned by the specified persons, which shares of Class B Common Stock are convertible at any time on a share for a share basis to Class A Common Stock. The figures in the table represent beneficial ownership (including ownership of options, currently exercisable or exercisable within 60 days) and sole voting power and sole investment power except as noted in notes (4) through (10) below.

(3)
Based upon the number of shares outstanding plus options for such shareholder.

(4)
Includes 190,000 shares of Class A Common Stock and 529,124 shares of Class B Common Stock as to which Kevork S. Hovnanian has shared voting power and shared investment power.

(5)
Includes 2,000,000 shares of Class A Common Stock held in a grantor retained annuity trust for Kevork S. Hovnanian (the "GRAT") for which Ara K. Hovnanian is trustee and has a potential remainder interest, and 320,434 shares of Class A Common Stock and 442,534 shares of Class B Common Stock held in family related accounts as to which Ara K. Hovnanian has shared voting power and shared investment power.

(6)
Includes 5,658,826 shares of Class B Common Stock held by the Kevork S. Hovnanian Family Limited Partnership, a Connecticut limited partnership (the "Limited Partnership"), beneficial ownership of which is disclaimed by Kevork S. Hovnanian. Kevork S. Hovnanian's wife, Sirwart Hovnanian, as trustee of the Sirwart Hovnanian 1994 Marital Trust, is the Managing General Partner of the Limited Partnership and as such has the sole power to vote and dispose of the Shares of Class B Common Stock held by the Limited Partnership. Also includes 529,124 shares of Class B Common Stock held in trust for Mr. Hovnanian's daughter over which Sirwart Hovnanian, as trustee, shares with her daughter the power to dispose of and vote. In addition, includes 190,000 shares of Class A Common Stock held in the name of Sirwart Hovnanian over which she has sole power to dispose of and vote. Mr. Hovnanian disclaims beneficial ownership of the shares described in the preceding two sentences.

(7)
Includes shares held jointly with their respective spouses, in part as follows: Geaton A. DeCesaris, Jr. and Josephine A. DeCesaris 841,248; A. Hugo DeCesaris and Julie P. DeCesaris 156,068.

(8)
Includes 200,000 shares of Class A Common Stock held by the DeCesaris Family LLC #1, beneficial ownership of which is disclaimed by Geaton A. DeCesaris, Jr. except to the extent of his pecuniary interest therein.

(9)
Includes 105,740 shares held by The Geaton and Josephine DeCesaris Family Trust, 21,458 shares held by Five Queens, Inc., a subchapter S corporation owned by Geaton A. DeCesaris, Jr.'s children and of which he is the President and 20,000 shares held by the Geaton A. DeCesaris Charitable Remainder Unitrust of which he is the trustee and beneficiary, beneficial ownership of which is disclaimed by Geaton A. DeCesaris, Jr. except to the extent of his pecuniary interest therein.

(10)
Includes 60,000 shares held by The DeCesaris Family GRAT trust.

(11)
Assumes conversion of 1,543,468 shares of Class B Common Stock. Shares of Class B Common Stock are convertible at any time on a share for share basis to Class A Common Stock.

(12)
Assumes conversion of 278,216 shares of Class B Common Stock. Shares of Class B Common Stock are convertible at any time on a share for share basis to Class A Common Stock.

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DESCRIPTION OF DEBT SECURITIES

        The K. Hovnanian debt securities will be unsecured senior, senior subordinated or subordinated debt of K. Hovnanian, will be guaranteed by Hovnanian, may be guaranteed by other subsidiaries of Hovnanian and will be issued:

  •
  in the case of K. Hovnanian Senior Debt Securities, under a Senior Indenture, the "K. Hovnanian Senior Debt Indenture", among K. Hovnanian, Hovnanian and any subsidiaries of Hovnanian, as guarantors, and the trustee specified in the applicable prospectus supplement;

  •
  in the case of K. Hovnanian Senior Subordinated Debt Securities, under a Senior Subordinated Indenture, the "K. Hovnanian Senior Subordinated Debt Indenture", among K. Hovnanian, Hovnanian and any subsidiaries of Hovnanian, as guarantors, and the trustee specified in the applicable prospectus supplement; and

  •
  in the case of K. Hovnanian Subordinated Debt Securities, under a Subordinated Indenture, the "K. Hovnanian Subordinated Debt Indenture", among K. Hovnanian, Hovnanian and any subsidiaries of Hovnanian, as guarantors, and the trustee specified in the applicable prospectus supplement.

The K. Hovnanian Senior Debt Indenture, the K. Hovnanian Senior Subordinated Debt Indenture and the K. Hovnanian Subordinated Debt Indenture are sometimes referred to in this description individually as a "K. Hovnanian Indenture" and collectively as the "K. Hovnanian Indentures".

        The Hovnanian debt securities may be issued either separately, or together with, upon conversion of or in exchange for other securities. The Hovnanian debt securities will be unsecured senior, senior subordinated or subordinated debt of Hovnanian, may be guaranteed by subsidiaries of Hovnanian and will be issued:

  •
  in the case of Hovnanian Senior Debt Securities, under a Senior Indenture, the "Hovnanian Senior Debt Indenture", among Hovnanian, any subsidiaries of Hovnanian, as guarantors, and the trustee specified in the applicable prospectus supplement;

  •
  in the case of Hovnanian Senior Subordinated Debt Securities, under a Senior Subordinated Indenture, the "Hovnanian Senior Subordinated Debt Indenture", among Hovnanian, any subsidiaries of Hovnanian, as guarantors, and the trustee specified in the applicable prospectus supplement; and

  •
  in the case of Hovnanian Subordinated Debt Securities, under a Subordinated Indenture, the "Hovnanian Subordinated Debt Indenture", among Hovnanian, any subsidiaries of Hovnanian, as guarantors, and the trustee specified in the applicable prospectus supplement.

        The Hovnanian Senior Debt Indenture, The Hovnanian Senior Subordinated Debt Indenture and the Hovnanian Subordinated Debt Indenture are sometimes referred to in this document individually as a "Hovnanian Indenture" and collectively as the "Hovnanian Indentures".

        The K. Hovnanian Senior Indenture and the Hovnanian Senior Indenture are sometimes referred to individually as a "Senior Debt Indenture" and collectively as the "Senior Debt Indentures". The K. Hovnanian Senior Subordinated Debt Indenture and the Hovnanian Senior Subordinated Debt Indenture are sometimes referred to individually as a "Senior Subordinated Debt Indenture" and collectively as the "Senior Subordinated Debt Indentures". The K. Hovnanian Subordinated Debt Indenture and the Hovnanian Subordinated Debt Indenture are sometimes referred to individually as a "Subordinated Debt Indenture" and collectively as the "Subordinated Debt Indentures". The K. Hovnanian Indentures and the Hovnanian Indentures are sometimes referred to individually as an "Indenture" and collectively as the "Indentures".

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        None of the Indentures limits the amount of debt securities that may be issued thereunder, and the Indentures provide that the debt securities may be issued from time to time in one or more series. The Indentures permit the appointment of a different trustee for each series of debt securities. The Indentures are filed as exhibits to the registration statement, of which this prospectus is a part. The following summaries of selected provisions of the Indentures and the debt securities do not purport to be complete, and, while Hovnanian and K. Hovnanian believe the descriptions of the material provisions of the Indentures and debt securities contained in this prospectus are accurate summaries of those material provisions, these summaries are subject to the detailed provisions of the applicable Indenture to which we refer for a full description of those provisions, including the definition of some terms. Section references in parentheses below are to sections in each Indenture unless otherwise indicated. Wherever particular sections or defined terms of the applicable Indenture are referred to, those sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by the reference. The Indentures are substantially identical, except for provisions relating to Hovnanian's guarantee and to subordination. For purposes of the summaries set forth below, "issuer" shall refer to K. Hovnanian in the case of the K. Hovnanian Debt Securities and the K. Hovnanian Indentures and to Hovnanian in the case of the Hovnanian Debt Securities and the Hovnanian Indentures. "Obligors" refers to Hovnanian and any subsidiaries of Hovnanian, as guarantors, the "guarantors", in the case of the Hovnanian Debt Securities and the Hovnanian Indentures, and K. Hovnanian and Hovnanian and any subsidiaries of Hovnanian, as guarantors, the "guarantors", in the case of the K. Hovnanian Debt Securities and the K. Hovnanian Indentures.

Provisions Applicable to Senior, Senior Subordinated and Subordinated Debt Securities

        General.    Hovnanian debt securities will be unsecured senior, senior subordinated or subordinated obligations of Hovnanian and K. Hovnanian debt securities will be unsecured senior, senior subordinated or subordinated obligations of K. Hovnanian, except that, under specified circumstances, K. Hovnanian may be released from these obligations. See "Condition for Release of K. Hovnanian". Except as described in the applicable prospectus supplement, none of the Indentures limits the payment of dividends by or the acquisition of stock of Hovnanian or K. Hovnanian. Except to the extent described in any prospectus supplement, the Indentures do not, and the debt securities will not, contain any covenants or other provisions that are intended to afford holders of the debt securities special protection in the event of either a change of control of Hovnanian or a highly leveraged transaction by Hovnanian.

        We refer to the prospectus supplement for the following terms of and information relating to the debt securities being offered, the "Offered Debt Securities", to the extent these terms are applicable to Offered Debt Securities:

  •
  the title of the Offered Debt Securities;

  •
  classification as K. Hovnanian Senior Debt Securities, K. Hovnanian Senior Subordinated Debt Securities, K. Hovnanian Subordinated Debt Securities, Hovnanian Senior Debt Securities, Hovnanian Senior Subordinated Debt Securities or Hovnanian Subordinated Debt Securities, aggregate principal amount, purchase price and denomination, and whether the Offered Debt Securities will be guaranteed by the subsidiary guarantors of Hovnanian as described under "Description of Guarantees" below;

  •
  the date or dates on which the Offered Debt Securities will mature;

  •
  the method by which amounts payable in respect of principal, premium, if any, or interest, if any, on or upon the redemption of the Offered Debt Securities may be calculated;

15

  •
  the interest rate or rates, or the method by which it will be determined, and the date or dates from which the interest, if any, will accrue;

  •
  the date or dates on which the interest, if any, will be payable;

  •
  the place or places where and the manner in which the principal of, premium, if any, and interest, if any, on the Offered Debt Securities will be payable and the place or places where the Offered Debt Securities may be presented for transfer;

  •
  the right, if any, or obligation, if any, of Hovnanian or K. Hovnanian to redeem, repay or purchase the Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, and the period or periods within which, the price or prices or the method by which such price or prices will be determined, or both at which, the form or method of payment therefor if other than in cash and the terms and conditions upon which the Offered Debt Securities will be redeemed, repaid or purchased pursuant to the obligation;

  •
  the terms for conversion or exchange, if any, of the Offered Debt Securities;

  •
  any provision relating to the issuance of the Offered Debt Securities at an original issue discount;

  •
  if the amounts of payments of principal of, premium, if any, and interest, if any, on the Offered Debt Securities are to be determined with reference to an index, the manner in which those amounts will be determined;

  •
  any applicable United States federal income tax consequences;

  •
  the currency or currencies for which the Offered Debt Securities may be purchased and the currency or currencies in which principal, premium, if any, and interest, if any, may be payable;

  •
  the trustee with respect to the series of Offered Debt Securities; and

  •
  any other specific terms of the Offered Debt Securities, including any deleted, modified or additional Events of Default or remedies or additional covenants provided with respect to the Offered Debt Securities, and any terms that may be required by or advisable under applicable laws or regulations.

        Unless otherwise specified in any prospectus supplement, the debt securities will be issuable in registered form and in denominations of $1,000 and any integral multiple thereof, see Section 2.7. No service charge will be made for any transfer or exchange of any debt securities but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge, payable in connection therewith, see Section 2.8.

        Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to discounted debt securities or to some debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes will be described in the applicable prospectus supplement.

        In determining whether the holders of the requisite aggregate principal amount of outstanding debt securities of any series have given any request, demand, authorization, direction, notice, consent or waiver under the Indentures, the principal amount of any series of debt securities originally issued at a discount from their stated principal amount that will be deemed to be outstanding for such purposes will be the amount of the principal thereof that would be due and payable as of the date of the determination upon a declaration of acceleration of the maturity thereof.

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        Description of Guarantees.    Hovnanian will fully and unconditionally guarantee, pursuant to the K. Hovnanian Indentures, the due and prompt payment of the principal of and premium, if any, and interest on the K. Hovnanian Debt Securities when and as the same shall become due and payable, whether at the stated maturity, by declaration of acceleration, call for redemption or otherwise. Debt securities of Hovnanian may be guaranteed by, and debt securities of K. Hovnanian may be further guaranteed by, the subsidiaries of Hovnanian, the "subsidiary guarantees", that also guaranty Hovnanian's revolving credit agreement at the time of issuance of the debt securities, the "subsidiary guarantors". Under the terms of Hovnanian's amended and restated revolving credit agreement, dated June 14, 2005, the subsidiary guarantors consist of all of Hovnanian's significant subsidiaries other than its financial services subsidiaries, joint ventures and certain other subsidiaries. If debt securities are guaranteed by subsidiary guarantors, that guarantee will be set forth in a supplemental indenture.

        Payments with respect to the guarantee by Hovnanian of the K. Hovnanian Senior Subordinated Debt Securities and K. Hovnanian Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of Hovnanian to the same extent and manner that payments with respect to the K. Hovnanian Senior Subordinated Debt Securities and K. Hovnanian Subordinated Debt Securities are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of K. Hovnanian as described under "Provisions Applicable Solely to Senior Subordinated Debt Securities and Subordinated Debt Securities" below. Likewise, payments with respect to subsidiary guarantees of Senior Subordinated Debt Securities and Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of each such subsidiary guarantor to the same extent and manner that payments with respect to the Senior Subordinated Debt Securities and Subordinated Debt Securities are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the issuer of such debt securities as described under "Provisions Applicable Solely to Senior Subordinated Debt Securities and Subordinated Debt Securities" below.

        Global Securities.    The debt securities of a series may be issued in whole or in part in the form of one or more global securities, the "global securities", that will be deposited with or on behalf of a depositary, "the depositary", identified in the prospectus supplement relating to such series. Global securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security:

  •
  may not be transferred except as a whole; and

  •
  may only be transferred

  •
  by the depositary for the global security to its nominee,

  •
  by a nominee of the depositary to the depositary or another nominee of the depositary; or

  •
  by the depositary or any nominee to a successor depositary or nominee of the successor depositary, see Section 2.8.

        The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series. Hovnanian and K. Hovnanian anticipate that the following provisions generally will apply to all depositary arrangements.

        Upon the issuance of a global security, the depositary for that global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with such depositary. Those accounts will be designated by the dealers, underwriters or agents with respect to those debt securities or by the issuer if the debt securities are offered and sold directly by the issuer. Ownership of beneficial interests in a global security will be limited to persons that have

17

accounts with the applicable depositary, participants, or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of these securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

        As long as the depositary for a global security or its nominee is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities of the series represented by that global security for all purposes under the Indenture governing those debt securities. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any of those debt securities in definitive form and will not be considered the owners or holders thereof under the Indenture governing those debt securities.

        Payment of principal of, premium, if any, and interest, if any, on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing the debt securities. Hovnanian and K. Hovnanian expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium, if any, and interest, if any, in respect of a global security representing any of those debt securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security for those securities as shown on the records of such depositary or its nominee. Hovnanian and K. Hovnanian also expect that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of the participants. Neither Hovnanian, K. Hovnanian, the trustee for such debt securities, any paying agent nor the registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the debt securities or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

        If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the issuer within 90 days, the issuer will issue individual debt securities of the applicable series in exchange for the global security representing the applicable series of debt securities. In addition, an issuer may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any debt securities of a series represented by a global security and, in such event, will issue individual debt securities of the applicable series in exchange for the global security representing the applicable series of debt securities. Further, if an issuer so specifies with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of that series may, on terms acceptable to the issuer, the trustee and the depositary for the global security, receive individual debt securities of the applicable series in exchange for beneficial interests, subject to any limitations described in the prospectus supplement relating to the debt securities. In this instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by the applicable global security equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Individual debt securities of the series so issued will be issued in registered form and in

18

denominations, unless otherwise specified in the applicable prospectus supplement relating to that series of debt securities, of $1,000 and integral multiples thereof.

        Events of Default.    Unless otherwise specified in the applicable prospectus supplement, an Event of Default is defined under each Indenture with respect to the debt securities of any series issued under the applicable Indenture as being:

  •
  default in the payment of principal of or premium, if any, with respect to debt securities of the applicable series when due;

  •
  default in the payment of any installment of interest on any of the debt securities of that series when due, continued for 30 days;

  •
  default in the payment or satisfaction of any sinking fund or other purchase obligation with respect to debt securities of that series when due;

  •
  default in the performance of any other covenant of any of the obligors' applicable to debt securities of that series, continued for 90 days after written notice to the obligors by the trustee or to the obligors and the trustee, by the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding requiring the same to be remedied; and

  •
  specified events of bankruptcy, insolvency or reorganization of the issuer, see Section 5.1.

        If any Event of Default shall occur and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding, by notice in writing to Hovnanian or K. Hovnanian, as applicable, and to the trustee, if given by the holders, may declare the principal, or, in the case of any series of debt securities originally issued at a discount from their stated principal amount, the portion of the principal amount as may be specified in the terms of that series, of all of the debt securities of that series and the interest, if any, accrued thereon to be due and payable immediately. The declaration described in the preceding sentence may be rescinded by notice in writing to Hovnanian or K. Hovnanian, as applicable, and the trustee by holders of a majority in aggregate principal amount of the debt securities of the series then outstanding. This rescission will rescind and annul any declaration made pursuant to the first sentence of this paragraph and its consequences if all defaults under such Indenture are cured or waived, see Section 5.1.

        Each Indenture provides that no holder of any series of debt securities then outstanding may institute any suit, action or proceeding with respect to, or otherwise attempt to enforce, that Indenture, unless

  •
  the holder previously gave the trustee written notice of default and of the continuance thereof;

  •
  the holders of not less than 25% in aggregate principal amount of the applicable series of debt securities then outstanding made written request to the trustee to institute the suit, action or proceeding and offered to the trustee reasonable indemnity as it may require with respect thereto; and

  •
  the trustee, for 60 days after its receipt of the notice, request and offer of indemnity, neglected or refused to institute any action, suit or proceeding;

Subject to the subordination provisions applicable to the Senior Subordinated Debt Securities and the Subordinated Debt Securities, the right, described in the above bullet points, of any holder of any debt security to receive payment of the principal of, premium, if any, or interest, if any, on that debt security, on or after the respective due dates, or to institute suit for the enforcement of any payment shall not be impaired or affected without the consent of the holder, see Section 5.4.

        The holders of a majority in aggregate principal amount of the debt securities of the series then outstanding may direct the time, method and place of conducting any proceeding for any remedy

19

available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series, provided that the trustee may decline to follow that direction if the trustee determines that the action or proceeding is unlawful or would involve the trustee in personal liability, see Section 5.7.

        Hovnanian and/or K. Hovnanian, as applicable, are required to furnish annually to the trustee a certificate as to compliance by Hovnanian and/or K. Hovnanian, as applicable, with all conditions and covenants under each Indenture, see Section 4.3.

        Discharge and Defeasance.    Unless otherwise specified in the applicable prospectus supplement, Hovnanian and/or K. Hovnanian, as applicable, can discharge or defease their respective obligations with respect to any series of debt securities as described below, see Article Ten.

        Hovnanian or K. Hovnanian, as applicable, may discharge all of its obligations, except those described below, to holders of any series of debt securities issued under any Indenture that have not already been delivered to the trustee for cancellation and that have either become due and payable, or are by their terms due and payable within one year or scheduled for redemption within one year, by irrevocably depositing with the trustee cash or U.S. Government Obligations, as defined in the Indenture, or a combination thereof, as trust funds in an amount certified to be sufficient to pay when due the principal of, premium, if any, and interest, if any, on all outstanding debt securities of that series and to make any mandatory sinking fund payments, if any, thereon when due.

        Unless otherwise provided in the applicable prospectus supplement, Hovnanian or K. Hovnanian, as applicable, may also elect at any time to defease and be discharged from all of its obligations, except those described below, to holders of any series of debt securities issued under each Indenture, "defeasance", or be released from all of their obligations with respect to specified covenants applicable to any series of debt securities issued under each Indenture, "covenant defeasance", if, among other things:

  •
  Hovnanian or K. Hovnanian, as applicable, irrevocably deposit with the trustee cash or U.S. Government Obligations, or a combination thereof, as trust funds in an amount certified to be sufficient to pay when due the principal of, premium, if any, and interest, if any, on all outstanding debt securities of the applicable series and to make any mandatory sinking fund payments, if any, thereon when due and those funds have been so deposited for 91 days;

  •
  the deposit will not result in a breach or violation of, or cause a default under, any agreement or instrument to which either Hovnanian or K. Hovnanian, as applicable, is a party or by which it is bound; and

  •
  Hovnanian or K. Hovnanian, as applicable, deliver to the trustee an opinion of counsel to the effect that the holders of the applicable series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the United States federal income tax treatment of the holders' principal of and interest payments, if any, on that series of debt securities.

In the case of defeasance, the opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the Indenture relating to the debt securities of such series, because this result would not occur under current tax law, see Section 10.1.

        Notwithstanding the foregoing, no discharge, defeasance or covenant defeasance described above will affect the following obligations to, or rights of, the holders of any series of debt securities:

  •
  rights of registration of transfer and exchange of debt securities of the applicable series;

20

  •
  rights of substitution of mutilated, defaced, destroyed, lost or stolen debt securities of the applicable series;

  •
  rights of holders of debt securities of the applicable series to receive payments of principal thereof, premium, if any, and interest, if any, thereon, upon the original due dates therefore, but not upon acceleration, and to receive mandatory sinking fund payments thereon when due, if any;

  •
  rights, obligations, duties and immunities of the trustee;

  •
  rights of holders of debt securities of a series as beneficiaries with respect to property so deposited with the trustee payable to all or any of them; and

  •
  obligations of Hovnanian or K. Hovnanian, as applicable, to maintain an office or agency in respect of debt securities of the series, see Section 10.1.

        Hovnanian or K. Hovnanian, as applicable, may exercise the defeasance option with respect to any series of debt securities notwithstanding the prior exercise of the covenant defeasance option with respect to any series of debt securities. If Hovnanian or K. Hovnanian, as applicable, exercise the defeasance option with respect to any series of debt securities, payment of that series of debt securities may not be accelerated because of an Event of Default with respect to that series of debt securities. If Hovnanian or K. Hovnanian, as applicable, exercise the covenant defeasance option with respect to any series of debt securities, payment of that series of debt securities may not be accelerated by reason of an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the cash and U.S. Government Obligations in the defeasance trust could be less than the principal of, premium, if any, and interest, if any, and any mandatory sinking fund payments, if any, then due on the series of debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

        Modification of the Indenture.    Each Indenture provides that the obligors and the trustee may enter into supplemental indentures without the consent of the holders of the debt securities to:

  •
  evidence the assumption by a successor entity of the obligations of any of the obligors under that Indenture,

  •
  add covenants or new events of default for the protection of the holders of the debt securities,

  •
  cure any ambiguity or defect or correct any inconsistency in the Indenture;

  •
  establish the form and terms of debt securities of any series;

  •
  evidence the acceptance of appointment by a successor trustee;

  •
  in the case of Senior Debt Securities, secure those debt securities;

  •
  designate a bank or trust company other than the trustee specified in the applicable prospectus supplement to act as trustee for a series of debt securities;

  •
  subject to the following paragraph, modify the existing covenants and events of default solely in respect of, or add new covenants and events of default that apply solely to, debt securities not yet issued and outstanding on the date of the supplemental indenture;

  •
  provide for the issuance of debt securities of any series in coupon form and exchangeability of those debt securities for fully registered debt securities;

21

  •
  modify, eliminate or add to the provisions of the Indenture as necessary to effect the qualification of the Indenture under the Trust Indenture Act of 1939 and to add provisions expressly permitted by that Act; and

  •
  modify the provisions to provide for the denomination of debt securities in foreign currencies that will not adversely affect the interests of the holders of the debt securities in any material respect, see Section 8.1.

        Each Indenture also contains provisions permitting the obligors and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series then outstanding and affected, to add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable Indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities of that series; provided that the obligors and the trustee may not, without the consent of the holder of each outstanding debt security affected thereby:

  •
  extend the stated final maturity of any debt security, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest, if any, thereon, reduce or alter the method of computation of any amount payable on redemption, repayment or purchase by the issuer, change the coin or currency in which principal, premium, if any, and interest, if any, are payable, reduce the amount of the principal of any original issue discount security payable upon acceleration or provable in bankruptcy, impair or affect the right to institute suit for the enforcement of any payment or repayment thereof or, if applicable, adversely affect any right of prepayment at the option of the holder or make any change adverse to the interests of the holders in the terms and conditions of the guarantee by Hovnanian or the subsidiary guarantees; or

  •
  reduce the stated percentage in aggregate principal amount of debt securities of any series issued under the Indenture, see Section 8.2.

        Consolidation, Merger, Sale or Conveyance.    Except as otherwise provided in the applicable prospectus supplement, the K. Hovnanian Indentures provide that K. Hovnanian or Hovnanian may, and the Hovnanian Indentures provide that Hovnanian may, without the consent of the holders of debt securities, consolidate with, merge into or transfer, exchange or dispose of all of its properties to, any other corporation or partnership organized under the laws of the United States, provided that:

  •
  the successor corporation or partnership assumes all obligations of K. Hovnanian or Hovnanian, as the case may be, by supplemental indenture satisfactory in form to the applicable trustee executed and delivered to that trustee, under the Indentures and the debt securities,

  •
  immediately after giving effect to the consolidation, merger, exchange or other disposition, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, will have occurred and be continuing; and

  •
  certain other conditions are met, see Section 9.1.

        Condition for Release of K. Hovnanian.    Except as otherwise provided in a prospectus supplement, each K. Hovnanian Indenture provides that K. Hovnanian may be released from its obligations under the K. Hovnanian Indenture and the K. Hovnanian debt securities, without the consent of the holders of the K. Hovnanian debt securities of any series, if Hovnanian or any successor to Hovnanian has assumed the obligations of K. Hovnanian under those K. Hovnanian Debt Securities. In the event of the release, a taxable sale or exchange of a debt security for a new debt security will be deemed to occur. As a result, a holder of a debt security may recognize gain or loss on the sale or exchange and may be required to include in income different amounts during the remaining term of the debt security than would have been included absent the release.

22

        Certain Definitions.    Except as otherwise provided in a prospectus supplement, the definitions listed below are applicable to the discussions of the Indentures, see Article One.

        "Consolidated Net Tangible Assets" means the aggregate amount of assets included on the most recent consolidated balance sheet of Hovnanian or K. Hovnanian, as applicable, and its Restricted Subsidiaries, less applicable reserves and other properly deductible items and after deducting therefrom all current liabilities and all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all in accordance with generally accepted accounting principles consistently applied.

        "Indebtedness," with respect to any person, means, without duplication:

  •
  the principal of and premium, if any, and interest, if any, on indebtedness for money borrowed of that person, indebtedness of that person evidenced by bonds, notes, debentures or similar obligations, and any guaranty by that person of any indebtedness for money borrowed or indebtedness evidenced by bonds, notes, debentures or similar obligations of any other person, whether the indebtedness or guaranty is outstanding on the date of the Indenture or is thereafter created, assumed or incurred;

  •
  obligations of that person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

  •
  the principal of and premium, if any, and interest, if any, on indebtedness incurred, assumed or guaranteed by that person in connection with the acquisition by it or any of its subsidiaries of any other businesses, properties or other assets;

  •
  lease obligations of that person capitalized in accordance with Statement of Financial Accounting Standards No. 13 promulgated by the Financial Accounting Standards Board or other generally accepted accounting principles as may be from time to time in effect;

  •
  any indebtedness of that person representing the balance deferred and unpaid of the purchase price of any property or interest therein, except any balance that constitutes an accrued expense or trade payable and any guaranty, endorsement or other contingent obligation of that person in respect of any indebtedness of another that is outstanding on the date of the Indenture or is thereafter created, assumed or incurred by, that person;

  •
  obligations of that person under interest rate, commodity or currency swaps, caps, collars, options and similar arrangements; and

  •
  any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in the above bullet points.

        "Restricted Subsidiary" means any Subsidiary of Hovnanian or K. Hovnanian, as applicable, other than an Unrestricted Subsidiary, and any Subsidiary of Hovnanian or K. Hovnanian, as applicable, that was an Unrestricted Subsidiary but which, subsequent to the date of the Indentures, is designated by the board of directors of Hovnanian or K. Hovnanian, as applicable, to be a Restricted Subsidiary; provided, however, that Hovnanian or K. Hovnanian, as applicable, may not designate any Subsidiary to be a Restricted Subsidiary if Hovnanian would thereby breach any covenant or agreement contained in the Indentures, on the assumptions that any outstanding Indebtedness of the Subsidiary was incurred at the time of the designation.

        "Subsidiary" of any specified Person means any corporation of which that Person, or that Person and one or more Subsidiaries of that Person, or any one or more Subsidiaries of that Person, directly or indirectly own voting securities entitling any one or more of that Person and its Subsidiaries to elect a majority of the directors, either at all times, or, so long as there is no default or contingency which

23

permits the holders of any other class or classes of securities to vote for the election of one or more directors.

        "Unrestricted Subsidiary" means:

  •
  any Subsidiary of Hovnanian acquired or organized after the date of the Indentures, provided, however, that this Subsidiary shall not be a successor, directly or indirectly, to any Restricted Subsidiary; and

  •
  any Subsidiary of Hovnanian substantially all the assets of which consist of stock or other securities of a Subsidiary or Subsidiaries of the character described in clause the above bullet point, unless and until that Subsidiary is designated to be a Restricted Subsidiary pursuant to the definition of "Restricted Subsidary" above.

Provisions Applicable Solely to Senior Debt Securities

        General.    Senior Debt Securities will be issued under a Senior Debt Indenture and will rank pari passu with all other unsecured and unsubordinated debt of the issuer of such Senior Debt Securities. At April 30, 2005, Hovnanian had an aggregate of $505.1 of Indebtedness outstanding, which would be subordinated to Senior Debt Securities.

        Limitations on Liens.    The Senior Debt Indentures provide that, so long as any Senior Debt Securities are outstanding, Hovnanian will not, and will not permit any Restricted Subsidiary to, pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien upon, any property or assets owned by Hovnanian or any Restricted Subsidiary to secure any Indebtedness, without making effective provision whereby outstanding Senior Debt Securities will be equally and ratably secured.

        Under the terms of the Senior Debt Indentures, the limitation described above does not apply to:

  •
  any mortgage, pledge, security interest, lien or encumbrance upon any property or assets created at the time of the acquisition of such property or assets by Hovnanian or any Restricted Subsidiary or within one year after that time to secure all or a portion of the purchase price for the property or assets;

  •
  any mortgage, pledge, security interest, lien or encumbrance upon any property or assets existing thereon at the time of the acquisition thereof by Hovnanian or any Restricted Subsidiary, whether or not the obligations secured thereby are assumed by Hovnanian or any Restricted Subsidiary;

  •
  any mortgage, pledge, security interest, lien or encumbrance upon any property or assets, whenever acquired, of any corporation or other entity that becomes a Restricted Subsidiary after the date of the Senior Debt Indenture, provided that

  1)
  the instrument creating the mortgage, pledge, security interest, lien or encumbrance was in effect prior to the time the corporation or other entity becomes a Restricted Subsidiary, and

  2)
  the mortgage, pledge, security interest, lien or encumbrance will only apply to properties or assets owned by the corporation or other entity at the time it becomes a Restricted Subsidiary or thereafter acquired by it from sources other than Hovnanian or another Restricted Subsidiary;

  •
  any mortgage, pledge, security interest, lien or encumbrance in favor of Hovnanian or any wholly-owned Subsidiary of Hovnanian;

24

  •
  any mortgage, pledge, security interest, lien or encumbrance created or assumed by Hovnanian or a Restricted Subsidiary in connection with the issuance of debt securities the interest on which is excludable from gross income of the holder of the security pursuant to the Internal Revenue Code of 1986, as amended, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by Hovnanian or a Subsidiary;

  •
  any extension, renewal or refunding of any mortgage, pledge, security interest, lien or encumbrance described in the bullet points above on substantially the same property or assets theretofore subject thereto;

  •
  any mortgage, pledge, security interest, lien or encumbrance securing any Indebtedness in an amount which, together with all other Indebtedness secured by a mortgage, pledge, security interest, lien or encumbrance that is not otherwise permitted by the foregoing provisions, does not at the time of the incurrence of the Indebtedness so secured exceed 20% of Consolidated Net Tangible Assets;

  •
  deposits or pledges to secure the payment of workmen's compensation, unemployment insurance or other social security benefits or obligations, or to secure the performance of trade contracts, leases, public or statutory obligations, surety or appeal bonds or other obligations of a like general nature incurred in the ordinary course of business;

  •
  mechanics', materialmen's, warehousemen's, carriers' or other like liens arising in the ordinary course of business securing obligations that are not overdue for a period longer than 30 days or that are being contested in good faith by appropriate proceedings;

  •
  liens for taxes, assessments or other governmental charges not yet payable or being contested in good faith and as to which adequate reserves will have been established in accordance with generally accepted accounting principles;

  •
  non-recourse mortgages on Income Producing Properties securing Indebtedness;

  •
  liens on assets of a Mortgage Subsidiary to secure only a Warehouse Line of Credit provided to that Subsidiary;

  •
  easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business; or

  •
  liens in connection with capital leases or sale leaseback transactions not securing any other indebtedness.

For the purpose of this "Limitations on Liens" provision, "security interest" will include the interest of the lessor under a lease with a term of three years or more that should be, in accordance with generally accepted accounting principles, recorded as a capital lease and any lease of property or assets not acquired from Hovnanian or any Restricted Subsidiary in contemplation of that lease will be treated as though the lessee had purchased the property or assets from the lessor, see Section 3.6 of the Senior Debt Indentures.

Provisions Applicable Solely to Senior Subordinated Debt Securities and Subordinated Debt Securities

        Subordination.    The Subordinated Debt Securities will be subordinate and junior in right of payment, to the extent described in the Subordinated Debt Indentures, to all Senior Indebtedness. The Senior Subordinated Debt Securities will be subordinate and junior in right of payment, to the extent described in the Senior Subordinated Debt Indentures, to all Senior Indebtedness of the obligors. The Senior Subordinated Debt Securities will rank senior to all existing and future Indebtedness of the obligors that is neither Senior Indebtedness of the obligors nor Senior Subordinated Indebtedness and only Indebtedness of the obligors that is Senior Indebtedness of the obligors will rank senior to the

25

Senior Subordinated Debt Securities in accordance with the subordination provisions of the Senior Subordinated Debt Indentures.

        "Senior Indebtedness" of the obligors is defined in the Subordinated Debt Indentures and the Senior Subordinated Debt Indentures as Indebtedness of the obligors outstanding at any time, other than the Indebtedness evidenced by the debt securities of any series, except:

  •
  any Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the Indebtedness is not senior or prior in right of payment to the debt securities or is pari passu or subordinate by its terms in right of payment to the debt securities;

  •
  renewals, extensions and modifications of any such Indebtedness;

  •
  any Indebtedness of the obligors to a wholly-owned Subsidiary of the obligors;

  •
  interest accruing after the filing of a petition initiating certain events of bankruptcy or insolvency unless that interest is an allowed claim enforceable against the Obligor in a proceeding under federal or state bankruptcy laws; and

  •
  trade payables.

        "Senior Subordinated Indebtedness" is defined in the Hovnanian Senior Subordinated Debt Indenture as the Hovnanian Senior Subordinated Debt Securities and any other Indebtedness of Hovnanian that ranks pari passu with the Hovnanian Senior Subordinated Debt Securities. Any Indebtedness of Hovnanian that is subordinate or junior by its terms in right of payment to any other Indebtedness of Hovnanian will be subordinate to Senior Subordinated Indebtedness of Hovnanian unless the instrument creating or evidencing the same or pursuant to which the same is outstanding specifically provides that this Indebtedness is to rank pari passu with other Senior Subordinated Indebtedness of Hovnanian and is not subordinated by its terms to any Indebtedness of Hovnanian that is not Senior Indebtedness of Hovnanian.

        "Senior Subordinated Indebtedness" is defined in the K. Hovnanian Senior Subordinated Debt Indenture as the K. Hovnanian Senior Subordinated Debt Securities, the guarantee of Hovnanian and any other Indebtedness of K. Hovnanian or Hovnanian that ranks pari passu with the K. Hovnanian Senior Subordinated Debt Securities. Any Indebtedness of K. Hovnanian or Hovnanian that is subordinate or junior by its terms in right of payment to any other Indebtedness of K. Hovnanian or Hovnanian will be subordinate to Senior Subordinated Indebtedness unless the instrument creating or evidencing the same or pursuant to which the same is outstanding specifically provides that such Indebtedness will rank pari passu with other Senior Subordinated Indebtedness and is not subordinated by its terms to any Indebtedness of K. Hovnanian or Hovnanian, which is not Senior Indebtedness of K. Hovnanian or Senior Indebtedness of Hovnanian.

        "Subordinated Indebtedness" of the obligors means the Senior Subordinated Debt Securities, the subsidiary guarantees, any other Senior Subordinated Indebtedness of the obligors and any other Indebtedness that is subordinate or junior in right of payment to Senior Indebtedness of the obligors.

        If:

  •
  Hovnanian or K. Hovnanian, as applicable, should default in the payment of any principal of, premium, if any, or interest, if any, on any Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, or

  •
  any other default with respect to Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, occurs and the maturity of the Senior Indebtedness has been accelerated in accordance with its terms, then, upon written notice of the default to Hovnanian or K. Hovnanian, as applicable, by the holders of the Senior Indebtedness or any trustee therefor,

26

    unless and until the default is cured or waived or has ceased to exist or the acceleration has been rescinded, no direct or indirect payment, in cash, property or securities, by set-off or otherwise, will be made or agreed to be made for principal of, premium, if any, or interest, if any, on any of the Senior Subordinated Debt Securities or the Subordinated Debt Securities, or in respect of any redemption, retirement, purchase or other acquisition of the Senior Subordinated Debt Securities or the Subordinated Debt Securities other than those made in capital stock of Hovnanian, or cash in lieu of fractional shares thereof, see Sections 13.1 and 13.4 of the Senior Subordinated Debt Indentures and Sections 13.1 and 13.4 of the Subordinated Debt Indentures.

        If any default, other than a default described in the bullet points directly above, occurs under the Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, pursuant to which the maturity thereof may be accelerated immediately or the expiration of any applicable grace periods occurs, a "Senior Nonmonetary Default", then, upon the receipt by Hovnanian or K. Hovnanian, as applicable, and the trustee of written notice thereof, a "payment notice", from or on behalf of holders of 25% or more of the aggregate principal amount of Senior Indebtedness specifying an election to prohibit the payment and other action by Hovnanian or K. Hovnanian, as applicable, in accordance with the following provisions of this paragraph Hovnanian or K. Hovnanian, as applicable, may not make any payment or take any other action that would be prohibited by the bullet points directly above during the period, the "payment blockage period" commencing on the date of receipt of the payment notice and ending on the earlier of

  •
  the date, if any, on which the holders of such Senior Indebtedness or their representative notify the trustee that the Senior Nonmonetary Default is cured, waived or ceases to exist or the Senior Indebtedness to which the Senior Nonmonetary Default relates is discharged, or

  •
  the 179th day after the date of receipt of the payment notice.

        Notwithstanding the provisions described in the immediately preceding bullet points, Hovnanian or K. Hovnanian, as applicable, may resume payments on the Senior Subordinated Debt Securities and the Subordinated Debt Securities after the payment blockage period.

        If

  •
  without the consent of Hovnanian or K. Hovnanian, as applicable, a receiver, conservator, liquidator or trustee of Hovnanian or K. Hovnanian, as applicable, or of any of its property is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction, and the decree or order remains in effect for more than 60 days, Hovnanian or K. Hovnanian, as applicable, is adjudicated bankrupt or insolvent, any of its property is sequestered by court order and that order remains in effect for more than 60 days, or a petition is filed against Hovnanian or K. Hovnanian, as applicable, under any state or federal bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction whether now or hereafter in effect, and is not dismissed within 60 days after such filing;

  •
  Hovnanian or K. Hovnanian, as applicable:

  •
  commences a voluntary case or other proceeding seeking liquidation, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other relief with respect to itself or its debt or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property;

  •
  consents to any such relief or to the appointment of or taking possession by any of the above officials in an involuntary case or other proceeding commenced against it;

27

    •
    fails generally to, or cannot, pay its debts generally as they become due;

    •
    takes any corporate action to authorize or effect any of the foregoing; or

  •
  any Subsidiary of the obligor takes, suffers or permits to exist any of the events or conditions referred to in any of the above bullet points,

then all Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, including any interest thereon accruing after the commencement of any proceedings, will first be paid in full before any payment or distribution, whether in cash, securities or other property, is made by the obligor to any holder of Senior Subordinated Debt Securities or Subordinated Debt Securities on account of the principal of, premium, if any, or interest, if any, on the Senior Subordinated Debt Securities or Subordinated Debt Securities, as the case may be.

        Any payment or distribution, whether in cash, securities or other property, other than securities of Hovnanian or K. Hovnanian, as applicable, or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the indebtedness evidenced by the Senior Subordinated Debt Securities or the Subordinated Debt Securities, to the payment of all Senior Indebtedness of the obligor then outstanding and to any securities issued in respect thereof under a plan of reorganization or readjustment, that would otherwise, but for the subordination provisions, be payable or deliverable in respect of the Senior Subordinated Debt Securities or the Subordinated Debt Securities of any series will be paid or delivered directly to the holders of Senior Indebtedness of the obligor in accordance with the priorities then existing among such holders until all Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, including any interest thereon accruing after the commencement of proceedings, has been paid in full. In the event of any proceeding, after payment in full of all sums owing with respect to Senior Indebtedness of the obligor, the holders of Senior Subordinated Debt Securities, together with the holders of any obligations of the obligor ranking on a parity with the Senior Subordinated Debt Securities, will be entitled to be repaid from the remaining assets of Hovnanian or K. Hovnanian, as applicable, the amounts at that time due and owing on account of unpaid principal of, premium, if any, or interest, if any, on the Senior Subordinated Debt Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the obligor ranking junior to the Senior Subordinated Debt Securities, including the Subordinated Debt Securities, and such other obligations, see Section 13.1 of the Senior Subordinated Debt Indentures and Section 13.1 of the Subordinated Debt Indentures.

        If any payment or distribution of any character, whether in cash, securities or other property, other than securities of Hovnanian or K. Hovnanian, as applicable, or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Senior Subordinated Debt Securities or the Subordinated Debt Securities, to the payment of all Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, then outstanding and to any securities issued in respect thereof under the plan of reorganization or readjustment, will be received by the trustee, or any holder of any Senior Subordinated Debt Securities or Subordinated Debt Securities in contravention of any of the terms of the Senior Subordinated Debt Indenture or the Subordinated Debt Indenture, as the case may be, such payment or distribution of securities will be received in trust for the benefit of, and will be paid over or delivered and transferred to, the holders of the Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, then outstanding in accordance with the priorities then existing among the holders for application to the payment of all Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, remaining unpaid to the extent necessary to pay all the Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, in full, see Section 13.1 of the Senior Subordinated Debt Indentures and Section 13.1 of the Subordinated Debt Indentures.

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        By reason of the subordination, in the event of the insolvency of Hovnanian or K. Hovnanian, as applicable, holders of Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, may receive more, ratably, than holders of the Senior Subordinated Debt Securities or Subordinated Debt Securities of Hovnanian or K. Hovnanian, as applicable. Subordination will not prevent the occurrence of any Event of Default, as defined in the Indentures, or limit the right of acceleration in respect of the Senior Subordinated Debt Securities or Subordinated Debt Securities.

Concerning the Trustee

        Information concerning the trustee for a series of debt securities will be set forth in the prospectus supplement relating to that series of debt securities. Hovnanian, K. Hovnanian and certain of Hovnanian's other subsidiaries may maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the trustee under an Indenture and its affiliates in the ordinary course of business. The trustee under an Indenture or its affiliates may participate as underwriters, agents or dealers in any offering of K. Hovnanian debt securities and/or Hovnanian debt securities.

DESCRIPTION OF CAPITAL STOCK

        The authorized capital stock of Hovnanian is 230,100,000 shares consisting of 200,000,000 shares of Class A Common Stock, par value $.01 per share, the "Class A Common Stock", 30,000,000 shares of Class B Common Stock, par value $.01 per share, the "Class B Common Stock", and 100,000 shares of Preferred Stock, par value $.01 per share, the "Preferred Stock", in the series and with the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be fixed from time to time by the board of directors for each series. The following summary description of certain provisions of Hovnanian's Amended Certificate of Incorporation, the "Certificate of Incorporation", and Restated By-laws does not purport to be complete and is qualified in its entirety by reference to those provisions.

Common Stock

        As of June 1, 2005, 47,076,426 shares of Class A Common Stock and 14,681,657 shares of Class B Common Stock were issued and outstanding. The Class A Common Stock is traded on the New York Stock Exchange. There is no established public trading market for the Class B Common Stock. In order to trade Class B Common Stock, the shares must be converted into Class A Common Stock on a one-for-one basis. Any offering of common stock made hereby will consist only of Class A Common Stock. The outstanding Class A Common Stock is, and any Class A Common Stock offered pursuant to this prospectus and any prospectus supplement when issued and paid for will be, fully paid and non-assessable.

        Dividends.    Dividends on the Class A Common Stock will be paid if, when and as determined by the board of directors of Hovnanian out of funds legally available for this purpose. Some debt instruments to which Hovnanian is a party contain restrictions on the payment of cash dividends. Under the terms of Hovnanian's amended and restated revolving credit agreement, dated June 14, 2005, and other outstanding indebtedness, approximately $426.5 million of retained earnings would have been free of restrictions on the payment of cash dividends at April 30, 2005. The amount of any regular cash dividend payable on a share of Class A Common Stock will be an amount equal to 110% of the corresponding regular cash dividend payable on a share of Class B Common Stock. Hovnanian has never paid cash dividends nor does it currently intend to pay cash dividends.

        Voting Rights.    Holders of Class A Common Stock are entitled to one vote for each share held by them on all matters presented to shareholders. Holders of Class B Common Stock are entitled to ten votes per share.

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        Liquidation Rights.    After satisfaction of the preferential liquidation rights of any Preferred Stock, the holders of the Class A Common Stock and Class B Common Stock are entitled to share ratably as a single class in the distribution of all remaining net assets.

        Preemptive and Other Rights.    The holders of Class A Common Stock do not have preemptive rights as to additional issues of common stock or conversion rights. The shares of Class A Common Stock are not subject to redemption or to any further calls or assessments and are not entitled to the benefit of any sinking fund provisions. The rights, preferences and privileges of holders of Class A Common Stock are subject to, and may be adversely affected by, the rights of the holder of shares of any series of Preferred Stock that Hovnanian may designate and issue in the future.

Preferred Stock

        The Certificate of Incorporation authorizes the Board of Directors to issue from time to time up to 100,000 shares of Preferred Stock, in one or more series, and with the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be fixed from time to time by the board of directors for each series. There are currently no shares of Preferred Stock issued and outstanding. The Preferred Stock may be used by Hovnanian's board of directors without further action by Hovnanian's stockholders as an anti-takeover device.

        The applicable prospectus supplement will describe the terms of any preferred stock that may be offered, including the number of shares, dividend rate and dividend period, liquidation value, voting rights, dividend and liquidation preferences, redemption terms, whether depositary shares representing fractional interests will be offered, and any other rights, privileges and limitations thereof.

DESCRIPTION OF DEPOSITARY SHARES

        The following briefly summarizes the material provisions of the deposit agreement, the depositary shares and the depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that are offered by Hovnanian and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement or supplements.

        The form of deposit agreement, including the form of depositary receipt, is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

        Hovnanian may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, Hovnanian will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

        The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Hovnanian and a bank or trust company selected by Hovnanian having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to the registered holder purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

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        Shares of preferred stock represented by depositary shares may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the principal office of the preferred stock depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement. Subject to the terms of the deposit agreement, the holder of depositary receipts will receive the appropriate number of shares of preferred stock and any money or property represented by such depositary shares. Only whole shares of preferred stock may be withdrawn; if a holder holds an amount of depositary shares in excess of whole shares of preferred stock, the preferred stock depositary will deliver along with the withdrawn shares of preferred stock a new depositary receipt evidencing the excess number of depositary shares. Except as described in the deposit agreement, holders of withdrawn shares of preferred stock will not be entitled to redeposit such shares or to receive depositary shares.

Dividends and Other Distributions

        The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

        The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with Hovnanian's approval, sell such property and distribute the net proceeds from such sale to such holders.

        If Hovnanian offers to the holders of a series of preferred stock represented by the depositary shares any rights, preferences or privileges to subscribe for or to purchase any securities or of any other nature, the preferred stock depositary will make such rights, preferences or privileges available to the record holders of depositary shares either by the issue of warrants representing such rights, preferences or privileges or by such other method as approved by the preferred stock depositary and Hovnanian. If the preferred stock depositary determines that this is not lawful or feasible or if it is instructed by a holder that such holder does not want to exercise such rights, preferences or privileges, it may, with Hovnanian's approval, sell such rights, preferences or privileges and distribute the net proceeds from such sale to the holders of depositary shares entitled thereto.

Redemption of Preferred Stock

        If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

        Whenever Hovnanian redeems shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by such other equitable method as the preferred stock depositary may decide.

Voting Deposited Preferred Stock

        Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the

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preferred stock depositary to vote the amount of the preferred stock represented by such holder's depositary shares. The preferred stock depositary will endeavor, as practicable, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

        Hovnanian will agree to take all actions that the preferred stock depositary may deem necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing such shares.

Changes Affecting Preferred Stock

        Upon any change in par or stated value, split-up, combination or any other reclassification of the series of preferred stock represented by the depositary shares, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting Hovnanian or to which it is a party, the preferred stock depositary may in its discretion, with the approval and instructions of Hovnanian, and in such manner as the preferred stock depositary may deem equitable, treat any securities which shall be received by the preferred stock depositary in exchange for or upon conversion of or in respect of such preferred stock as new deposited securities received in exchange for or upon conversion or in respect of such preferred stock and make such adjustments in:

  •
  the fraction of an interest represented by one depositary share in one share of such preferred stock; and

  •
  the ratio of the redemption price per depositary share to the redemption price of a share of such preferred stock,

in each case as may be necessary to fully reflect the effects of such change.

        With the approval of Hovnanian, the preferred stock depositary may execute and deliver additional depositary receipts, or may call for the surrender of all outstanding depositary receipts to be exchanged for new depositary receipts specifically describing such new deposited securities.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Hovnanian and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement may be terminated only if

  •
  all outstanding depositary shares have been redeemed; or

  •
  a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Hovnanian.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

        Hovnanian will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Hovnanian also will pay charges of the depositary in connection with the deposit of preferred stock and any redemption of preferred stock. The amount paid as dividends or otherwise distributable by the preferred stock depositary with respect to the depositary shares or the underlying preferred stock will be reduced by any amounts required to be

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withheld by Hovnanian or the preferred stock depositary on account of taxes or other governmental charges. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts. The preferred stock depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any depositary shares or shares of preferred stock, until such taxes or other governmental charges are paid.

Transfer, Surrender and Exchange

        Depositary receipts may be transferred, surrendered or exchanged in accordance with the deposit agreement. The preferred stock depositary, its agents or Hovnanian may require a holder, among other things, to furnish appropriate endorsements and transfer documents. The preferred stock depositary is not required to accept deposits of preferred stock or to register transfers, surrenders or exchanges of depositary shares during any period when the register of stockholders of Hovnanian is closed or in order to comply with any requirement of law, government or governmental body, commission or the deposit agreement.

Resignation and Removal of Depositary

        The preferred stock depositary may resign at any time by delivering to Hovnanian notice of its intent to do so, and Hovnanian may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The preferred stock depositary will forward all reports and communications from Hovnanian which are delivered to the preferred stock depositary and which Hovnanian is required to furnish to the holders of the deposited preferred stock.

        Neither the preferred stock depositary nor Hovnanian will be liable if it or Hovnanian are prevented or delayed by law or any circumstances beyond its or Hovnanian's control in performing its or Hovnanian's obligations under the deposit agreement. Hovnanian's obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of Hovnanian's and their duties thereunder, and neither Hovnanian nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Hovnanian and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Concerning the Preferred Stock Depositary

        Information concerning the preferred stock depositary for a series of preferred stock represented by depositary shares will be set forth in the prospectus supplement relating to that series of preferred stock. Hovnanian and certain of its subsidiaries may maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the preferred stock depositary and its affiliates in the ordinary course of business. The preferred stock depositary or its affiliates may participate as underwriters, agents or dealers in any offering of depositary shares.

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DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

        Hovnanian may issue Stock Purchase Contracts representing contracts obligating holders to purchase from Hovnanian and Hovnanian to sell to the holders a specified number of shares of Class A Common Stock, Preferred Stock or depositary shares at a future date or dates. The price per share of Class A Common Stock, Preferred Stock or depositary shares may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts.

        The Stock Purchase Contracts may be issued separately or as a part of units, often known as Stock Purchase Units, consisting of a Stock Purchase Contract and either

  •
  debt securities, or

  •
  debt obligations of third parties, including U.S. Treasury securities,

securing the holder's obligations to purchase the Class A Common Stock, Preferred Stock or depositary shares under the Stock Purchase Contracts. The Stock Purchase Contracts may require us to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid Stock Purchase Contracts, often known as prepaid securities, upon release to a holder of any collateral securing each holder's obligations under the original Stock Purchase Contract.

        The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units and, if applicable, prepaid securities. The description in the prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the Stock Purchase Contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such Stock Purchase Contracts or Stock Purchase Units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued, which will be filed with the Commission promptly after the offering of such Stock Purchase Contracts or Stock Purchase Units and, if applicable, prepaid securities.

DESCRIPTION OF WARRANTS

        Hovnanian may issue warrants, including warrants to purchase Class A Common Stock, Preferred Stock or Depositary Shares and warrants to purchase Hovnanian debt securities. K. Hovnanian may issue warrants to purchase K. Hovnanian Debt Securities. All obligations of K. Hovnanian under the K. Hovnanian warrants will be fully and unconditionally guaranteed by Hovnanian. Warrants may be issued independently of or together with any other securities and may be attached to or separate from such securities. Obligations of Hovnanian and K. Hovnanian under the warrants may be guaranteed by the subsidiary guarantors. Each series of warrants will be issued under a separate warrant agreement, each a "warrant agreement" to be entered into among Hovnanian and/or K. Hovnanian and any subsidiary guarantors and a warrant agent, the "warrant agent". The warrant agent will act solely as an agent of Hovnanian and/or K. Hovnanian in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of warrants. The following describes some general terms and provisions of the warrants offered hereby. Further terms of the warrants and the applicable warrant agreement will be described in the applicable prospectus supplement.

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        The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, aggregate principal amount and terms of the securities purchasable upon exercise of the warrants;

  •
  the designation and terms of the securities with which the warrants are issued and the number of the warrants issued with each such security;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  the price at which the securities purchasable upon exercise of the warrants may be purchased;

  •
  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

  •
  the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of certain United States Federal income tax considerations; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exercise of the warrants.

PLAN OF DISTRIBUTION

        Hovnanian, K. Hovnanian and the selling shareholders may sell the securities to or through underwriters or dealers, and also may sell the offered securities directly to one or more other purchasers or through agents. The applicable prospectus supplement will list the names of any underwriters or agents involved in the sale of the offered securities and any applicable commissions or discounts.

        Underwriters, dealers or agents may offer and sell the offered securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. In connection with the sale of the securities, underwriters or agents may be deemed to have received compensation from Hovnanian, K. Hovnanian or the selling shareholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters or agents may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

        The Preferred Stock, depositary shares, debt securities, stock purchase contracts, stock purchase units and warrants, when first issued, will have no established trading market. Any underwriters or agents to or through whom offered securities are sold by Hovnanian or K. Hovnanian for public offering and sale may make a market in such offered securities, but the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any offered securities.

        Any underwriters, dealers or agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit

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realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers or agents may be entitled, under agreements entered into with Hovnanian, K. Hovnanian or the selling shareholders, to indemnification against or contribution toward certain civil liabilities, including liabilities under the Securities Act.

        If so indicated in the prospectus supplement, Hovnanian, K. Hovnanian or the selling shareholders will authorize underwriters or other persons acting as its or their agents to solicit offers by certain institutions to purchase securities from it or them pursuant to contracts providing for payment and delivery on a future date. Institutions with which contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases will be subject to the condition that the purchase of the securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and agents will not have any responsibility in respect of the validity or performance of such contracts.

LEGAL MATTERS

        Certain legal matters with respect to the validity of the offered securities will be passed upon for Hovnanian and K. Hovnanian by Simpson Thacher & Bartlett LLP, New York, New York. Simpson Thacher & Bartlett LLP will rely, as to matters of California and New Jersey law, on the opinion of Peter S. Reinhart, Esq., Senior Vice-President and General Counsel for Hovnanian and K. Hovnanian. Certain legal matters in connection with the offered securities may also be passed upon for any agents or underwriters by counsel specified in the prospectus supplement.

EXPERTS

        The consolidated financial statements of Hovnanian Enterprises, Inc. appearing in Hovnanian Enterprises, Inc.'s Annual Report (Form 10-K) for the year ended October 31, 2004, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The estimated expenses payable by us in connection with the offering of the securities being registered hereby are as follows:

Total(a)
Registration Fee	$39,783
Legal fees and expenses	200,000
Blue Sky fees and expenses	15,000
Accounting fees and expenses	15,000
Printing and duplicating expenses	300,000
Miscellaneous expenses	30,217

Total	$600,000

(a)
All figures, except the registration fee, are estimates.

Item 15. Indemnification of Directors and Officers.

        Hovnanian is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 102(b)(7) of the General Corporation Law of the State of Delaware enables a corporation in its certificate of incorporation or an amendment thereto validly approved by stockholders to limit or eliminate the personal liability of the members of its board of directors for violations of the directors' fiduciary duty of care.

        Article EIGHTH of Hovnanian's Amended Certificate of Incorporation contains the following provisions with respect to indemnification:

          No director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which this Article becomes effective. Any repeal or modification of this Article Eighth shall not adversely affect any right or protection of a director of the Company existing hereunder with respect to any act or omission occurring prior to the time of such repeal or modification.

        K. Hovnanian is a California corporation. Section 317 of the California Corporations Code provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than in an action by or on behalf of the corporation to obtain a favorable judgment for itself, because such person is or was an agent of the corporation, against expenses actually and reasonably incurred in connection with the proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of criminal proceedings, had no reasonable cause to believe that the conduct was unlawful. In the case of suits by or on behalf of a corporation to obtain a judgment in its favor, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to such proceeding because such person is or was the corporation's agent, against expenses actually and reasonably incurred, if the person acted in good faith in a manner the person believed to be in the best interests of the corporation and its shareholders, except that no such indemnification may be made for claims as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation, unless and then only to the extent a court determines otherwise.

        Article FIFTH of K. Hovnanian's Articles of Incorporation contains the following provisions with respect to indemnification:

        The Corporation is authorized, to the fullest extent permissible under California law, to indemnify its agents (as defined by Section 317 of the California Corporations Code) whether by bylaw, agreement or otherwise, for breach of duty to the Corporation and its shareholders in excess of that expressly permitted by California Code Section 317, and to advance defense expenses to its agents in connection with such matters as those expenses are incurred; provided, indemnification shall not be provided for any acts or omissions or transactions from which pursuant to applicable statute(s) a director may not be relieved of liability nor under circumstances in which indemnity is expressly prohibited by the statute covering the indemnification of agents.

        Hovnanian maintains a liability insurance policy providing coverage for its directors and officers, the directors and officers of K. Hovnanian and the directors and officers of certain of its other subsidiaries in an amount up to $50,000,000.

Item 16. Exhibits.

        See Index to Exhibits.

Item 17. Undertakings.

        The undersigned Registrants hereby undertake:

        (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the from of prospectus filed with the Commission pursuant to Rule 462(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

        (2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of Hovnanian's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions set forth in response to Item 15, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Hovnanian Enterprises, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on June 27, 2005.

HOVNANIAN ENTERPRISES, INC.
By:	/s/ J. LARRY SORSBY J. Larry Sorsby Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on June 27, 2005.

Signature	Title

* Kevork S. Hovnanian	Chairman of the Board and Director
* Ara K. Hovnanian	President, Chief Executive Officer and Director
* Paul W. Buchanan	Senior Vice-President and Corporate Controller
* Geaton A. DeCesaris, Jr.	President of the Hovnanian Land Investment Group and Director
* Arthur M. Greenbaum	Director
* Desmond P. McDonald	Director
Edward A. Kangas	Director

* John J. Robbins	Director
/s/ J. LARRY SORSBY J. Larry Sorsby	Executive Vice-President, Chief Financial Officer and Director
* Stephen D. Weinroth	Director
*By:	/s/ J. LARRY SORSBY J. Larry Sorsby Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, K. Hovnanian Enterprises, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on June 27, 2005.

K. HOVNANIAN ENTERPRISES, INC.
By:	/s/ J. LARRY SORSBY J. Larry Sorsby Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on June 27, 2005.

Signature	Title

* Ara K. Hovnanian	President, Chief Executive Officer and Director
* Paul W. Buchanan	Senior Vice-President, Corporate Controller and Director
* Nick Pappas	Senior Vice-President and Director
/s/ J. LARRY SORSBY J. Larry Sorsby	Executive Vice-President, Chief Financial Officer and Director
* Jerold Walsh	Assistant Secretary and Director
*By:	/s/ J. LARRY SORSBY J. Larry Sorsby Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, each of the Registrants, as listed on the attached Schedule of Subsidiary Registrants, has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on June 27, 2005.

REGISTRANTS (as listed on the attached Schedule of Subsidiary Registrants)
By:	/s/ J. LARRY SORSBY J. Larry Sorsby Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed for each of the Subsidiary Registrants by the following person on the date and in the capacities indicated on June 27, 2005.

Signature	Title

* Kevork S. Hovnanian	Chairman of the Board and Director
* Ara K. Hovnanian	Chief Executive Officer, Vice-Chairman of the Board and Director
* Paul W. Buchanan	Senior Vice-President, Corporate Controller and Director
* Peter S. Reinhart	Senior Vice-President, General Counsel, Secretary and Director
/s/ J. LARRY SORSBY J. Larry Sorsby	Executive Vice-President, Chief Financial Officer and Director
*By:	/s/ J. LARRY SORSBY J. Larry Sorsby Attorney-In-Fact

SCHEDULE OF SUBSIDIARY REGISTRANTS

Exact Name of Registrant As Specified in Its Charter

ARROW PROPERTIES, INC. HOVNANIAN DEVELOPMENTS OF FLORIDA, INC. K. HOV INTERNATIONAL, INC. K. HOV IP, II, INC. K. HOV IP, INC.
K. HOVNANIAN ACQUISITIONS, INC.
K. HOVNANIAN AT BALLANTRAE, INC.
K. HOVNANIAN AT BERNARDS IV, INC.
K. HOVNANIAN AT BRANCHBURG III, INC.
K. HOVNANIAN AT BRIDGEPORT, INC.
K. HOVNANIAN AT BRIDGEWATER VI, INC.
K. HOVNANIAN AT BURLINGTON III, INC.
K. HOVNANIAN AT BURLINGTON, INC.
K. HOVNANIAN AT CALABRIA, INC.
K. HOVNANIAN AT CARMEL DEL MAR, INC.
K. HOVNANIAN AT CASTILE, INC.
K. HOVNANIAN AT CHAPARRAL, INC.
K. HOVNANIAN AT CLARKSTOWN, INC.
K. HOVNANIAN AT CRESTLINE, INC.
K. HOVNANIAN AT DOMINGUEZ HILLS, INC.
K. HOVNANIAN AT EAST WHITELAND I, INC.
K. HOVNANIAN AT FREEHOLD TOWNSHIP I, INC.
K. HOVNANIAN AT HACKETTSTOWN, INC. K. HOVNANIAN AT HERSHEY'S MILL, INC.
K. HOVNANIAN AT HIGHLAND VINEYARDS, INC. K. HOVNANIAN AT HOPEWELL IV, INC. K. HOVNANIAN AT HOPEWELL VI, INC. K. HOVNANIAN AT HOWELL TOWNSHIP, INC.
K. HOVNANIAN AT KINGS GRANT I, INC.
K. HOVNANIAN AT KLOCKNER FARMS, INC.
K. HOVNANIAN AT LA TERRAZA, INC.
K. HOVNANIAN AT LA TROVATA, INC.
K. HOVNANIAN AT LAKEWOOD, INC.
K. HOVNANIAN AT LOWER SAUCON, INC.
K. HOVNANIAN AT MAHWAH II, INC.
K. HOVNANIAN AT MAHWAH V, INC. K. HOVNANIAN AT MAHWAH VI, INC. K. HOVNANIAN AT MAHWAH VII, INC.
K. HOVNANIAN AT MANALAPAN, INC.
K. HOVNANIAN AT MARLBORO II, INC.
K. HOVNANIAN AT MARLBORO TOWNSHIP IV, INC.
K. HOVNANIAN AT METRO DC SOUTH, INC.
K. HOVNANIAN AT MONROE II, INC.
K. HOVNANIAN AT MONTCLAIR NJ, INC.
K. HOVNANIAN AT MONTGOMERY I, INC.
K. HOVNANIAN AT NORTHERN WESTCHESTER, INC.

K. HOVNANIAN AT NORTHLAKE, INC.
K. HOVNANIAN AT OCEAN TOWNSHIP, INC.
K. HOVNANIAN AT OCEAN WALK, INC.
K. HOVNANIAN AT PERKIOMEN I, INC.
K. HOVNANIAN AT PERKIOMEN II, INC.
K. HOVNANIAN AT PLAINSBORO III, INC.
K. HOVNANIAN AT PRINCETON, INC. K. HOVNANIAN AT RANCHO CHRISTIANITOS, INC. K. HOVNANIAN AT RESERVOIR RIDGE, INC.
K. HOVNANIAN AT SAN SEVAINE, INC. K. HOVNANIAN AT SARATOGA, INC. K. HOVNANIAN AT SAWMILL, INC.
K. HOVNANIAN AT SCOTCH PLAINS II, INC. K. HOVNANIAN AT SCOTCH PLAINS, INC. K. HOVNANIAN AT SKYE ISLE, INC.
K. HOVNANIAN AT SMITHVILLE, INC. K. HOVNANIAN AT SOUTH BRUNSWICK III, INC.
K. HOVNANIAN AT SOUTH BRUNSWICK V, INC. K. HOVNANIAN AT STONE CANYON, INC.
K. HOVNANIAN AT STONY POINT, INC.
K. HOVNANIAN AT SYCAMORE, INC. K. HOVNANIAN AT TANNERY HILL, INC.
K. HOVNANIAN AT THE BLUFF, INC. K. HOVNANIAN AT THE CEDARS, INC. K. HOVNANIAN AT THORNBURY, INC. K. HOVNANIAN AT TIERRASANTA, INC. K. HOVNANIAN AT TUXEDO, INC. K. HOVNANIAN AT UNION TOWNSHIP I, INC.
K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP I, INC.
K. HOVNANIAN AT UPPER MAKEFIELD I, INC.
K. HOVNANIAN AT VAIL RANCH, INC.
K. HOVNANIAN AT WALL TOWNSHIP VI, INC.
K. HOVNANIAN AT WALL TOWNSHIP VIII, INC.
K. HOVNANIAN AT WASHINGTONVILLE, INC.
K. HOVNANIAN AT WAYNE III, INC.
K. HOVNANIAN AT WAYNE V, INC.
K. HOVNANIAN AT WILDROSE, INC.
K. HOVNANIAN COMPANIES NORTHEAST, INC. K. HOVNANIAN COMPANIES OF CALIFORNIA, INC. K. HOVNANIAN COMPANIES OF MARYLAND, INC.
K. HOVNANIAN COMPANIES OF METRO WASHINGTON, INC.
K. HOVNANIAN COMPANIES OF NEW YORK, INC.
K. HOVNANIAN COMPANIES OF NORTH CAROLINA, INC.
K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.
K. HOVNANIAN COMPANIES OF SOUTHERN CALIFORNIA, INC.
K. HOVNANIAN CONSTRUCTION II, INC.
K. HOVNANIAN CONSTRUCTION III, INC.

K. HOVNANIAN CONSTRUCTION MANAGEMENT, INC.
K. HOVNANIAN DEVELOPMENTS OF ARIZONA, INC.
K. HOVNANIAN DEVELOPMENTS OF CALIFORNIA, INC.
K. HOVNANIAN DEVELOPMENTS OF D.C., INC.
K. HOVNANIAN DEVELOPMENTS OF DELAWARE, INC.
K. HOVNANIAN DEVELOPMENTS OF ILLINOIS, INC.
K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.
K. HOVNANIAN DEVELOPMENTS OF METRO WASHINGTON, INC.
K. HOVNANIAN DEVELOPMENTS OF MICHIGAN, INC.
K. HOVNANIAN DEVELOPMENTS OF MINNESOTA, INC.
K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY II, INC.
K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC. K. HOVNANIAN DEVELOPMENTS OF NEW YORK, INC. K. HOVNANIAN DEVELOPMENTS OF OHIO, INC. K. HOVNANIAN DEVELOPMENTS OF PENNSYLVANIA, INC.
K. HOVNANIAN DEVELOPMENTS OF SOUTH CAROLINA, INC.
K. HOVNANIAN DEVELOPMENTS OF TEXAS, INC.
K. HOVNANIAN DEVELOPMENTS OF WEST VIRGINIA, INC.
K. HOVNANIAN EQUITIES, INC.
K. HOVNANIAN FORECAST HOMES, INC.
K. HOVNANIAN HOMES OF NORTH CAROLINA, INC.
K. HOVNANIAN HOMES OF VIRGINIA, INC.
K. HOVNANIAN INVESTMENT PROPERTIES OF NEW JERSEY, INC.
K. HOVNANIAN PA REAL ESTATE, INC.
K. HOVNANIAN PORT IMPERIAL URBAN RENEWAL, INC.
K. HOVNANIAN PROPERTIES OF NEWARK URBAN RENEWAL CORPORATION, INC. K. HOVNANIAN PROPERTIES OF NORTH BRUNSWICK V, INC.
K. HOVNANIAN PROPERTIES OF WALL, INC.
KHC ACQUISITION, INC. LANDARAMA, INC. M&M AT LONG BRANCH, INC. MATZEL & MUMFORD OF DELAWARE, INC. MCNJ, INC.
PINE BROOK COMPANY, INC. REFLECTIONS OF YOU INTERIORS, INC. SEABROOK ACCUMULATION CORPORATION
STONEBROOK HOMES, INC. THE MATZEL & MUMFORD ORGANIZATION, INC. WASHINGTON HOMES, INC.
WESTMINSTER HOMES OF TENNESSEE, INC. WESTMINSTER HOMES, INC. WH LAND I, INC WH PROPERTIES, INC. DULLES COPPERMINE, L.L.C.

EDISON CONTRACT SERVICES, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF CALIFORNIA, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF FLORIDA, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF MARYLAND, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF NORTH CAROLINA, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF TEXAS, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF VIRGINIA, L.L.C.
K. HOVNANIAN AT 4S II, L.L.C.
K. HOVNANIAN AT 4S, L.L.C.
K. HOVNANIAN AT ACQUA VISTA, L.L.C.
K. HOVNANIAN AT ALISO, L.L.C.
K. HOVNANIAN AT ARBOR HEIGHTS, L.L.C.
K. HOVNANIAN AT BARNEGAT I, L.L.C.
K. HOVNANIAN AT BELLA LAGO, L.L.C.
K. HOVNANIAN AT BERKELEY, L.L.C.
K. HOVNANIAN AT BERNARDS V, L.L.C.
K. HOVNANIAN AT BLUE HERON PINES, L.L.C. K. HOVNANIAN AT BRIDGEWATER I, L.L.C. K. HOVNANIAN AT BRIDLEWOOD, L.L.C. K. HOVNANIAN AT CAMDEN I, L.L.C.
K. HOVNANIAN AT CAPISTRANO, L.L.C.
K. HOVNANIAN AT CARMEL VILLAGE, L.L.C.
K. HOVNANIAN AT CEDAR GROVE III, L.L.C.
K. HOVNANIAN AT CEDAR GROVE IV, L.L.C.
K. HOVNANIAN AT CHESTER I, L.L.C.
K. HOVNANIAN AT CHESTERFIELD, L.L.C.
K. HOVNANIAN AT CITY IN THE HILLS, L.L.C.
K. HOVNANIAN AT CLIFTON, L.L.C.
K. HOVNANIAN AT CLIFTON II, L.L.C.
K. HOVNANIAN AT CORTEZ HILL, L.L.C.
K. HOVNANIAN AT CRANBURY, L.L.C.
K. HOVNANIAN AT CURRIES WOODS, L.L.C.
K. HOVNANIAN AT DENVILLE, L.L.C.
K. HOVNANIAN AT DEPTFORD TOWNSHIP, L.L.C.
K. HOVNANIAN AT EASTLAKE, L.L.C.
K. HOVNANIAN AT EDGEWATER II, L.L.C.
K. HOVNANIAN AT EDGEWATER, L.L.C.
K. HOVNANIAN AT EGG HARBOR TOWNSHIP, L.L.C.
K. HOVNANIAN AT ENCINITAS RANCH, L.L.C.
K. HOVNANIAN AT FLORENCE I, L.L.C.
K. HOVNANIAN AT FLORENCE II, L.L.C.
K. HOVNANIAN AT FOREST MEADOWS, L.L.C.
K. HOVNANIAN AT FRANKLIN, L.L.C.
K. HOVNANIAN AT FREEHOLD TOWNSHIP, L.L.C.
K. HOVNANIAN AT GASLAMP SQUARE, L.L.C.

K. HOVNANIAN AT GREAT NOTCH, L.L.C.
K. HOVNANIAN AT GUTTENBERG, L.L.C.
K. HOVNANIAN AT HACKETTSTOWN II, L.L.C.
K. HOVNANIAN AT HAMBURG, L.L.C.
K. HOVNANIAN AT HAMBURG CONTRACTORS, L.L.C.
K. HOVNANIAN AT HAWTHORNE, L.L.C.
K. HOVNANIAN AT HIGHLAND SHORES, L.L.C
K. HOVNANIAN AT HIGHWATER, L.L.C. K. HOVNANIAN AT JACKSON I, L.L.C. K. HOVNANIAN AT JACKSON, L.L.C. K. HOVNANIAN AT JERSEY CITY IV, L.L.C. K. HOVNANIAN AT JERSEY CITY V URBAN RENEWAL CO., L.L.C.
K. HOVNANIAN AT KING FARM, L.L.C. K. HOVNANIAN AT LA COSTA, L.L.C.
K. HOVNANIAN AT LA HABRA KNOLLS, L.L.C. K. HOVNANIAN AT LAFAYETTE ESTATES, L.L.C. K. HOVNANIAN AT LAKE RIDGE CROSSING, L.L.C.
K. HOVNANIAN AT LAKE TERRAPIN, L.L.C. K. HOVNANIAN AT LAWRENCE V, L.L.C. K. HOVNANIAN AT LINWOOD, L.L.C. K. HOVNANIAN AT LITTLE EGG HARBOR TOWNSHIP II, L.L.C
K. HOVNANIAN AT LITTLE EGG HARBOR CONTRACTORS, L.L.C.
K. HOVNANIAN AT LITTLE EGG HARBOR, L.L.C.
K. HOVNANIAN AT LONG BRANCH I, L.L.C.
K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP I, L.L.C.
K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP II, L.L.C.
K. HOVNANIAN AT LOWER MAKEFIELD TOWNSHIP I, L.L.C. K. HOVNANIAN AT LOWER MORELAND I, L.L.C. K. HOVNANIAN AT LOWER MORELAND II, L.L.C.
K. HOVNANIAN AT MANALAPAN III, L.L.C. K. HOVNANIAN AT MANSFIELD I, LLC K. HOVNANIAN AT MANSFIELD II, LLC K. HOVNANIAN AT MANSFIELD III, L.L.C.
K. HOVNANIAN AT MARLBORO TOWNSHIP IX, L.L.C. K. HOVNANIAN AT MARLBORO TOWNSHIP V, L.L.C.
K. HOVNANIAN AT MARLBORO TOWNSHIP VIII, L.L.C. K. HOVNANIAN AT MARLBORO VI, L.L.C.
K. HOVNANIAN AT MARLBORO VII, L.L.C. K. HOVNANIAN AT MENDHAM TOWNSHIP, L.L.C.
K. HOVNANIAN AT MENIFEE, L.L.C. K. HOVNANIAN AT MENIFEE VALLEY CONDUMINIUMS, L.L.C.
K. HOVNANIAN AT MIDDLE TOWNSHIP, L.L.C. K. HOVNANIAN AT MIDDLETOWN II, L.L.C.
K. HOVNANIAN AT MIDDLETOWN, L.L.C. K. HOVNANIAN AT MILLVILLE I, L.L.C.
K. HOVNANIAN AT MILLVILLE II, L.L.C. K. HOVNANIAN AT MONROE III, L.L.C.
K. HOVNANIAN AT MONROE IV, L.L.C. K. HOVNANIAN AT MONTVALE, L.L.C.

K. HOVNANIAN AT MOSAIC, L.L.C. K. HOVNANIAN AT MT. OLIVE TOWNSHIP, L.L.C.
K. HOVNANIAN AT NORTH BERGEN II, L.L.C. K. HOVNANIAN AT NORTH BERGEN, L.L.C.
K. HOVNANIAN AT NORTH BRUNSWICK VI, L.L.C. K. HOVNANIAN AT NORTH CALDWELL II, L.L.C.
K. HOVNANIAN AT NORTH CALDWELL, L.L.C. K. HOVNANIAN AT NORTH HALEDON, L.L.C.
K. HOVNANIAN AT NORTH WILDWOOD, L.L.C. K. HOVNANIAN AT NORTHAMPTON, L.L.C.
K. HOVNANIAN AT NORTHFIELD, L.L.C. K. HOVNANIAN AT OLD BRIDGE, L.L.C.
K. HOVNANIAN AT OLDE ORCHARD, L.L.C. K. HOVNANIAN AT PACIFIC BLUFFS, L.L.C.
K. HOVNANIAN AT PARAMUS, L.L.C. K. HOVNANIAN AT PARK LANE, L.L.C.
K. HOVNANIAN AT PARSIPPANY-TROY HILLS, L.L.C. K. HOVNANIAN AT PITTSGROVE, L.L.C.
K. HOVNANIAN AT RANCHO SANTA MARGARITA, L.L.C. K. HOVNANIAN AT RANDOLPH I, L.L.C.
K. HOVNANIAN AT RAPHO, L.L.C. K. HOVNANIAN AT READINGTON II, L.L.C.
K. HOVNANIAN AT RED BANK, L.L.C. K. HOVNANIAN AT RIVERBEND II, L.L.C.
K. HOVNANIAN AT RIVERBEND, L.L.C. K. HOVNANIAN AT RODERUCK. L.L.C.
K. HOVNANIAN AT ROWLAND HEIGHTS, L.L.C. K. HOVNANIAN AT SAYREVILLE, L.L.C.
K. HOVNANIAN AT SCOTCH PLAINS, L.L.C. K. HOVNANIAN AT SHELF COMPANY, L.L.C.
K. HOVNANIAN AT SMITHVILLE III, L.L.C. K. HOVNANIAN AT SOMERS POINT, L.L.C.
K. HOVNANIAN AT SOUTH BRUNSWICK, L.L.C. K. HOVNANIAN AT SPRINGCO, L.L.C.
K. HOVNANIAN AT SPRINGFIELD, L.L.C. K. HOVNANIAN AT SUNSETS, L.L.C.
K. HOVNANIAN AT TEANECK, L.L.C. K. HOVNANIAN AT THE CROSBY, L.L.C.
K. HOVNANIAN AT THE GABLES, L.L.C. K. HOVNANIAN AT THE PRESERVE, L.L.C.
K. HOVNANIAN AT THE THOMPSON RANCH, L.L.C. K. HOVNANIAN AT TRAIL RIDGE, L.L.C.
K. HOVNANIAN AT UNION TOWNSHIP II, L.L.C. K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP II, L.L.C.
K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP III, L.L.C. K. HOVNANIAN AT UPPER UWCHLAN, L.L.C.
K. HOVNANIAN AT UPPER UWCHLAN II, L.L.C. K. HOVNANIAN AT WANAQUE, L.L.C.

K. HOVNANIAN AT WARREN TOWNSHIP, L.L.C. K. HOVNANIAN AT WASHINGTON, L.L.C.
K. HOVNANIAN AT WAYNE VIII, L.L.C. K. HOVNANIAN AT WAYNE IX, L.L.C.
K. HOVNANIAN AT WEST BRADFORD, L.L.C. K. HOVNANIAN AT WEST MILFORD, L.L.C.
K. HOVNANIAN AT WEST WINDSOR, L.L.C. K. HOVNANIAN AT WILLOW BROOK, L.L.C.
K. HOVNANIAN AT WINCHESTER, L.L.C. K. HOVNANIAN AT WOODHILL ESTATES, L.L.C.
K. HOVNANIAN AT WOOLWICH I, L.L.C. K. HOVNANIAN AT YONKERS I, L.L.C.
K. HOVNANIAN AT YONKERS II, L.L.C. K. HOVNANIAN AT YONKERS III, L.L.C.
K. HOVNANIAN CAMBRIDGE HOMES, L.L.C. K. HOVNANIAN CENTRAL ACQUISITIONS, L.L.C.
K. HOVNANIAN COMPANIES OF METRO D.C. NORTH, L.L.C. K. HOVNANIAN COMPANIES, L.L.C.
K. HOVNANIAN EASTERN PENNSYLVANIA, L.L.C. K. HOVNANIAN FOUR SEASONS AT GOLD HILL, L.L.C.
K. HOVNANIAN FOUR SEASONS AT HISTORIC VIRGINIA, L.L.C. K. HOVNANIAN GREAT WESTERN BUILDING COMPANY, L.L.C.
K. HOVNANIAN GREAT WESTERN HOMES, L.L.C. K. HOVNANIAN HOLDINGS NJ, L.L.C.
K. HOVNANIAN HOMES AT CAMERON STATION, L.L.C. K. HOVNANIAN HOMES AT CAMP SPRINGS, L.L.C.
K. HOVNANIAN HOMES AT FAIRWOOD, L.L.C. K. HOVNANIAN HOMES AT FOREST RUN, L.L.C.
K. HOVNANIAN HOMES AT LAUREL HIGHLANDS, L.L.C. K. HOVNANIAN HOMES AT MAXWELL PLACE, L.L.C.
K. HOVNANIAN HOMES AT RENAISSANCE PLAZA, L.L.C. K. HOVNANIAN HOMES AT RUSSET, L.L.C.
K. HOVNANIAN HOMES OF D.C., L.L.C. K. HOVNANIAN HOMES OF DELAWARE, L.LC.
K. HOVNANIAN HOMES OF MARYLAND, L.L.C. K. HOVNANIAN HOMES OF MINNESOTA, L.L.C.
K. HOVNANIAN HOMES OF PENNSYLVANIA, L.L.C. K. HOVNANIAN HOMES OF SOUTH CAROLINA, L.L.C.
K. HOVNANIAN HOMES OF WEST VIRGINIA, L.L.C. K. HOVNANIAN INVESTMENTS, L.L.C.
K. HOVNANIAN NORTH CENTRAL ACQUISITIONS, L.L.C. K. HOVNANIAN NORTH JERSEY ACQUISITIONS, L.L.C.
K. HOVNANIAN NORTHEAST SERVICES, L.L.C. K. HOVNANIAN OHIO REALTY, L.L.C.
K. HOVNANIAN PENNSYLVANIA ACQUISITIONS, L.L.C. K. HOVNANIAN SHORE ACQUISITIONS, L.L.C.
K. HOVNANIAN SOUTH JERSEY ACQUISITION, L.L.C. K. HOVNANIAN SOUTHERN NEW JERSEY, L.L.C.

K. HOVNANIAN SUMMIT HOLDINGS, L.L.C. K. HOVNANIAN SUMMIT HOMES, L.L.C.
K. HOVNANIAN SUMMIT HOMES OF MICHIGAN, L.L.C. K. HOVNANIAN HOMES OF PENNSYLVANIA, L.L.C.
K. HOVNANIAN SUMMIT HOMES OF WEST VIRGINIA, L.L.C.
K. HOVNANIAN T&C INVESTMENT, L.L.C. K. HOVNANIAN T&C MANAGEMENT CO., L.L.C.
K. HOVNANIAN WINDWARD HOMES, L.LC. K. HOVNANIAN'S FOUR SEASONS AT ASHBURN VILLAGE, L.L.C.
K. HOVNANIAN'S FOUR SEASONS AT BAKERSFIELD, L.L.C. K. HOVNANIAN'S FOUR SEASONS AT DULLES DISCOVERY CONDOMINIUM, L.L.C.
K. HOVNANIAN'S FOUR SEASONS AT DULLES DISCOVERY, L.L.C. K. HOVNANIAN'S FOUR SEASONS AT HEMET, L.L.C.
K. HOVNANIAN'S FOUR SEASONS AT KENT ISLAND, L.L.C. K. HOVNANIAN'S FOUR SEASONS AT KENT ISLAND CONDOMINIUMS, L.L.C.
K. HOVNANIAN'S FOUR SEASONS AT MENIFEE VALLE, L.L.C. K. HOVNANIAN'S FOUR SEASONS AT PALM SPRINGS, L.L.C.
K. HOVNANIAN'S FOUR SEASONS AT ST. MARGARETS LANDING, L.L.C. K. HOVNANIAN'S FOUR SEASONS AT VINT HILL, L.L.C.
K. HOVNANIAN'S FOUR SEASONS, L.L.C. K. HOVNANIAN'S PRIVATE HOME PORTFOLIO, L.L.C.
KHIP, LLC KINGS COURT AT MONTGOMERY, L.L.C.
M&M AT APPLE RIDGE, L.L.C. M&M AT BROOKHILL, L.L.C.
M&M AT CHESTERFIELD, L.L.C. M&M AT EAST MILL, L.L.C.
M&M AT HERITAGE WOODS, L.L.C. M&M AT KENSINGTON WOODS, L.L.C.
M&M AT MORRISTOWN, L.L.C. M&M AT ROBERT MORRIS, L.L.C.
M&M AT SHERIDAN, L.L.C. M&M AT SPARTA, L.L.C.
M&M AT SPINNAKER POINTE, L.L.C. M&M AT SPRUCE HOLLOW, L.L.C.
M&M AT SPRUCE MEADOWS, L.L.C. M&M AT SPRUCE RUN, L.L.C.
M&M AT TAMARACK HOLLOW, L.L.C. M&M AT THE HIGHLANDS, L.L.C.
M&M AT WEST ORANGE, L.L.C. M&M AT WHEATON URBAN RENEWAL, L.L.C.
MATZEL & MUMFORD AT CRANBURY KNOLL, L.L.C. MATZEL & MUMFORD AT EGG HARBOR, L.L.C.
MATZEL & MUMFORD AT FREEHOLD, L.L.C. MATZEL & MUMFORD AT HERITAGE LANDING, L.L.C.
MATZEL & MUMFORD AT MONTGOMERY, L.L.C. MATZEL & MUMFORD AT PHILLIPSBURG, L.L.C.
MATZEL & MUMFORD AT SOUTH BOUND BROOK URBAN RENEWAL, L.L.C. MATZEL & MUMFORD AT SOUTH BRUNSWICK, L.L.C.

MATZEL & MUMFORD AT WOODLAND CREST, L.L.C. MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES, L.L.C
MMIP, L.L.C. NORTH MANATEE, L.L.C.
PADDOCKS, L.L.C. PINE AYR, L.L.C.
RIDGEMORE UTILITY, L.L.C. K. HOVNANIAN HOMES AT MAXWELL PLACE, L.L.C.
THE LANDINGS AT SPINNAKER POINTE, L.L.C. WASHINGTON HOMES AT COLUMBIA TOWN CENTER, L.L.C.
WESTMINSTER HOMES OF ALABAMA, L.L.C. WESTMINSTER HOMES OF MISSISSIPPI, L.L.C.
WOODLAND LAKES CONDOS AT BOWIE NEWTOWN, LLC GOODMAN FAMILY OF BUILDERS, L.P.
K. HOVNANIAN OF HOUSTON II, L.P. K. HOVNANIAN OF HOUSTON, L.P.
M & M INVESTMENTS, L.P.

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
1.1	—	Underwriting Agreement (Hovnanian Debt Securities and Warrants to Purchase Hovnanian Debt Securities).(2)
1.2	—	Underwriting Agreement (K. Hovnanian Debt Securities and Warrants to Purchase K. Hovnanian Debt Securities).(2)
1.3	—	Underwriting Agreement (Equity Securities, Depositary Shares and Warrants to Purchase Equity Securities and Depositary Shares).(2)
1.4	—	Underwriting Agreement (Stock Purchase Contracts).(2)
1.5	—	Underwriting Agreement (Stock Purchase Units).(2)
3.1	—	Articles of Incorporation of K. Hovnanian Enterprises, Inc.(6)
3.2	—	By-Laws of K. Hovnanian Enterprises, Inc. (previously filed with this Registration Statement).
3.3	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in New Jersey.(6)
3.4	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in New York.(6)
3.5	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Pennsylvania.(6)
3.6	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in North Carolina.(6)
3.7	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in South Carolina.(6)
3.8	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Virginia.(6)
3.9	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Maryland.(6)
3.10	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Delaware.(6)
3.11	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in California.(6)
3.12	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Texas.(6)
3.13	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Arizona.(6)
3.14	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Ohio.(6)
3.15	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in West Virginia.(6)
3.16	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Florida.(6)
3.17	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Michigan.(6)
3.18	—	Form of Articles of Organization for Subsidiary Registrant limited liability companies.(6)

3.19	—	Form of Certificate of Limited Partnership for Subsidiary Registrant limited partnerships.(6)
3.20	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in New Jersey.(6)
3.21	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in New York.(6)
3.22	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in Pennsylvania.(6)
3.23	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in North Carolina.(6)
3.24	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in South Carolina.(6)
3.25	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in Maryland.(6)
3.26	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in Virginia.(6)
3.27	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in Delaware.(6)
3.28	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in California.(6)
3.29	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in Texas.(6)
3.30	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in Arizona.(6)
3.31	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in Ohio.(6)
3.32	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in West Virginia.(6)
3.33	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in Florida.(6)
3.34	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in Michigan.(6)
3.35	—	Form of Limited Liability Company Agreement for Subsidiary Registrant limited liability companies.(6)
3.36	—	Form of Limited Partnership Agreement for Subsidiary Registrant limited partnerships.(6)
3.37	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Tennessee.(6)
3.38	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in Tennessee.(6)
3.39	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Minnesota.(8)
4.1	—	Certificate of Incorporation of Hovnanian Enterprises, Inc.(4)
4.2	—	Certificate of Amendment of Certificate of Incorporation of Hovnanian Enterprises, Inc.(6)
4.3	—	Certificate of Amendment of Certificate of Incorporation of Hovnanian Enterprises, Inc.(7)
4.4	—	Restated By-Laws of Hovnanian Enterprises, Inc.(5)
4.5	—	Form of Hovnanian Debt Securities.(1)
4.6	—	Form of K. Hovnanian Debt Securities.(1)
4.7	—	Form of Hovnanian Senior Debt Indenture.(3)
4.8	—	Form of Hovnanian Senior Subordinated Debt Indenture.(3)
4.9	—	Form of Hovnanian Subordinated Debt Indenture.(3)
4.10	—	K. Hovnanian Senior Debt Indenture.(9)
4.11	—	Form of K. Hovnanian Senior Subordinated Debt Indenture.(3)
4.12	—	Form of K. Hovnanian Subordinated Debt Indenture.(3)

4.13	—	Form of Warrant Agreement for Preferred Stock, Depositary Shares and Common Stock (including Form of Warrant Certificate) (previously filed with this Registration Statement).
4.14	—	Form of Warrant Agreement for Hovnanian Debt Securities (including form of Warrant Certificate).(1)
4.15	—	Form of Warrant Agreement for K. Hovnanian Debt Securities (including form of Warrant Certificate).(1)
4.16	—	Form of Purchase Contract Agreement (including form of Purchase Contact Unit).(3)
4.17	—	Certificate(s) of Designations with respect to the Preferred Stock.(2)
4.18	—	Form of Deposit Agreement with respect to the Depositary Shares (including the form of depositary receipt to be issued thereunder) (previously filed with this Registration Statement).
5.1	—	Opinion of Simpson Thacher & Bartlett LLP (previously filed with this Registration Statement).
5.2	—	Opinion of Peter S. Reinhart, Senior Vice-President and General Counsel of Hovnanian and K. Hovnanian (previously filed with this Registration Statement).
12.1	—	Computation of Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends (previously filed with this Registration Statement).
23.1	—	Consent of Ernst & Young LLP (filed herewith).
23.2	—	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).
23.3	—	Consent of Peter S. Reinhart, Senior Vice-President and General Counsel of Hovnanian and K. Hovnanian (included in Exhibit 5.2).
24.1	—	Powers of Attorney of the Board of Directors of Hovnanian Enterprises, Inc. (previously filed with this Registration Statement).
24.2	—	Powers of Attorney of the Board of Directors of K. Hovnanian Enterprises, Inc. (previously filed with this Registration Statement).
24.3	—	Powers of Attorney of the Board of Directors of Subsidiary Registrants (previously filed with this Registration Statement).
25.1	—	Statement of Eligibility of Trustee under the Hovnanian Indentures (previously filed with this Registration Statement).
25.2	—	Statement of Eligibility of Trustee under the K. Hovnanian Indentures (previously filed with this Registration Statement).

(1)
Incorporated by reference to Exhibits to Registration Statement (No. 333-51991) on Form S-3 of Hovnanian Enterprises, Inc.

(2)
To be incorporated by reference, as necessary, as an Exhibit to one or more Current Reports on Form 8-K.

(3)
Incorporated by reference to Exhibits to Registration Statement (No. 333-68528) on Form S-3 of Hovnanian Enterprises, Inc.

(4)
Incorporated by reference to Exhibits to Registration Statement (No. 2-85198) on Form S-1 of Hovnanian Enterprises, Inc.

(5)
Incorporated by reference to Exhibit 3.2 to Registration Statement (No. 1-8551) on Form 8-A of Hovnanian Enterprises, Inc.

(6)
Incorporated by reference to Exhibits to Registration Statement (No. 333-106761) on Form S-3 of Hovnanian Enterprises, Inc.

(7)
Incorporated by reference to Exhibits to the Quarterly Report on Form 10-Q of Hovnanian Enterprises, Inc. for the quarter ended January 31, 2004.

(8)
Incorporated by reference to Exhibits to Registration Statement (No. 333-122175) on Form S-4 of Hovnanian Enterprises, Inc.

(9)
Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Hovnanian Enterprises, Inc. filed on November 7, 2003.

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CALCULATION OF REGISTRATION FEE
TABLE OF CONTENTS PROSPECTUS SUPPLEMENT
ABOUT THIS PROSPECTUS SUPPLEMENT
INDUSTRY AND MARKET DATA
PROSPECTUS SUPPLEMENT SUMMARY
The Company
The Offering
RISK FACTORS
Risks Related to the Depositary Shares
USE OF PROCEEDS
CAPITALIZATION
SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA
SELECTED HOMEBUILDING OPERATIONS DATA
DESCRIPTION OF THE SERIES A PREFERRED STOCK
DESCRIPTION OF THE DEPOSITARY SHARES
BOOK ENTRY ISSUANCE
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
UNDERWRITING
NOTICE TO CANADIAN RESIDENTS
LEGAL MATTERS

FORWARD-LOOKING STATEMENTS
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
THE COMPANY
RISK FACTORS
RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
USE OF PROCEEDS
SELLING SHAREHOLDERS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
DESCRIPTION OF WARRANTS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES
SIGNATURES
SCHEDULE OF SUBSIDIARY REGISTRANTS
Exact Name of Registrant As Specified in Its Charter
INDEX TO EXHIBITS